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As filed with the Securities and Exchange Commission on April 4, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under the Securities Act of 1933

GRANT PARK FUTURES FUND
LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation or organization)	6799 (Primary Standard Industrial Classification Code Number)	36-3596839 (I.R.S. Employer Identification Number)

c/o Dearborn Capital Management, L.L.C.
550 West Jackson Boulevard, Suite 1300
Chicago, Illinois 60661
312-756-4450
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

David M. Kavanagh
Grant Park Futures Fund Limited Partnership
c/o Dearborn Capital Management, L.L.C.
550 West Jackson Boulevard, Suite 1300
Chicago, Illinois 60661
312-756-4450
(name, address, including zip code, and telephone number,
including area code, of agent for service)	Copies to: Wesley G. Nissen, Esq. Mark D. Wood, Esq. Katten Muchin Zavis Rosenman 525 West Monroe, Suite 1600 Chicago, Illinois, 60661-3693 312-902-5200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering: ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Limited Partnership Units Class A Class B	$200,000,000	$16,180

(1)
Calculated pursuant to Rule 457(o).

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Subject to completion, dated April 4, 2003

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PART ONE: DISCLOSURE DOCUMENT

GRANT PARK FUTURES FUND
LIMITED PARTNERSHIP

$200,000,000

CLASS A LIMITED PARTNERSHIP UNITS
CLASS B LIMITED PARTNERSHIP UNITS

        Grant Park Futures Fund Limited Partnership, which is referred to in this prospectus as the Fund, is a multi-advisor commodity pool organized to pool assets of investors for the purpose of investing those assets in U.S. and international futures and forward contracts, options contracts and other interests in commodities. The Fund has been in continuous operation since January 1989 and previously has offered its beneficial interests to qualified investors on a private placement basis. It is managed by its general partner, Dearborn Capital Management, L.L.C., and presently invests through three independent professional commodity trading advisors: Rabar Market Research, Inc., EMC Capital Management, Inc. and Eckhardt Trading Company. A fourth trading advisor, Graham Capital Management, L.P., will begin trading shortly after the first closing date for this offering.

        This offering consists of two classes of limited partnership units: Class A units and Class B units. Class A units are reserved for existing limited partners and for new investors who make a sizable investment in the Fund, as described below. Class B units are reserved for investments by new investors generally. The primary difference between the Class A units and the Class B units is that each class will be subject to a different fee and expense structure as described in this prospectus.

        The selling agents will offer the Class A units at a price equal to the net asset value per unit of the Class A units at the close of business on each closing date, the first of which will occur on                            , 2003 and which, after that, will be on the last business day of each month. The minimum investment in Class A units for existing Class A limited partners and their affiliates is $15,000, except in the case of existing Class A limited partners that are employee benefit plans and/or individual retirement accounts for which the minimum investment is $5,000. For new investors, the minimum initial investment in Class A units is $200,000. These minimums may be waived in the sole discretion of the general partner.

        The selling agents will offer the Class B units at a price of $1,000 per unit as of the initial closing date, which will occur on              , 2003 and, after that, at a price equal to the net asset value per unit of the Class B units as of the close of business on each applicable closing date, which is the last business day of each month. The minimum initial investment in Class B units for investors is $10,000, except in the case of employee benefit plans and individual retirement accounts, for which the minimum initial investment is $5,000. These minimums may be waived in the sole discretion of the general partner. The Class A units and Class B units are referred to collectively in this prospectus as the units.

        The selling agents are not required to sell any specific number or dollar amount of units, but will use their best efforts to sell the units offered. Subscriptions approved for investment will be effective as of each closing date and will be held in the Fund's subscription account until invested.

        An investment in the units is speculative. Before you decide whether to invest, you should read this entire prospectus carefully and consider the risk factors beginning on page 9.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        The Commodity Futures Trading Commission has not passed upon the merits of participating in this pool nor has the Commodity Futures Trading Commission passed on the adequacy or accuracy of this prospectus.

        This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both parts contain important information.

Dearborn Capital Management, L.L.C.
General Partner

The date of this prospectus is                            , 2003

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

        YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. LARGE TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

        FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS PROSPECTUS CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL BEGINNING ON PAGE 50 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, ON PAGES 7 AND 8.

        THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS PROSPECTUS, INCLUDING THE DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING ON PAGE 9.

        YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

        Until                        , 2003 (90 days after the date of this prospectus), all dealers effecting transactions in the registered securities whether or not participating in the distribution, may be required to deliver a prospectus. This requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

Dearborn Capital Management, L.L.C.
General Partner
550 West Jackson Boulevard, Suite 1300
Chicago, IL 60661
(312) 756-4450

i

TABLE OF CONTENTS

PART ONE: DISCLOSURE DOCUMENT
Summary	1
Risk Factors	9
Cautionary Note Regarding Forward-Looking Statements	20
Selected Financial Data	21
The General Partner	22
The Trading Advisors	23
Performance of the Fund	35
Management's Discussion and Analysis of Financial Condition and Results of Operations	36
Quantitative and Qualitative Disclosures About Market Risk	42
The Clearing Brokers	46
Conflicts of Interest	48
Fees and Expenses	50
Use of Proceeds	54
Limited Partnership Agreement	55
U.S. Federal Income Tax Consequences	59
Investment by ERISA Accounts	61
Plan of Distribution	64
Privacy Policy	67
Legal Matters	67
Experts	67
Where You Can Find More Information	67
Index to Financial Statements	F-1
PART TWO: STATEMENT OF ADDITIONAL INFORMATION
The Commodity Interest Markets	SAI-2
Historical Perspective of the Managed Futures Industry	SAI-11
Potential Advantages of Investment	SAI-12
Supplemental Performance Information of Grant Park Futures Fund	SAI-16
APPENDICES
Appendix A Limited Partnership Agreement	A-1
Appendix B Subscription Agreement and Power of Attorney	B-1
Appendix C Subscription Requirements	C-1
Appendix D Request for Redemption Form	D-1
Appendix E Glossary	E-1

        You should rely only on the information contained in this prospectus. The Fund, the general partner and the selling agents have not authorized anyone to provide you with different information, and if you receive any unauthorized information, you should not rely on it. We are not making an offer of these securities in any place where the offer is not permitted. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date of the front cover of that document, regardless of the time you receive this prospectus.

ii

SUMMARY

        This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in the units. You should read this entire prospectus carefully, including the risk factors beginning on page 9. See the glossary in Appendix E for definitions of certain key terms relating to the Fund's trading activities that are used in this prospectus.

The Fund

        The Fund has been organized to pool assets of investors for the purpose of trading in the U.S. and international markets for currencies, interest rates, stock indices, agricultural and energy products, precious and base metals and other commodities. In trading on these markets, the Fund may employ futures and forward contracts, security futures contracts, options contracts and other interests in commodities. The Fund's general partner and commodity pool operator is Dearborn Capital Management, L.L.C., an Illinois limited liability company. The managing member of Dearborn Capital Management, L.L.C. is Dearborn Capital Management, Ltd., an Illinois corporation whose sole shareholder is David M. Kavanagh.

        The Fund is a multi-advisor pool that invests through independent professional commodity trading advisors retained by the general partner. Presently, Rabar Market Research, Inc., EMC Capital Management, Inc., and Eckhardt Trading Company serve as the Fund's commodity trading advisors. A fourth trading advisor, Graham Capital Management, L.P., will begin trading shortly after the first closing date for this offering. Each of the trading advisors uses proprietary trading programs in an effort to achieve capital appreciation while controlling risk and volatility. The Fund has been trading continuously since January 1989 and, as of February 28, 2003, had a net asset value of approximately $17.8 million and 174 limited partners. Since its inception and through February 28, 2003, the Fund offered its beneficial interests exclusively to qualified investors on a private placement basis.

        All of the Fund's assets are currently deposited with the Fund's clearing broker, Refco, Inc. It is expected, that, after the date of this prospectus, UBS PaineWebber Inc. will be engaged as an additional clearing broker. UBS PaineWebber also will be serving as a lead selling agent in this offering.

        The Fund's main office is located at 550 West Jackson Boulevard, Suite 1300, Chicago, Illinois 60661, and its telephone number is (312) 756-4450.

Commodity Interests

        The Fund trades in U.S. and international futures and forward contracts and other interests in commodities, including options contracts on futures, forwards and commodities, security futures contracts, spot contracts and swap contracts. The commodities underlying these contracts may include stock indices, interest rates, currencies, or physical commodities, such as agricultural products, energy products or metals. A brief description of the Fund's main types of investments is set forth below.

  •
  A futures contract is a standardized contract traded on an exchange that calls for the future delivery of a specified quantity of a commodity at a specified time and place.

  •
  A forward contract is an individually negotiated contract between principals, not traded on an exchange, to buy or sell a specified quantity of a commodity at or before a specified date at a specified price.

  •
  An option on a futures contract, forward contract or a commodity gives the buyer of the option the right, but not the obligation, to buy or sell a futures contract, forward contract or a commodity, as applicable, at a specified price on or before a specified date. Options on futures contracts are standardized contracts traded on an exchange, while options on forward contracts and commodities, referred to collectively in this prospectus as over-the-counter options, generally are individually negotiated, principal-to-principal contracts not traded on an exchange.

  •
  A security futures contract is a futures contract on a single equity security or narrow-based stock index. Security futures contracts are relatively new financial instruments, having only begun trading in the United States in November 2002. Security futures contracts are exchange-traded.

  •
  A spot contract is a cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement. Spot contracts are not uniform and not exchange-traded.

  •
  A swap contract generally involves an exchange of a stream of payments between the contracting parties. Swap contracts generally are not uniform and not exchange-traded.

        For convenience and unless otherwise specified, futures contracts, forward contracts, options contracts and all other commodity interests collectively will be referred to as commodity interests in this prospectus.

        For more detailed descriptions of futures contracts, forward contracts, options contracts, other commodity interest contracts and other aspects of the commodity interest markets, see the statement of additional information beginning on page SAI-1.

Plan of Distribution

What is the minimum investment?

  •
  The minimum investment in Class A units for existing limited partners and their affiliates is $15,000, except for existing limited partners that are eligible employee benefit plans and/or individual retirement accounts for which the minimum investment is $5,000. The minimum initial investment in Class A units for new investors is $200,000. Subsequent investments in Class A units for all holders of Class A units must be at least $15,000, except for employee benefit plans and individual retirement accounts, for which it must be at least $5,000.

  •
  The minimum initial investment in Class B units is $10,000, except for eligible employee benefit plans and/or individual retirement accounts for which the minimum investment is $5,000. Subsequent investments in Class B units for all limited partners must be at least $2,000.

  •
  Any of these minimums may be waived by the general partner in its sole discretion.

How do I invest in the Fund?

  •
  You may buy units at the close of business of the last business day of any month by submitting a subscription at least five business days before the last business day of that month, or at an earlier date if required by your selling agent. The number of units that you receive will be based on the net asset value per unit of the applicable class of units at the close of business on the last business day of the month. Approved subscriptions will be accepted once payments are received and cleared, and each investor will receive written confirmation of the purchase following acceptance.

  •
  The general partner will accept or reject your subscription, in whole or in part, in its sole discretion, within five business days after receipt. The general partner will deposit your subscription funds in the Fund's non-interest bearing subscription account. If the general partner accepts your subscription, your subscription funds will be invested in the Fund on the next closing date, which will be at the close of business on the last business day of the month in which the subscription is accepted. If the general partner does not accept your subscription, your subscription funds will be returned to you without interest.

  •
  The selling agents will use their best efforts to sell the units being offered, without any firm underwriting commitment. You will not directly pay sales commissions to the selling agents. All sales commissions and other compensation to the selling agents will be paid by the general partner out of its own assets.

  •
  Carefully read the prospectus, along with all appendices, including the limited partnership agreement and the subscription agreement and power of attorney and discuss with your financial advisor any questions you have about the Fund. Investors will be required to make the representations and warranties set forth in Appendix C relating to their suitability to purchase the offered units in the subscription agreement and power of attorney. If you decide to invest, please complete and sign the subscription agreement and power of attorney and deliver to your selling agent a check made payable to "Grant Park Futures Fund Limited Partnership — Subscription Account," or authorize a wire transfer in the amount of your subscription in accordance with the instructions set forth in the subscription agreement and power of attorney. Alternatively, if available, you may authorize your selling agent to debit your customer securities account in the amount of your subscription.

What is the difference between the Class A units and the Class B units?

        The Class A units only are being offered to existing limited partners or their affiliates and to investors who are making an initial investment of at least $200,000, provided that they meet the suitability criteria described below and in Appendix C. The Class B units are being offered to new investors generally at a minimum investment amount of $10,000, provided they meet the same suitability criteria. The primary differences between the classes is that each class will be subject to a different fee and expense structure, as described in this prospectus. As a result, each class of units will have its own net asset value per unit. For purposes of trading and allocation of the Fund's assets, however, the general partner does not intend to segregate the assets represented by each class. Beneficial interests in the Fund sold before the date of this prospectus will be classified as Class A units.

Is the Fund a suitable investment for you?

        An investment in the Fund is speculative and involves a high degree of risk. The Fund is not suitable for all investors. The general partner offers the Fund as a diversification opportunity for an investor's entire investment portfolio, and therefore an investment in the Fund should only represent a limited portion of an investor's overall portfolio.

        To invest in the Fund, you must have at a minimum:

  (1)
  a net worth of at least $150,000, exclusive of home, furnishings and automobiles; or

  (2)
  a net worth, similarly calculated, of at least $45,000 and an annual gross income of $45,000.

        A number of jurisdictions in which the units are offered impose on their residents higher minimum suitability requirements, which are described in Appendix C to this prospectus. These suitability requirements are, in each case, regulatory minimums only, and just because you meet such requirements does not mean that an investment in the units is suitable for you. In no event may you invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in the Fund. Employee benefit plans and individual retirement accounts are subject to special suitability requirements.

Risk Factors You Should Consider Before Investing in the Fund

        An investment in the Fund is highly speculative and involves a significant degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears on page 9.

  •
  The prices of commodity interest contracts are highly volatile and subject to rapid and substantial fluctuations. You could therefore lose all or substantially all of your investment if the Fund's trading positions suddenly turn unprofitable. These movements in price are often the result of factors outside of the Fund's and its trading advisors' control and may not be anticipated by the Fund's trading advisors.

  •
  Because the Fund's trading positions are typically secured by the deposit of margin funds that represent only a small percentage of a contract's entire face value, the Fund is highly leveraged. As a result of this leverage, relatively small movements in the price of a contract can cause significant losses to the Fund.

  •
  Unlike a typical securities investment, trading in commodity interests is a zero-sum economic activity in which, for every gain, there is an equal and offsetting loss.

  •
  The Fund's use of multiple independent trading advisors may result in the Fund taking offsetting positions on the same commodity interest contract thereby possibly incurring additional expenses but without any net change in the Fund's holdings. In addition, the trading programs used by each trading advisor bear some similarities to the trading programs used by other trading advisors, which may negate the benefits of having multiple trading advisors.

  •
  Past performance of the Fund is not necessarily indicative of future performance, and you should not rely on the performance record to date of the Fund and/or the trading advisors in deciding whether to invest. This is especially true here, because the general partner has modified the Fund's fee and expense structure in certain respects to accommodate the public offering of units, and the fees and expenses have a direct impact on the Fund's net performance.

  •
  The Fund pays substantial amounts in fees and expenses that are incurred regardless of whether the Fund is profitable. In addition, the Fund pays each of its trading advisors an incentive fee that is based only on that trading advisor's trading profits, which means that the Fund could pay incentive fees to one or more of its trading advisors even if the Fund as a whole is not profitable.

  •
  You will have no rights to participate in the management of the Fund and will have to rely on the fiduciary duty and judgment of the general partner to manage the Fund in the best interest of the limited partners.

  •
  The structure and operation of the Fund involves several conflicts of interest. For example, an entity controlled by the general partner's president occasionally does business, which is unrelated to that of the Fund, with one of the Fund's clearing brokers. In addition, one of the Fund's lead selling agents is expected to also serve as the Fund's other clearing broker, in which case its dual role may create a conflict between its obligations to the Fund and those it owes to its investor customers. These and other conflicts may cause the parties involved to act in a manner that is other than in the Fund's best interests.

Investment Factors to Consider Before Investing in the Fund

  •
  The Fund is an alternative investment fund managed by experienced, professional trading advisors that trade in a wide range of futures and other commodity interest contracts.

  •
  The trading programs that the trading advisors will use for the Fund are comprised of a variety of proprietary trading strategies and systems.

  •
  An investment in the Fund may diversify a traditional securities portfolio. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, may increase overall return and reduce the volatility of a portfolio. As a risk transfer activity, commodity interest trading has no inherent correlation with any other investment. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Fund will outperform other sectors of an investor's portfolio or not produce losses. The Fund's profitability also depends on the success of the trading advisors' trading techniques. If the Fund is unprofitable, then it will not increase the return on an investor's portfolio or achieve its diversification objectives.

  •
  Investors in the Fund obtain the advantage of limited liability in highly leveraged trading.

The General Partner

        Dearborn Capital Management, L.L.C., an Illinois limited liability company, is the Fund's general partner and commodity pool operator and has sole authority and responsibility for administering the Fund. Along with its managing member and predecessor as the Fund's general partner and commodity pool operator, Dearborn Capital Management, Ltd., the general partner has had management responsibility for the Fund since the Fund's inception. The general partner is registered as a commodity pool operator and as a commodity trading advisor under the Commodity Exchange Act and is a member of the National Futures Association, or NFA.

        The office of the general partner is located at 550 West Jackson Boulevard, Suite 1300, Chicago, Illinois 60661; telephone: (312) 756-4450; facsimile: (312) 756-4452; e-mail: funds@dearborncapital.com. The general partner's website address is www.dearborncapital.com. The books and records of the general partner and the Fund will be kept and made available for inspection at the general partner's office.

The Trading Advisors

        The Fund currently trades through its three independent professional commodity trading advisors: Rabar Market Research, Inc., EMC Capital Management, Inc. and Eckhardt Trading Company. A fourth trading advisor, Graham Capital Management, L.P., will begin trading shortly after the first closing date of this offering. Each of the trading advisors is registered as a commodity trading advisor under the Commodity Exchange Act and is a member of the NFA. The general partner may terminate or replace any or all of the trading advisors at any time in its sole discretion.

        Rabar Market Research, Inc. is located at 10 Bank Street, Suite 830, White Plains, New York 10606, and its telephone number is (914) 682-8363. EMC Capital Management, Inc. is located at 2201 Waukegan Road, Suite West 240, Bannockburn, Illinois 60015, and its telephone number is (847) 267-8700. Eckhardt Trading Company, referred to in this prospectus as ETC, is located at 53 West Jackson Boulevard, Suite 1240, Chicago, Illinois 60604, and its telephone number is (312) 939-4712. Graham Capital Management, L.P. is located at Stamford Harbor Park, 333 Ludlow Street, Stamford, Connecticut 06902, and its telephone number is (203) 975-5700.

The Clearing Brokers

        Refco, Inc. has acted in the past, and will continue to act, as a clearing broker for the Fund. Refco provides commodity interest brokerage and clearing services to the Fund. It is not a sponsor, general partner or selling agent for the Fund; its only relationship to the Fund is that of broker for executing and clearing the Fund's commodity interest transactions. Nevertheless, it should be noted that a brokerage entity owned by David M. Kavanagh, who indirectly controls and is president of the general partner, receives compensation from Refco in exchange for transactions introduced to and cleared through Refco. This compensation is unrelated to the trading activities of the Fund. Refco's principal office is located at 550 West Jackson Boulevard, Suite 1300, Chicago, Illinois 60661, and its telephone number is (312) 788-2000. It is registered as a futures commission merchant under the Commodity Exchange Act and is a member of the NFA. Refco also is a member of certain principal U.S. futures exchanges.

        It is expected that UBS PaineWebber also may act as a clearing broker for the Fund. In addition, it will serve as one of the Fund's selling agents. UBS PaineWebber did not sponsor or organize the Fund and is not responsible for the activities of the general partner or the trading advisors. UBS PaineWebber is a wholly-owned indirect subsidiary of UBS AG. It is registered as a futures commission merchant under the Commodity Exchange Act and is a member of the NFA. UBS PaineWebber's principal office is located at 800 Harbor Boulevard, Weehawken, New Jersey 07086, and its telephone number is (201) 352-3000.

        The clearing brokers or their affiliates also may act as dealers through which the Fund's forward contracts, over-the-counter options contracts, spot contracts and/or swap contracts will be transacted. The trading advisors also may utilize other dealers in engaging in such transactions, with the general partner's consent.

        The general partner may retain additional or substitute clearing brokers for the Fund in its sole discretion.

Fees and Expenses

        The following fees and expenses include all compensation, fees, profits and other benefits that the general partner, the trading advisors, the selling agents, the clearing brokers, any executing brokers and other dealers used by the Fund, and the affiliates of those parties may earn or receive in connection with the offering of units in, and the operation of, the Fund. Except as noted below, the Class A units and the Class B units will be subject to the same fees and expenses.

•
Brokerage Charge — The Fund will pay the general partner a monthly brokerage charge of 0.675%, or 8.1% annually, of the Fund's net asset value. The general partner pays from the brokerage charge all clearing, execution and give-up, floor brokerage, exchange, and NFA fees, any other transaction costs, selling agent compensation and consulting fees to the trading advisors. The payments to the clearing brokers will be based upon a specified amount per round-turn for each exchange-traded commodity interest transaction executed on behalf of the Fund. A round-turn is both the purchase, or sale, of a commodity interest contract and the subsequent offsetting sale, or purchase, of the contract. The amounts paid to selling agents, trading advisors or others may be based upon a specified percentage of the Fund's net asset value or round-turn transactions. The balance of the brokerage charge not paid out to other parties shall be retained by the general partner as payment for its services to the Fund.

•
Dealer Spreads — The Fund will trade foreign currency forward contracts and other non-exchange traded commodity interest contracts. These contracts are traded among dealers, which act as principals or counterparties to each trade. The execution costs are included in the price of the contract purchased or sold, and accordingly, these costs to the Fund cannot be determined. However, the general partner believes the bid-ask spreads will be at prevailing market prices. Any commissions or other transaction fees that may be incurred by the Fund in trading forward and other non-exchange traded contracts, other than the associated bid-ask spreads, will be paid by the general partner out of the brokerage charge.

•
Incentive Fees — The Fund currently pays each trading advisor a quarterly incentive fee based on any new trading profits achieved on the trading advisor's allocated net assets at the end of each calendar quarter. Generally, new trading profits means the amount by which the value of the trading advisor's allocated net assets as of the end of a quarter exceed the value of the trading advisor's allocated net assets as of the end of the most recent prior quarter in which an incentive fee was paid to the trading advisor. The incentive fees will be as follows: 20% to Rabar, 22.5% to EMC, 24% to ETC, and 20% to Graham. The method of calculating new trading profits on the allocated net assets of each trading advisor is described in "Fees and Expenses — Incentive Fees."

•
Organization and Offering Expenses — All expenses incurred in connection with the organization and the initial and ongoing offering of the units will be paid by the general partner and then reimbursed to the general partner by the Fund, to be borne by each class in the following proportions: Class A units, 10%; Class B units, 90%. This reimbursement will be made monthly. In no event, however, will the monthly reimbursement from the Fund to the general partner exceed 0.0083%, or 0.1% annually, of the net asset value of the Class A units and 0.075%, or 0.9% annually, of the net asset value of the Class B units. Any amounts incurred exceeding these limits in any year may be carried forward for reimbursement by the Fund in a later year, in the general partner's discretion.

•
Operating Expenses — The Fund has borne, and will continue to bear, all ongoing operating expenses, such as legal, auditing, administration, printing and postage expenses, which are estimated to be approximately 0.75% of the net asset value of the Fund per year. The general partner, not the Fund, will be responsible for paying any operating expenses during any year that exceed 0.75% of the net asset value of the Fund per year. The Fund will also be responsible for any federal, state and local taxes payable by it, which amounts are not included in this estimate. The general partner estimates that the legal and audit fees chargeable to the Fund during 2004, the first full year of its operation as a publicly-offered fund, will be approximately $110,000.

•
Early Redemption Fee — Class B limited partners that cause the Fund to redeem their units before the one-year anniversary of their subscription for units will pay the general partner an early redemption fee. The early redemption fee will be based on the net asset value of the redeemed units and will differ depending on when the units are redeemed during the first year of investment as follows:

•
units redeemed on or before the third month-end after the subscription will be subject to a fee of 3.5% of the net asset value of the redeemed units;

•
units redeemed after the third month-end and on or before the sixth month-end after the subscription will be subject to a fee of 2.625% of the net asset value of the redeemed units;

•
units redeemed after the sixth month-end and on or before the ninth month-end after the subscription will be subject to a fee of 1.75% of the net asset value of the redeemed units; and

•
units redeemed after the ninth month-end and before the one-year anniversary of the subscription will be subject to a fee of 0.875% of the net asset value of the redeemed units.

        Class A limited partners generally, and Class B limited partners causing redemption of their units on or after the one-year anniversary of their subscription for the redeemed Class B units, will not pay any redemption fees.

•
Extraordinary Expenses — The Fund will be required to pay all of its extraordinary expenses, such as litigation expenses or IRS audit expenses, if any.

Breakeven Analysis

        The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical $10,000 initial investment in Class A units or Class B units to equal the amount invested twelve months after the investment was made. Since the breakeven analysis assumes that this hypothetical investment will be maintained for at least 12 months, the fees shown as being applicable to the Class B units below do not include the early redemption fee. The breakeven analysis is an approximation only.

Breakeven Analysis

	Class A Units	Class B Units
Assumed initial selling price per unit(1)	$10,000	$10,000

Trading advisors' incentive fees(2)	—	—
Brokerage charges(3) (8.1%)	$810	$810
Operating expenses(4) (0.75%)	$75	$75
Offering expenses(5) (0.1% Class A units; 0.9% Class B units)	$10	$90
Interest income(6) (1.5%)	$(150)	$(150)

Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$745	$825

Percentage of initial selling price per unit	7.5%	8.3%

Explanatory Notes

(1)
$15,000 is the minimum initial investment in Class A units for existing limited partners and $10,000 is the minimum initial investment in Class B units for new limited partners. However, for ease of comparability, $10,000 will be deemed to be the initial selling price per unit of both a Class A unit and a Class B unit for purposes of this breakeven analysis.

(2)
Incentive fees are calculated quarterly on the basis of each trading advisor's individual performance, not the overall performance of the Fund. Incentive fees payable to a trading advisor will be zero at the Fund's breakeven point on the net assets of the Fund allocated to that trading advisor. Note, however, that because one trading advisor could be profitable and earn an incentive fee, while the other trading advisors or the Fund overall is not profitable, it is possible for the Fund to pay an incentive fee at a time when the Fund has not incurred overall profits.

(3)
The brokerage charge will be paid to the general partner on a monthly basis. The brokerage charge will equal 0.675%, or 8.1% annually, of the Fund's net assets per month. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation and consulting fees to the trading advisors. The general partner will retain the balance as payment for its services to the Fund. Bid-ask spreads on the Fund's forward and other non-exchange traded contracts are not included in this breakeven table due to the difficulty of determining those spreads.

(4)
The Fund will pay accounting, legal and other ongoing operating expenses, up to an amount not to exceed 0.75% of the Fund's net assets per year, and that figure is used for purposes of this breakeven table.

(5)
The Fund's organization and offering expenses will be paid by the general partner and then reimbursed to the general partner by the Fund, to be borne by each class in the following proportions: Class A units, 10%; Class B units, 90%. In no event shall the monthly reimbursement from the Fund to the general partner exceed 0.0083%, or 0.1% annually, of the net asset value of the Class A units and 0.075%, or 0.9% annually, of the net asset value of the Class B units.

(6)
The Fund will earn interest on free cash balances held in its futures trading accounts. Interest is estimated for these purposes at a rate of 1.5% per year.

Transfers, Redemptions and Distributions

        You may transfer your units subject to conditions described in the limited partnership agreement, which is attached to this prospectus as Appendix A; however, no secondary market for the units exists or is likely to develop. You may cause the Fund to redeem your units at the net asset value per applicable unit as of the end of any month with 10 days' advance written notice to the general partner, or at an earlier date if required by your selling agent. There are no redemption fees applicable to Class A limited partners or to Class B limited partners who cause the Fund to redeem their units on or after the one-year anniversary of their subscription for the redeemed units. Class B limited partners who effect a redemption of their units prior to the one-year anniversary of their subscription for the redeemed units will pay the applicable early redemption fee described above. The general partner does not intend to make any distributions of Fund assets.

Federal Income Tax Aspects

        The general partner expects that the Fund will be treated as a partnership and not as an association taxable as a corporation for federal income tax purposes, so long as the Fund satisfies an annual gross income test, which the general partner anticipates that the Fund will satisfy. Accordingly, whether or not the Fund makes any distributions to you, you will be required to report your share of income, gain, loss and deduction of the Fund and will be individually liable for federal and state income tax on that share. The gain or loss on the Fund's investment in commodity interest contracts, depending on the contracts traded, will constitute a mixture of ordinary income or loss and capital gain or loss. Trading losses of the Fund, which will generally constitute capital losses, may only be used to offset a limited amount of the ordinary income allocated to you, and the deductibility of Fund expenses may be subject to specified limitations.

Reports to Limited Partners

        You will receive monthly statements setting forth the value of your units and other information relating to the Fund's performance. Within 90 days of the end of each calendar year, you also will receive a certified annual report of the Fund together with the information necessary for you to prepare your annual income tax return. This certified annual report will contain financial statements that have been audited by the Fund's independent accountants.

Glossary

        The meanings of certain commodity interest industry terms used in this prospectus are provided in the glossary set forth as Appendix E.

RISK FACTORS

        You should carefully consider the risks and uncertainties described below, as well as all of the other information included in the prospectus, before you decide whether to purchase any units. Any of the following risks and uncertainties could materially adversely affect the Fund, its trading activities, operating results, financial condition and net asset value and therefore could negatively impact the value of your investment. You should not invest in the units unless you can afford to lose all of your investment.

Market Risks

The commodity interest markets in which the Fund trades are highly volatile, which could cause substantial losses to the Fund and may cause you to lose your entire investment.

        Commodity interest contracts are highly volatile and are subject to occasional rapid and substantial fluctuations. Consequently, you could lose all or substantially all of your investment in the Fund should the Fund's trading positions suddenly turn unprofitable. The profitability of the Fund depends primarily on the ability of the Fund's trading advisors to predict these fluctuations accurately. Price movements for commodity interests are influenced by, among other things:

  •
  changes in interest rates;
  •
  governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies;
  •
  weather and climate conditions;
  •
  changing supply and demand relationships;
  •
  changes in balances of payments and trade;
  •
  U.S. and international rates of inflation;
  •
  currency devaluations and revaluations;
  •
  U.S. and international political and economic events; and
  •
  changes in philosophies and emotions of market participants.

        The trading advisors' technical trading methods may not take account of these factors except as they may be reflected in the technical input data analyzed by the trading advisors.

        In addition, governments from time to time intervene, directly and by regulation, in certain markets, often with the intent to influence prices directly. The effects of governmental intervention may be particularly significant at certain times in the financial instrument and currency markets, and this intervention may cause these markets to move rapidly.

Options are volatile and inherently leveraged, and sharp movements in prices could cause the Fund to incur large losses.

        The Fund may use options on futures contracts, forward contracts or on commodities to generate premium income or speculative gains. Options involve risks similar to futures, because options are subject to sudden price movements and are highly leveraged, in that payment of a relatively small purchase price, called a premium, gives the buyer the right to acquire an underlying futures contract, forward contract or commodity that has a face value substantially greater than the premium paid. The buyer of an option risks losing the entire purchase price of the option. The writer, or seller, of an option risks losing the difference between the purchase price received for the option and the price of the futures contract, forward contract or commodity underlying the option that the writer must purchase or deliver upon exercise of the option. There is no limit on the potential loss. Specific market movements of the futures contracts, forward contracts or commodities underlying an option cannot accurately be predicted. In addition, over-the-counter options present risks in addition to those associated with exchange-traded options, as discussed immediately below.

Over-the-counter transactions are subject to little, if any, regulation and may be subject to the risk of counterparty default.

        A portion of the Fund's assets may be used to trade over-the-counter commodity interest contracts, such as forward contracts, option contracts in foreign currencies and other commodities, or swap or spot contracts. Over-the-counter contracts are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the Commodity

Futures Trading Commission, or CFTC. You therefore do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity by the Fund. The markets for over-the-counter contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose the Fund in certain circumstances to significant losses in the event of trading abuses or financial failure by participants.

        The Fund also faces the risk of non-performance by the counterparties to the over-the-counter contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. The clearing member, clearing organization or other counterparty may not be able to meet its obligations to the Fund, in which case the Fund could suffer significant losses on these contracts.

Your investment could be illiquid.

        The Fund may not always be able to liquidate its commodity interest positions at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market in its currency or in a major export, can also make it difficult to liquidate a position. Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as speculative position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity interests.

        Unexpected market illiquidity may cause major losses to investors at any time or from time to time. The large face value of the positions that the trading advisors will acquire for the Fund increases the risk of illiquidity by both making its positions more difficult to liquidate at favorable prices and increasing the losses incurred while trying to do so.

        Also, there is not likely to be a secondary market for the units. While the units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month. Transfers of units are permitted only with the prior written consent of the general partner and provided that conditions specified in the limited partnership agreement are satisfied.

New exchange-traded commodity interest contracts are characterized by a higher degree of illiquidity and volatility, which may subject investors in those contracts to increased losses.

        Traditionally, only those commodity interest contracts approved by the CFTC may be traded on U.S. futures exchanges. Likewise, foreign regulatory authorities are typically required to authorize the trading of new commodity interest contracts on foreign exchanges. Periodically, the CFTC or other foreign regulatory authorities may designate additional contracts as approved contracts. If any of the trading advisors determine that it is appropriate to trade in a new contract, the Fund may do so. Because these contracts will be new, the trading strategies of the trading advisors may not be applicable to, or advisable for, these contracts. The markets in new contracts, moreover, have been historically both illiquid and highly volatile for some period of time after the contract begins trading. These contracts therefore present significant risk potential.

        The above risks are particularly applicable to the markets for security futures contracts. Security futures contracts are a new class of financial instruments that allow, for the first time in the United States, the trading of futures contracts on individual U.S. equity securities or on narrow-based stock indices, which are indices made up of a small group of stocks that allow an investor to take a position in a concentrated area of the equities market. Security futures contracts have only been trading in the United States since November 2002, and the markets for these contracts generally have been characterized by very limited volumes when compared to futures markets generally. As a result, a trading advisor that trades security futures contracts for the Fund could at times find it difficult to buy or sell a security futures contract at a favorable price, which could result in losses to the Fund.

An investment in the Fund may not diversify an overall portfolio.

        Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the performance of futures and other commodity interest transactions, on the one hand, and stocks or bonds, on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. Because of this non-correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa. If, however, the Fund does not perform in a non-correlated manner with respect to the general financial markets or does not perform successfully, you will obtain little or no diversification benefits by investing in the units. The Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time losses on your other investments are increasing. You should therefore not consider the Fund to be a hedge against losses in your core stock and bond portfolios.

Trading in international markets exposes the Fund to credit and regulatory risk.

        A substantial portion of the Fund's trades have in the past and are expected in the future to continue to take place on markets or exchanges outside the United States. There is no limit to the amount of Fund assets that may be committed to trading on non-U.S. markets, and historically, as much as approximately 30% to 60% of the Fund's overall market exposure has involved positions taken on non-U.S. markets. The risk of loss in trading non-U.S. futures and options on futures contracts can be substantial. Participation in non-U.S. futures and options on futures contracts involves the execution and clearing of trades on, or subject to the rules of, a foreign board of trade or exchange. Some of these non-U.S. markets, in contrast to U.S. exchanges, are so-called principals' markets in which performance is the responsibility only of the individual counterparty with whom the trader has entered into a commodity interest transaction and not of the exchange or clearing corporation. In these kinds of markets, the Fund will be subject to the risk of bankruptcy or other failure or refusal to perform by the counterparty.

        Some non-U.S. markets present additional risk, because they are not subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, nor has the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws. Similarly, the rights of market participants, such as the Fund, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, the Fund has less legal and regulatory protection than it does when it trades domestically.

        Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

The Fund's international trading activities subject it to foreign exchange risk.

        The price of any non-U.S. futures, options on futures or other commodity interest contract and, therefore, the potential profit and loss on such contract, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. As a result, changes in the value of the local currency relative to the U.S. dollar may cause losses to the Fund even if the contract traded is profitable.

The Fund's international trading may expose it to losses resulting from non-U.S. exchanges that are less developed or less reliable than U.S. exchanges.

        Some non-U.S. exchanges also may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, the Fund may not have the same access to certain positions on foreign trading exchanges as do local traders, and the historical market data on the trading advisors base their strategies may not be as reliable or accessible as it is in the United States.

Trading in commodity interests is a zero sum economic activity, unlike stocks and bonds.

        Trading in commodity interests is a zero-sum economic activity in which for every gain there is an equal and offsetting loss, disregarding transaction costs. This distinguishes it from a typical securities investment, where there is an expectation of, in the case of debt, constant yields, or, in the case of equity, participation over time in general economic growth. The Fund may incur major losses while stock and bond prices rise substantially in a prospering economy.

Trading Risks

The Fund will be highly leveraged, which means that sharp declines in price could lead to large losses.

        Because the amount of margin funds necessary to be deposited with a clearing broker to enter into a futures or forward contract position is typically about 2% to 10% of the total value of the contract, the general partner can hold positions in the Fund's account with face values equal to several times the Fund's net assets. The ratio of margin to equity is typically 8% to 15%, but can range from 5% to 25%. As a result of this leveraging, even a small movement in the price of a contract can cause major losses. Any purchase or sale of a futures or forward contract may result in losses that substantially exceed the amount invested in the contract. For example, if $2,200 in margin is required to hold one U.S. Treasury bond futures contract with a face value of $100,000, a $2,200 decrease in the value of that contract could, if the contract is then closed out, result in a complete loss of the margin deposit, not even taking into account deductions of fees and/or commissions. Severe short-term price declines could, therefore, force the liquidation of open positions with large losses.

There are disadvantages to making trading decisions based on technical analysis.

        The trading advisors base their trading decisions primarily on trading strategies that use mathematical analyses of technical factors relating to past market performance. The buy and sell signals generated by a technical, trend-following trading strategy are derived from a study of actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest in the markets. The profitability of any technical, trend-following trading strategy depends upon the occurrence in the future of significant, sustained price moves in some of the markets traded. A danger for trend-following traders is whip-saw markets, that is, markets in which a potential price trend may start to develop but reverses before an actual trend is realized. A pattern of false starts may generate repeated entry and exit signals in technical systems, resulting in unprofitable transactions. In the past, there have been prolonged periods without sustained price moves. Presumably these periods will continue to occur. Periods without sustained price moves may produce substantial losses for trend-following trading strategies. Further, any factor that may lessen the prospect of these types of moves in the future, such as increased governmental control of, or participation in, the relevant markets, may reduce the prospect that any trend- following trading strategy will be profitable in the future.

The risk management approaches of one or all of the trading advisors may not be fully effective.

        The mechanisms employed by each trading advisor to monitor and manage the risks associated with its trading activities on behalf of the Fund may not succeed in mitigating all identified risks. Even if a trading advisor's risk management approaches are fully effective, it cannot anticipate all risks that it may face. To the extent one or more of the trading advisors fails to identify and adequately monitor and manage all of the risks associated with its trading activities, the Fund may suffer losses.

Increased competition from other trend-following traders could reduce the trading advisors' profitability.

        There has been a dramatic increase over the past 15 to 25 years in the amount of assets managed by trend-following trading systems like that of the trading advisors. Assets in managed futures, for example, have grown from approximately $300 million in 1980 to over $50 billion in 2002. This means increased trading competition among a larger number of market participants for transactions at favorable prices, which could operate to the detriment of the Fund by preventing the Fund from effecting transactions at its desired price. It may become more difficult for the Fund to implement its trading strategy if other commodity trading advisors using technical systems are, at the same time, also attempting to initiate or liquidate commodity interest positions at the same time as the Fund.

Speculative position limits and daily price fluctuation limits may alter trading decisions for the Fund.

        The CFTC and U.S. exchanges have established limits, known as speculative position limits, on the maximum net long or net short positions that any person may hold or control in certain futures and options on futures contracts. Most exchanges also impose limits, known as daily limits, on the amount of fluctuation in certain futures and options on futures contracts in a single trading day. All accounts controlled by a particular trading advisor are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, or if prices were to approach the level of the daily limit, these limits could cause a modification of the particular trading advisor's trading decisions or force liquidation of certain futures or options on futures positions. If one or more of the Fund's trading advisors must take either of these actions, the Fund may be required to forego profitable trades or strategies.

Increases in assets under management of any of the trading advisors may affect trading decisions.

        In general, with the possible exception of ETC, none of the trading advisors intends to limit the amount of additional equity of the Fund that it may manage, and each will continue to seek major new accounts. The more equity a trading advisor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions. ETC, for example, recently informed the general partner that it may limit the amount of additional assets that it manages, which in part led the general partner to engage Graham as an additional trading advisor. Accordingly, future increases in equity under management may require a trading advisor to modify its trading decisions for the Fund or may cause the general partner to add additional trading advisors, either of which could have a detrimental effect on your investment.

The use of multiple trading advisors may result in offsetting or opposing trading positions and may also require one trading advisor to fund the margin requirements of another trading advisor.

        The use of multiple trading advisors may result in developments or positions that adversely affect the Fund's net asset value. For example, because the trading advisors will be acting independently, the Fund could buy and sell the same futures contract, thereby incurring additional expenses but with no net change in its holdings. The trading advisors also may compete, from time to time, for the same trades or other transactions, increasing the cost to the Fund of making trades or transactions or causing some of them to be foregone altogether. And, even though each trading advisor's margin requirements ordinarily will be met from that trading advisor's allocated net assets, one trading advisor may incur losses of such magnitude that the Fund is unable to meet margin calls from the allocated net assets of that trading advisor. In this event, either or both of the Fund's clearing brokers may require liquidations and contributions from the allocated net assets of another trading advisor.

The trading advisors' trading programs bear some similarities and, therefore, may lessen the benefits of having multiple trading advisors.

        Some of the trading advisors initially received their trading experience under the guidance of the same individual. However, each trading advisor has, over time, developed and modified the program it will use for the Fund. Nevertheless, the trading advisors' trading programs have some similarities. These similarities may, in fact, mitigate the positive effect of having multiple trading advisors. For example, in periods where one trading advisor experiences a draw-down, it is possible that these similarities will cause the other trading advisors to also experience a draw-down.

Each trading advisor advises other clients and may achieve more favorable results for its other accounts as compared to the Fund.

        Each of the trading advisors currently manages other trading accounts, and each will remain free to manage additional accounts, including its own accounts, in the future. A trading advisor may vary the trading strategies applicable to the Fund from those used for its other managed accounts, or its other managed accounts may impose a different cost structure than that of the Fund. Consequently, the results any trading advisor achieves for the Fund may not be similar to those achieved for other accounts managed by the trading advisor or its affiliates at the same time. Moreover, it is possible that those other accounts managed by the trading advisor or its affiliates may compete with the Fund for the same or similar positions in the commodity interest markets and that those other accounts may make trades at better prices than the Fund.

        A trading advisor may also have a financial incentive to favor other accounts because the compensation received from those other accounts exceeds, or may in the future exceed, the compensation that it receives from managing the Fund's account. Because records with respect to other accounts are not accessible to investors in the Fund, investors will not be able to determine if any trading advisor is favoring other accounts.

The Fund's positions may be concentrated from time to time, which may render the Fund susceptible to larger losses than if the Fund were more diversified.

        One or more of the trading advisors may from time to time cause the Fund to hold a few, relatively large positions in relation to its assets. Consequently, a loss in any such position could result in a proportionately greater loss to the Fund than if the Fund's assets had been spread among a wider number of instruments.

Operating Risks

Past performance is not necessarily indicative of future performance.

        You should not rely for predictive purposes on the record to date of the Fund, the general partner or any of the trading advisors. This is particularly so because the Fund's fee and expense structure was changed in certain respects to accommodate the public offering of units, and the Fund's fees and expenses impact the Fund's net performance. Likewise, you should not assume that any trading advisor's future trading decisions will create profit, avoid substantial losses or result in performance comparable to that trading advisor's past performance. Trading advisors may alter their strategies from time to time, and their performance results in the future may materially differ from their prior trading records. Moreover, the technical analysis employed by the trading advisors may not take into account the effect of economic or market forces or events that may cause losses to the Fund. Furthermore, the general partner, in its discretion, may terminate any of the trading advisors or change the allocation of assets among the trading advisors, which could cause a substantial change in the Fund's future performance.

The Fund pays substantial fees and expenses regardless of profitability.

        The Fund pays brokerage charges, organization and offering expenses, ongoing operating expenses and over-the-counter dealer spreads, in all cases regardless of whether the Fund's activities are profitable. In addition, the Fund pays each trading advisor an incentive fee based on a percentage of the Fund's trading profits earned on the Fund's net assets allocated to that trading advisor. It is possible that the Fund could pay substantial incentive fees to one or more trading advisors in a year in which the Fund has no net trading profits or in which it actually loses money. Hence, the Fund must earn trading gains sufficient to compensate for these fees and expenses before it can earn any profit.

The Fund may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

        The clearing agreements between the clearing brokers and the Fund generally are terminable by the clearing brokers once the clearing broker has given the Fund the required notice. Upon termination of a clearing agreement, the general partner may be required to renegotiate that agreement or make other arrangements for obtaining services if the Fund intends to continue trading in commodity interest contracts at its present level of capacity. The services of Refco, UBS PaineWebber or an additional or substitute clearing broker may not be available, or even if available, these services may not be available on the terms as favorable as those contained in the expired or terminated clearing agreements.

        Likewise, upon termination of any of the advisory contracts entered into between the Fund and each trading advisor, the general partner may be required to renegotiate the contracts or make other arrangements for obtaining commodity trading advisory services. The services of the particular trading advisor may not be available, or these services may not be available on the terms as favorable as those contained in the expired or terminated advisory contract. There is severe competition for the services of qualified commodity trading advisors, and the general partner may not be able to retain replacement or additional trading advisors on acceptable terms. This could result in losses to the Fund and/or the inability of the Fund to achieve its investment objectives. Moreover, if an advisory contract is renegotiated or additional or substitute trading advisors are retained by the general partner on behalf of the Fund, the fee structures of the new or additional arrangements may not be as favorable to the Fund as are those currently in place.

The incentive fees could be an incentive to the trading advisors to make riskier investments.

        Each trading advisor employs a speculative strategy for the Fund and receives incentive fees based on the trading profits earned by it for the Fund. Accordingly, each of the trading advisors has a financial incentive to make investments that are riskier than might be made if the Fund's assets were managed by a trading advisor that did not receive performance-based compensation.

You will not participate in the management of the Fund.

        You will only have limited voting rights with respect to the Fund's affairs, which rights will not permit you to participate in the management or control of the Fund or the conduct of its business. You must therefore rely upon the fiduciary responsibility and judgment of the general partner to manage the Fund's affairs in the best interests of the limited partners.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the net asset value of the Fund.

        If a substantial number of requests for redemption are received by the Fund during a relatively short period of time, the Fund may not be able to satisfy the requests from funds not committed to trading. As a consequence, it could be necessary to liquidate positions in the Fund's trading positions before the time that the trading advisors' trading strategies would dictate liquidation. If this were to occur, it could affect adversely the net asset value per unit of each class, not only for limited partners redeeming units but also for nonredeeming limited partners.

Conflicts of interest exist in the structure and operation of the Fund.

        Mr. Kavanagh, who indirectly controls and is president of the general partner, has a conflict of interest with the Fund, because an entity controlled by him occasionally receives from Refco, the Fund's current clearing broker, compensation for trades introduced to and cleared through Refco. He therefore may have a disincentive to cause the general partner to terminate or replace Refco even if that may be in the Fund's best interest.

        The Fund's anticipated other clearing broker, UBS PaineWebber, also serves as the Fund's selling agent, so the general partner may be inclined not to replace or terminate UBS PaineWebber as clearing broker if it believes that this will adversely affect UBS PaineWebber's efforts as selling agent. UBS PaineWebber's dual role may also give rise to a conflict in that as a selling agent it may have a disincentive to advise potential investors against investing in the Fund or to advise existing investors to cause the Fund to redeem their units, in either case in the best interests of the investors, because to do so would reduce the Fund's assets and in turn compensation paid to UBS PaineWebber as clearing broker.

        The general partner, the trading advisors and their respective principals, all of which are engaged in other investment activities, are not required to devote substantially all of their time to the Fund's business, which also presents the potential for numerous conflicts of interest with the Fund.

        As a result of these and other relationships, parties involved with the Fund have a financial incentive to act in a manner other than in the best interests of the Fund and its limited partners. The general partner has not established, and has no plans to establish, any formal procedures to resolve these and other conflicts of interest. Consequently, there is no independent control over how the general partner will resolve these conflicts on which investors can rely in ensuring that the Fund is treated equitably.

The failure or bankruptcy of one of its clearing brokers could result in a substantial loss of the Fund's assets.

        Under CFTC regulations, a clearing broker maintains customers' assets in a bulk segregated account. If a clearing broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of loss of their funds in the event of that clearing broker's bankruptcy. In that event, the clearing broker's customers, such as the Fund, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all that clearing broker's customers. The Fund also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which commodity interest contracts are traded.

You will not be able to review the Fund's holdings on a daily basis.

        The trading advisors make the Fund's trading decisions. While the trading advisors receive daily trade confirmations from the clearing brokers of each transaction entered into by the Fund, the Fund's trading results are only reported to investors monthly in summary fashion. Accordingly, an investment in the Fund does not offer investors the same transparency that a personal trading account offers.

The Fund could terminate before you achieve your investment objective.

        Unforeseen circumstances, including substantial losses, withdrawal of the Fund's general partner or suspension or revocation of the general partner's or any of trading advisors' respective registrations with the CFTC or memberships in the NFA could cause the Fund to terminate before its stated termination date of December 31, 2027. The Fund's termination would cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

The Fund is not a regulated investment company.

        The Fund is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

The general partner is leanly staffed and relies heavily on its key personnel to manage the Fund's trading activities.

        In managing and directing the day-to-day activities and affairs of the Fund, the general partner relies heavily on Mr. Kavanagh and Margaret E. Manning, the general partner's vice president. The general partner is leanly staffed, so if either or both of these persons were to leave or be unable to carry out his or her present responsibilities, it may have an adverse effect on the management of the Fund.

The general partner places significant reliance on the trading advisors and their key personnel.

        The general partner relies on the trading advisors to achieve trading gains for the Fund, entrusting each of them with the responsibility for, and discretion over, the investment of their allocated portions of the Fund's assets. The trading advisors, in turn, are dependent on the services of a limited number of persons to develop and refine their trading approaches and strategies and execute the Fund's transactions. The loss of the services of any trading advisor's principals or key employees, or the failure of those principals or key employees to function effectively as a team, may have an adverse effect on that trading advisor's ability to manage its trading activities successfully or may cause the trading advisor to cease operations entirely, either of which, in turn, could negatively impact the Fund's performance. Each of the Fund's trading advisors is wholly-owned and controlled, directly or indirectly, by single individuals, and these individuals have major roles in developing, refining and implementing the trading advisor's trading strategies and operating its business. The death, incapacity or other prolonged unavailability of such individuals likely would greatly hinder these trading advisors' operation, and could result in their ceasing operations entirely, which could adversely affect the value of your investment in the Fund.

The general partner may terminate, replace and/or add trading advisors in its sole discretion.

        The general partner may terminate, substitute or retain trading advisors on behalf of the Fund in its sole discretion. The addition of a new trading advisor and/or the removal of one of the current trading advisors may cause disruptions in the Fund's trading as assets are reallocated and new trading advisors transition over to the Fund, which may have an adverse effect on the net asset value of the Fund.

The general partner's allocation of the Fund's assets among trading advisors may result in less than optimal performance by the Fund.

        The general partner may reallocate assets among the trading advisors upon termination of a trading advisor or retention of a new trading advisor or at the commencement of any month. Consequently, the net assets of the Fund may be apportioned among the trading advisors in a different manner than the current apportionment. The general partner's allocation of assets will directly affect the profitability of the Fund's trading, possibly in an adverse manner. For example, a trading advisor may experience a high rate of return but may be managing only a small percentage of the Fund's net assets. In this case, the trading advisor's performance could have a minimal effect on the net asset value of the Fund.

        In particular, ETC has recently informed the general partner that it may limit the amount of additional assets that it manages. Accordingly, in the future, the general partner likely may be limited in its ability to allocate additional Fund assets to ETC.

Third parties may infringe or otherwise violate a trading advisor's intellectual property rights or assert that a trading advisor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

        Third parties may obtain and use a trading advisor's intellectual property or technology, including its trading program software, without permission. Any unauthorized use of a trading advisor's proprietary software and other technology could adversely affect its competitive advantage. Proprietary software and other technology are becoming increasingly easy to duplicate, particularly as employees with proprietary knowledge leave the owner or licensed user of that software or other technology. Each trading advisor may have difficulty monitoring unauthorized uses of its proprietary software and other technology. The precautions it has taken may not prevent misappropriation or infringement of its proprietary software and other technology. Also, third parties may independently develop proprietary software and other technology similar to that of a trading advisor or claim that the trading advisor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, a trading advisor may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties' proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties' rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the trading advisor is successful and regardless of the merits, may result in significant costs, divert its resources from the Fund, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

The success of the Fund depends on the ability of each of the trading advisors' personnel to accurately implement their trading systems, and any failure to do so could subject the Fund to losses on such transactions.

        The trading advisors' computerized trading systems rely on the trading advisors' personnel to accurately process the systems' outputs and execute the transactions called for by the systems. In addition, each trading advisor relies on its staff to properly operate and maintain its computer and communications systems upon which the trading systems rely. Execution and operation of each trading advisor's systems is therefore subject to human errors. Any failure, inaccuracy or delay in implementing any of the trading advisors' systems and executing the Fund's transactions could impair its ability to identify profit opportunities and benefit from them. It could also result in decisions to undertake transactions based on inaccurate or incomplete information. This could cause substantial losses on transactions.

The Fund may experience substantial losses on transactions if a trading advisor's computer or communications systems fail.

        Each trading advisor's trading activities, including its risk management, depends on the integrity and performance of the computer and communications systems supporting it. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster or other catastrophe could cause any trading advisor's computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that a trading advisor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the trading advisors', the general partner's and the Fund's reputations, increased operational expenses and diversion of technical resources.

If a trading advisor, or third parties on which a trading advisor depends, fail to upgrade computer and communications systems, the Fund's financial condition could be harmed.

        The development of complex communications and new technologies may render the existing computer and communication systems supporting the trading advisors' trading activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers used by the trading advisors. As a result, if these third parties upgrade their systems, the trading advisors will need to make corresponding upgrades to continue effectively its trading activities. The Fund's future success will depend on each trading advisor's and third parties' ability to respond to changing technologies on a timely and cost-effective basis.

Each trading advisor depends on the reliable performance of the computer or communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

        Each trading advisor depends on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the trading advisor uses to conduct its trading activities. Failure or inadequate performance of any of these systems could adversely affect the trading advisor's ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on commodity interest transactions. This could have a material adverse effect on revenues and materially reduce the Fund's available capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for a trading advisor to use its proprietary software that it relies upon to conduct its trading activities. Unavailability of records from brokerage firms can make it difficult or impossible for the trading advisor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the trading advisor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

The occurrence of a terrorist attack, or the outbreak, continuation or expansion of war or other hostilities could disrupt the Fund's trading activity and materially affect the Fund's profitability.

        The operations of the general partner, the trading advisors, the Fund, the exchanges, brokers and counterparties with which the general partner, the trading advisors and the Fund do business, and the markets in which the general partner, the trading advisors and the Fund do business could be severely disrupted in the event of a major terrorist attack or the outbreak, continuation or expansion of war or other hostilities. The terrorist attacks of September 11, 2001 have heightened this concern tremendously. The war in Iraq, global anti-terrorism initiatives and political unrest in the Middle East and Southeast Asia continue to fuel this concern.

If any of the trading advisors are unable to attract and retain qualified employees, its ability to conduct trading activities may be adversely affected.

        The Fund's future success and growth depends on each trading advisor's ability to attract and retain employees that fit into its culture. There is intense competition for the limited pool of qualified personnel that meets these criteria. If any of the trading advisors are unable to attract and retain qualified personnel, its ability to successfully execute its trading strategies may be diminished.

Regulation of the commodity interest markets is extensive and constantly changing; future regulatory developments are impossible to predict, but may significantly and adversely affect the Fund.

        The futures, options on futures and security futures markets are subject to comprehensive statutes, regulations and margin requirements. Recent legislation has created a new multi-tiered structure of exchanges in the United States subject to varying degrees of regulation, and rules and interpretations regarding various aspects of this new regulatory structure have only recently been proposed or finalized. Traditional futures exchanges, which are now called designated contract markets, are now subject to more streamlined and flexible core principles rather than the prior statutory and regulatory mandates. However, with respect to these traditional futures exchanges, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

Tax Risks

Your tax liability may exceed your cash distributions.

        Cash is distributed to limited partners at the sole discretion of the general partner, and the general partner does not currently intend to distribute cash to limited partners. Limited partners nevertheless will be taxed on their share of the Fund's income and gain each year, regardless of whether they redeem any units or receive any cash distributions from the Fund.

You could owe taxes on your share of the Fund's ordinary income despite overall losses.

        Gain or loss on domestic futures and options on futures as well as on most foreign currency contracts will generally be taxed as capital gains or losses for U.S. federal income tax purposes. Interest income and other ordinary income earned by the Fund generally cannot be offset by capital losses. Consequently, you could owe taxes on your allocable share of the Fund's ordinary income for a calendar year even if the Fund reports a net trading loss for that year. Also, your ability to deduct particular operating expenses of the Fund may be subject to limitations for purposes of calculating your federal and/or state and local income tax liability.

Taxes and economics may not match during a calendar year.

        The income tax effects of the Fund's transactions on you may differ from the economic consequences of those transactions to you during a calendar year.

Partnership treatment is not assured.

        The Fund will receive an opinion of counsel from Katten Muchin Zavis Rosenman to the effect that, under current U.S. federal income tax law, the Fund will be treated as a partnership for U.S. federal income tax purposes, provided that (1) at least 90% of the Fund's annual gross income consists of "qualifying income" as defined in the Internal Revenue Code and (2) the Fund is organized and operated in accordance with its governing agreements and applicable law. The general partner believes it is likely, but not certain that the Fund will meet the income test. An opinion of counsel is subject to any changes in applicable tax laws and is not binding on the Internal Revenue Service or the courts.

        If the Fund were to be treated as a corporation instead of as a partnership for U.S. federal income tax purposes, (1) its net income would be taxed at corporate income tax rates, thereby substantially reducing its profitability, (2) you would not be allowed to deduct your share of losses of the Fund, and (3) distributions to you, other than liquidating distributions, would constitute dividends to the extent of the Fund's current or accumulated earnings and profits and would be taxable as such.

There is the possibility of a tax audit.

        We cannot assure you that the Fund's tax returns will not be audited by a taxing authority or that an audit will not result in adjustments to the Fund's returns. If an audit results in an adjustment, you may be required to file amended returns and to pay additional taxes plus interest.

Non-U.S. investors may face exchange rate risk and local tax consequences.

        Non-U.S. investors should note that the units are denominated in U.S. dollars and that changes in the rates of exchange between currencies may cause the value of their investment to decrease. Non-U.S. investors should consult their own tax advisors concerning the applicable U.S. and foreign tax implications of this investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements that reflect the general partner's current expectations about the future results, performance, prospects and opportunities of the Fund. The general partner has tried to identify these forward-looking statements by using words such as "may," "will," "expect," "anticipate," "believe," "intend," "should," "estimate" or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the general partner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in "Risk Factors" and elsewhere in this prospectus, and unknown, that could cause the Fund's actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

        You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the general partner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this prospectus.

SELECTED FINANCIAL DATA

        The selected financial information for the years ended December 31, 2002, 2001 and 2000 is taken from the financial statements of the Fund audited by McGladrey & Pullen LLP. The selected financial information for the years ended December 31, 1999 and 1998 is taken from the financial statements of the Fund audited by Taglia and Associates. On March 10, 2003, the general partner engaged the accounting firm of McGladrey & Pullen LLP as the Fund's independent accountants. McGladrey & Pullen replaced Taglia and Associates, the Fund's previous accountants. The substitution of accounting firms was made in connection with the undertaking of this offering. In addition to auditing the Fund's financial statements for the fiscal year ended December 31, 2002, McGladrey & Pullen also reaudited the Fund's financial statements for the fiscal years ended December 31, 2001 and 2000.

        You should read this information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included elsewhere in this prospectus. Results from past periods are not necessarily indicative of results that may be expected for any future period.

	For the Year Ended December 31,
	2002	2001	2000	1999	1998
Total assets	$15,791,790	$12,218,595	$14,015,746	$18,856,264	$21,786,128
Total partners' capital	14,605,959	11,567,075	12,086,390	17,356,543	21,284,353
Gains (losses) from trading	2,971,464	1,570,432	1,512,800	(992,966)	5,626,438
Interest income	173,351	399,709	797,560	895,199	790,233
Total expenses	1,356,610	1,149,598	1,239,549	1,707,851	2,653,674
Net income (loss)	1,788,205	820,543	1,070,811	(1,805,618)	3,762,997

THE GENERAL PARTNER

Background

        Dearborn Capital Management, L.L.C., an Illinois limited liability company, is the Fund's general partner and commodity pool operator. Along with its managing member and predecessor as general partner and commodity pool operator, Dearborn Capital Management Ltd., the general partner has had management responsibility for the Fund since its inception. The general partner is registered as a commodity pool operator and a commodity trading advisor under the Commodity Exchange Act and is a member of the NFA.

        General management responsibility for the Fund is vested solely in the general partner under the limited partnership agreement. The general partner has full responsibility for this offering, the selection, monitoring and replacement of the trading advisors, the ongoing operation of the Fund, the preparation and mailing of monthly and annual reports, the filing with the SEC, CFTC and other regulatory or self-regulatory authorities of all required reports, the preparation of all the Fund and limited partner tax information, the handling of redemption requests, the investment of the Fund's funds not committed to trading in U.S. government obligations or bank depositories and the admission of additional limited partners. The general partner utilizes the services of third parties to assist in the provision of some of these services.

        The general partner is also the sponsor and investment manager of Dearborn Discovery Fund Ltd., a British Virgin Islands company that commenced investment operations in October 1993. Dearborn Discovery Fund is a multi-manager fund-of-funds that pursues varied investment strategies, and is open for investment only by qualified non-U.S. investors. The general partner also is the co-sponsor and co-investment manager, along with Weston Capital Management Ltd., of the Wimbledon Dearborn Alternative Investment Fund Ltd., a Channel Islands company. The Wimbledon Dearborn Alternative Investment Fund is a multi-manager private investment fund pursuing various trading and arbitrage opportunities and is open for investment only to qualified non-U.S. investors.

        Dearborn Capital Management Ltd. and Golf Part Holding Ltd., a Swiss holding company, own the general partner. David Kavanagh is the sole shareholder of Dearborn Capital Management Ltd. and, indirectly through his ownership of Dearborn Capital Management Ltd., which is the managing member of the general partner, has a majority and controlling interest in the general partner.

        There have been no material administrative, civil or criminal actions within the past five years against the general partner or its principals and no such actions currently are pending.

        The limited partnership agreement requires the general partner to maintain a cash investment in the Fund at least equal to the greater of (1) 1% of the aggregate capital contributions of all limited partners or (2) $25,000.

Management

        The principals of the general partner are Dearborn Capital Management Ltd., Golf Part Holding Ltd., David M. Kavanagh, Margaret E. Manning and Abdullah Mohammed Al Rayes. However, only the officers of the general partner, Mr. Kavanagh and Ms. Manning, have management responsibility and control over the general partner.

        Mr. Kavanagh, president of the general partner, has been responsible for overseeing all operations and activities of the general partner since its formation. Commencing in October 1998, Mr. Kavanagh also became president, a principal and an associated person of Dearborn Capital Brokers Ltd., an independent introducing broker. Since 1983, Mr. Kavanagh has been a member in good standing of the Chicago Board of Trade. Between 1983 and October 1998, Mr. Kavanagh served as an institutional salesman in the financial futures area on behalf of Refco and Conti Commodity Services, Inc., which was acquired by Refco in 1984. His clients included large hedge funds and financial institutions. Since October 1998, Mr. Kavanagh has from time to time continued to perform introducing brokerage services for Refco, through Dearborn Capital Brokers. Neither Dearborn Capital Brokers nor Mr. Kavanagh provide brokerage services to the Fund's trading account. In 1980, Mr. Kavanagh received an MBA from the University of Notre

Dame, and in 1978, graduated with a B.S. in business administration from John Carroll University.

        Ms. Manning, vice president of the general partner, is primarily responsible for running and managing the day-to-day operations of the general partner. Ms. Manning joined the general partner in May 1993. Before joining the general partner, Ms. Manning was employed as an auditor at KPMG Peat Marwick LLP, specializing in the financial and real estate industries. Ms. Manning is a certified public accountant and received a B.S. in accounting from Indiana University in 1991.

Independent Accountants

        On March 10, 2003, the general partner engaged the accounting firm of McGladrey & Pullen LLP as the Fund's independent accountants. McGladrey & Pullen replaces the Fund's previous accountants Taglia and Associates. The substitution of accounting firms was made in connection with the undertaking of this offering. In addition to auditing the Fund's financial statements for the fiscal year ended December 31, 2002, McGladrey & Pullen also reaudited the Fund's financial statements for the fiscal years ended December 31, 2001 and 2000.

        In connection with the Fund's audits for the fiscal years ended December 31, 2001 and 2000, there were no disagreements with Taglia and Associates on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Taglia and Associates would have caused them to make reference to the disagreement in their report on the Fund's financial statements for those years. The reports of Taglia and Associates on the Fund's financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two most recent fiscal years, there have been no reportable events, as defined in Regulation S-K Item 304(a)(1)(v).

THE TRADING ADVISORS

        The general partner has retained Rabar Market Research, Inc., EMC Capital Management, Inc., Eckhardt Trading Company and Graham Capital Management, L.P. as the Fund's trading advisors. Rabar has been trading on behalf of the Fund since January 1989, EMC has been trading on behalf of the Fund since January 1989 and ETC has been trading on behalf of the Fund since April 1998. It is expected that Graham will begin trading for the Fund immediately following the first closing date of this offering. As of February 28, 2003, the Fund's assets were allocated among the trading advisors as follows: Rabar 38%, EMC 26% and ETC 36%. It is anticipated that approximately the first $5 million of the initial proceeds of this offering will be allocated to Graham for trading, although the actual amount may be higher or lower. Initial offering proceeds above this amount are expected to be allocated to the four trading advisors in roughly the above proportions, taking into account the initial amount allocated to Graham, or in such other proportions that the general partner determines.

        The advisory contracts authorize the general partner to reallocate assets among the trading advisors monthly as it determines in its sole discretion upon 10 days' prior written notice to the affected trading advisors. However, no reallocation of assets will be made to a trading advisor if the trading advisor determines that the amount of the reallocated assets, together with other assets that are already under the trading advisor's management or which, pursuant to firm written commitments, will be placed under the trading advisor's discretion, would exceed the total amount of funds the trading advisor could manage without detriment to the accounts it manages. For example, ETC recently informed the general partner that it may limit the amount of additional assets that it will manage. The general partner therefore may be limited in its ability to allocate additional Fund assets to ETC.

        Because the advisory contracts also provide for reallocation upon termination of a trading advisor's advisory contract, it is possible that, during the terms of the advisory contracts, the percentage of assets managed by the trading advisors may vary, perhaps substantially, from the current allocations. The advisory contracts are for a term of one year and are automatically renewable for successive one-year terms until terminated. The advisory contracts generally provide that either party may terminate the advisory contract at any time upon no less than 60 days' written notice.

        The general partner may allocate funds in excess of actual funds, referred to as notional funds, to the trading advisors. Because of the leverage available from the use of notional funds, performance of a notionally funded account expressed as a percentage of nominal account size, which is the sum of notional funds and actual funds, will be different than the performance of the account expressed as a percentage of actual funds only. The Fund will not be charged any consulting fees with respect to any notional funds allocated to the trading advisors. Incentive fees only are paid to a trading advisor if the trading advisor has new trading profits on its allocated net assets, which includes any notional funds and actual funds.

        No trading advisor has authority or responsibility for the selection of any clearing broker for the Fund or for negotiating the terms, including the commission rates, upon which a clearing broker or brokers are engaged. For ease of administration, however, the trading advisors have discretion to direct all or a portion of their trades on behalf of the Fund to one or more executing brokers or floor brokers of their choice for execution with instruction to give-up the executed trade to the clearing broker, which will clear and settle the trade and carry the resulting position in the account of the Fund. The trading advisors also may from time to time execute the Fund's over-the-counter options, forward, spot and swap contracts with dealers other than the clearing brokers or their affiliates, but only with the prior written consent of the general partner.

        The trading advisors and their principals may currently, or may in the future, trade for their own accounts and/or invest in other commodity pools for which they serve as advisor. In doing so, these trading advisors and/or principals may make trades that are different from, opposite to or similar to, trades entered into by the Fund and they may even be the other party to a trade entered into by the Fund. Investors should note that any orders for other accounts might not be part of a block order but might be placed before or after orders for the Fund, and might or might not obtain more favorable order execution. If the trading advisors or their principals engage in personal account trading, or trading for commodity pools in which they invest, limited partners will not be permitted to inspect records of this trading.

        The advisory contracts with each trading advisor generally provide that the general partner and the Fund shall indemnify and hold harmless the trading advisor and its affiliates against any losses, liabilities, expenses (including reasonable attorneys' and accountants' fees), judgments or settlements if the trading advisor or its affiliates acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Fund, and provided that the trading advisor's or its affiliates' conduct does not constitute negligence or a breach of its or their fiduciary obligations.

        The following descriptions include background information and information concerning each trading advisor's trading strategy. You should note that the descriptions were prepared by each trading advisor and may emphasize different aspects of each. Because each trading advisor's strategies and programs are proprietary and confidential, their descriptions here are general in nature. Each of the trading advisors has advised the general partner that there have been no material administrative, civil or criminal actions within the past five years against that trading advisor or its principals and no such actions are currently pending.

Rabar Market Research, Inc.

        Rabar is an Illinois corporation and is a registered commodity trading advisor. Rabar also is a member of the NFA. The business address of Rabar is 10 Bank Street, Suite 830, White Plains, New York 10606-1933, and its telephone number is (914) 682-8363.

        Rabar was originally named Rainbow Market Research, Inc. when it was incorporated in November 1986. Its name was changed to Rabar Market Research, Inc. in January 1989. It was registered as a commodity trading advisor and a commodity pool operator in June 1988, and it has managed accounts continuously since July 1988.

Management

        The principals of Rabar are Paul Rabar and Jeffrey Izenman.

        Paul Rabar is the president and founder of Rabar. Since 1988, Mr. Rabar has focused his full business time and attention on the operation of Rabar with a particular focus on trading and research. Mr. Rabar first became involved with futures when he began trading for his own account in 1980. He then worked as an account executive in the futures area at E.F. Hutton from 1981 to 1983 and later at Clayton Brokerage where he worked until 1984. In 1985, Mr. Rabar was selected among a large pool of applicants to participate in a futures trading program operated by Mr. Richard J. Dennis, Jr., a trader of futures and options. Mr. Rabar participated in that program in 1985 and 1986, managing a proprietary account for Mr. Dennis, and in 1987 and 1988, managing an account for another individual who was also an experienced trader in futures and options. Mr. Rabar then managed his personal account in futures in 1988 and also began the operations of, and the managing of client assets through, Rabar. Mr. Rabar is a graduate of the New England Conservatory of Music. He did additional work — primarily in science and mathematics — at Harvard University and, in 1979 and 1980 was an assistant instructor of physics at Harvard University.

        Jeffrey Izenman is the executive vice president of Rabar, having joined Rabar in that capacity in November 1998. He is also a managing member of BRI Partners LLC, a venture capital firm for emerging and developing hedge fund managers. From September 1994 through October 1998, he was the president of EMC Capital Management, Inc., one of the Fund's other trading advisors, where he was responsible for business development, client relations and various administrative and operational aspects of EMC. Mr. Izenman is also the past chairman, and a member of the board of directors and executive committee, of the Managed Funds Association. Mr. Izenman is also a member of the business conduct committee of the NFA. Before joining EMC, Mr. Izenman was a partner in the law firm of Katten Muchin Zavis (which is now known as Katten Muchin Zavis Rosenman and is presently counsel to the Fund and the general partner) from October 1988 through August 1994, and an associate with that firm from September 1982 through September 1988. There he specialized in the representation of commodity trading advisors, including Rabar and commodity pool operators, as well as securities investment advisors and hedge fund operators. Mr. Izenman received his J.D. degree from the University of Michigan Law School in May 1982 and a B.S. in accountancy from the University of Illinois in May 1979.

Rabar's Trading Program

  Strategy

        The objective of Rabar's investment strategy is to generate capital appreciation over the long run by investing exclusively in exchange-traded futures contracts, options on futures contracts, foreign currency forward contracts and, to a very limited extent, cash commodities. Rabar may also engage in exchange for physical transactions, more commonly referred to as EFPs. An EFP transaction involves the exchange of a futures position for the underlying commodity without making an open competitive trade on an exchange, as permitted by exchange rules.

        Rabar's strategy employs a diversified, systematic, technical, trend-following approach, utilizing a blend of several separate and distinct quantitative models. Each of these elements is described more fully below.

  •
  The approach is diversified in that it can be invested in more than 80 markets, covering more than 20 different exchanges in eight different countries. The portfolio includes futures contracts on currencies, financial instruments, precious and base metals, stock indices, energies, meats, grains and soft commodities. The specific markets have been chosen for, among other reasons, their historical performance and customary liquidity.
  •
  The approach is systematic in that Rabar utilizes multiple quantitative investment models that generate signals directing Rabar to initiate or liquidate positions in each market at specific, predetermined price points. In the vast majority of circumstances, Rabar will follow the specific signals generated by the models. The approach does, however, incorporate a small discretionary element. In this regard, Rabar may, from time to time, analyze certain key fundamental factors affecting supply and demand, such as a regional or global financial crisis, extreme weather conditions, or major political events. As a result of the analysis Rabar may make adjustments to the size of positions or the timing of trades in the portfolio in an effort to control risk or to take advantage of potential profit opportunities.

  •
  The approach is technical, meaning that the signals generated by the models are based upon an analysis of objective technical factors rather than fundamental factors. Although the technical indicators analyzed are varied, they are all based primarily on daily, weekly, and monthly price movement.
  •
  The approach is trend-following and, in some cases, trend-identifying. In this regard, Rabar seeks to invest in markets exhibits directional price movement over time. Since the portfolio will maintain both long and short positions, it is not necessarily relevant whether a particular market is rising or falling. It is merely the case that Rabar's best opportunity for profit will come from markets moving continuously in one direction while Rabar will have a difficult time profiting from, and may incur losses in, markets that are not exhibiting sustained directional movement.
  •
  The approach incorporates a blend of quantitative models. Specifically, the methodology employs several totally separate and distinct investment models in its overall approach, and several additional variations of those models, all of which are blended together in Rabar's program.

  Risk Management

        Rabar employs a number of risk management techniques in the strategy with a view toward reducing and controlling risk in the portfolio. For example, Rabar's portfolio is broadly diversified thereby spreading the risk across multiple markets. Rabar's portfolio is also diversified across multiple quantitative models, limiting the risk exposure in the portfolio to any one such model. Rabar also employs predetermined stop loss levels or exit points for each position. These stop losses can have the effect of limiting the exposure to each position, system, market and market sector, and in the portfolio as a whole. In addition, Rabar utilizes a proprietary quantitative methodology to determine the size of each position with a view toward equalizing risk in the portfolio across all markets.

        It should be noted that the risk management techniques described above may not have the desired effects of controlling or even reducing risk in the portfolio, as investing in commodity interests involves a high degree of risk.

  Research & Development

        Rabar believes that the development of quantitative models for use in investing in commodity interests is a continual process. To this end, Rabar conducts an ongoing research and development effort led by Paul Rabar and including a team of professionals working on research related matters. The goal of the research effort is to evaluate the continued viability of the existing models, to enhance the existing models, and to develop new models. Although these goals may not be achieved, through its research effort, Rabar has modified its models over time and it is likely that modifications will be made in the future. Thus, the models that might be used by Rabar in the future may differ from those presently used or those used in the past. Clients such as the Fund will not be informed about non-material modifications, including generally, markets or commodity interest contracts traded.

  Miscellaneous

        As stated above, some investment decisions involve the exercise of judgment by Rabar. For example, the decision not to trade particular commodity interests or to reduce or eliminate exposure in particular markets may result at times in missing price moves and hence profits of great magnitude, which other managers who are willing to trade these commodity interests or have not reduced exposure may be able to capture. For these and other reasons, the performance of Rabar may not result in profitable trading.

EMC Capital Management, Inc.

        EMC is an Illinois corporation formed and organized in January 1988. It has been registered as a commodity trading advisor since May 1988 and as a commodity pool operator since February 1991. EMC also is a member of the NFA. The business address and telephone number of EMC are 2201 Waukegan Road, Suite West 240, Bannockburn, Illinois 60015, and (847) 267-8700.

Management

        Elizabeth A. Cheval is the chairperson of EMC, its sole principal, its sole director and its sole beneficial shareholder. Ms. Cheval began investing in commodity interests in 1984 when she was selected by Richard J. Dennis, Jr., a speculative trader of futures and options, to invest for his personal account pursuant to a program developed by Mr. Dennis. As his employee, Ms. Cheval received extensive training from Mr. Dennis, who personally supervised her investment activities. In 1986 Ms. Cheval became a self-employed trader and continued to invest for accounts of family members of Mr. Dennis. In May of 1988, Mr. Dennis elected to discontinue his trading program, and Ms. Cheval started EMC.

        Before working with Mr. Dennis, Ms. Cheval worked with A.G. Becker, a Chicago-based brokerage firm, on the floor of the Chicago Board of Trade. Ms. Cheval has invested in futures since 1983, when she began investing in financial futures for her own account. She received a B.A. in mathematics from Lawrence University in 1978. Ms. Cheval currently is a limited partner in the Fund.

        Some of the commodity interests that EMC will trade for client accounts, including the Fund's account, and that EMC or its principal may trade for their own accounts, if any, are limited with respect to the size of a position that any one speculative trader or trading concern may directly or indirectly own or control. EMC has advised the general partner that if EMC or its principal reach a speculative position limit, they will reduce the positions so that all accounts are treated in a fair and equitable manner.

EMC's Trading Program

        EMC's objective in providing management services to the Fund is to effect appreciation of the Fund's assets through speculative trading of commodity interests.

        EMC currently uses a trading program called the Classic Program for the Fund. The investment strategy employed in the Classic Program is technical rather than fundamental in nature in that it is developed from analyses of patterns of actual monthly, weekly and daily price movements and is not based on analysis of fundamental supply and demand factors, general economic factors or anticipated world events. EMC relies on historical analyses of these price patterns to interpret current market behavior and to evaluate technical indicators for trade initiations and liquidations. EMC's investment strategy in the Classic Program is trend-following in that initiations and liquidations of positions in a particular market are generally in the direction of the price trend in that market.

        EMC employs an investment strategy that uses a number of trading systems simultaneously. Also, the strategies are diversified in that EMC follows over 50 commodity interests and often invests in more than 10 at one time.

        Although the specific commodity interests, including futures contracts, options on futures contracts, forward contracts and cash commodities, to be invested in through the Classic Program will vary from time to time, at the present time EMC principally invests in futures contracts for its clients. Examples of futures contracts that are now invested in by EMC include precious and base metals, U.S. and international financial instruments, stock indices, foreign currencies, grains and grain products, energy products such as crude oil, and soft commodities such as cocoa, orange juice, sugar and coffee. EMC may invest in other commodity interests in the future. EMC also may invest in foreign currency forward contracts and, to a lesser extent, may engage in EFP transactions.

        The commodity interests typically invested in through the Classic Program have been chosen for, among other things, their historical performance and for their customary liquidity. EMC may frequently invest, however, in less liquid markets. If an open position cannot be liquidated, the Fund may be required to accept delivery of the underlying commodity. In these circumstances, it may be necessary for the Fund to borrow funds.

        If possible within existing market conditions, EMC adheres to the requirements of a money management system that determines and limits the equity committed to each position, each commodity interest contract and each group of commodity interest contracts, and sets optimal stop-losses for each position and each account. The level of liquidation determined by this money management system can override liquidations determined by technical indicators.

        EMC continues to develop investment strategies and programs, as well as risk and money management systems. As a result of EMC's ongoing research and development, enhancements and modifications have been made from time to time in the specifics of EMC's methods, and it is likely that similar modifications will be made in the future. Accordingly, the methods that may be used by EMC in the future might differ from those presently being used. The general partner will be informed of changes in EMC's trading methods if strategy changes are deemed material by EMC.

Eckhardt Trading Company

        ETC is an Illinois corporation formed in May 1992 that became registered as a commodity trading advisor and commodity pool operator and a member of the NFA in June 1992. ETC succeeded to the business formerly conducted by William Eckhardt, who was individually registered as a commodity trading advisor and commodity pool operator and a member of the NFA from June 1991 until his registration was changed over to ETC in June 1992. William Eckhardt is the chairman, chief executive officer and sole beneficial shareholder of ETC; John D. Fornengo is president. The address and telephone number of ETC's business office is 53 West Jackson Boulevard, Suite 1240, Chicago, IL 60604 and (312) 939-4712.

Management

        The principals of ETC are William Eckhardt and John D. Fornengo.

        Mr. Eckhardt has traded futures professionally for over 28 years. He received a B.A. in mathematics from DePaul University in 1969 and an M.S. in mathematics from the University of Chicago in 1970. In 1974, after four years of doctoral research at the University of Chicago in mathematical logic, he began trading for his own account at the Mid-America Commodity Exchange. Mr. Eckhardt traded off-floor for his personal account from 1978 through July 1991. In July 1986, he began managing accounts for a small number of friends and business associates, and in July 1991, he began managing accounts as a registered commodity trading advisor.

        In conjunction with his trading, over the past 24 years Mr. Eckhardt has conducted extensive research into the nature of futures price action and risk management. He has developed numerous technical trading systems. Along with Richard Dennis, he co-developed certain trading systems and subsequently co-taught these systems to a group of individuals that have become known as the "Turtles."

        Mr. Fornengo, a 1980 honors graduate of Lake Forest College, Lake Forest, Illinois, has traded futures for over 16 years. He has been professionally associated with Mr. Eckhardt since the beginning of his trading career in April 1986. In 1991, he became registered as a commodity trading advisor and began managing client accounts utilizing the technical indicators of ETC's system, which he modified with systematically larger position sizes.

        In January 1993, Mr. Fornengo began working with ETC to assist Mr. Eckhardt in the implementation and execution of ETC's trading program. In June 1995, Mr. Fornengo became vice president of ETC, and in August 1999, he became president. From January 1989 through June 1995, Mr. Fornengo managed a proprietary account for Mr. Eckhardt, the cash balance of which was invested in Eckhardt Futures Limited Partnership in July 1995. Mr. Fornengo is registered in his individual capacity as a sole proprietor commodity trading advisor; currently, he has no accounts under management.

        Mr. Eckhardt is solely responsible for ETC's systems development and ongoing research. Mr. Eckhardt and Mr. Fornengo share the responsibility of implementing and executing ETC's trading program and for any judgment or discretion utilized in implementation.

ETC's Trading Program

        ETC uses its Global Financial Program in trading for the Fund. The Global Financial Program trades financial markets, including U.S. and international interest rates, currencies, cross-rates and the dollar index. The Global Financial Program began trading on November 24, 1997.

        ETC's objective is to achieve appreciation of its clients' assets through speculative trading of futures contracts and related investments. Before 1992, ETC primarily engaged in trading futures contracts on U.S. exchanges and EFPs in currencies.

        Beginning in July 1992, ETC also began trading contracts on the London International Financial Futures Exchange and has since added contracts on other non-U.S. exchanges. In addition, ETC may trade options on futures, forward contracts on commodities and currencies, and cash currencies, and may engage in transactions in physical commodities, including EFPs (in addition to EFPs in currencies).

        ETC's trading approach is the product of over 24 years of intensive research on futures price action, risk management and trading system development. Diverse systems are melded in accordance with the modern mathematical theory of risk. The systems are technical in origin and trend following in thrust. They are not based on the analysis of fundamental supply and demand factors.

        ETC's trading approach is predominantly applied in an algorithmic or mechanical manner. Occasionally, discretion and judgment may be used; discretion is nonetheless informed by investigations into historical price action and is often employed for risk management purposes. Discretion also may be utilized in connection with the timing of the entry of orders in the markets traded.

        ETC also devotes its time and resources to trading-related research. The systems used have undergone an evolutionary development, some for protracted periods. Many of the current systems bear little resemblance to their prototypes. The systems are subject to change if ETC's methodological principles indicate that it is warranted. Additionally, trading decisions may require the exercise of judgment of ETC. The decision not to trade certain futures, not to make certain trades or to reduce position sizes may result at times in missing price moves and profits of great magnitude that other trading advisors who are willing to trade such positions, or trade larger positions, may be able to capture. The past performance of ETC is not indicative of profitable trading in the future.

        The markets traded have been chosen for historical performance, and for customary liquidity, but liquidity may not always be present, because from time to time, ETC may trade in less liquid markets. In cases involving futures contracts, ETC may determine to accept or to make delivery, or market conditions may be such that an open position cannot be liquidated to avoid delivery. In the event of delivery, it may be necessary for the account to borrow funds. Such borrowing may, but is not required to, be arranged by ETC from independent third parties, generally banks, at market rates for short-term loans; any borrowing will be at the Fund's expense.

Graham Capital Management

        Graham Capital Management, L.P. was organized as a Delaware limited partnership in May 1994. The general partner of Graham is KGT, Inc., a Delaware corporation of which Kenneth G. Tropin is the president and sole shareholder. The limited partner of Graham is KGT Investment Partners, L.P., a Delaware limited partnership of which KGT, Inc. is also a general partner and in which Mr. Tropin is the principal investor. Graham became registered as a commodity pool operator and commodity trading advisor under the Commodity Exchange Act and a member of the NFA on July 27, 1994.

        As of April 1, 2003, Graham has over 60 employees and manages total assets of approximately $3.2 billion. Graham maintains its only business office at Stamford Harbor Park, 333 Ludlow Street, Stamford, CT 06902. Graham's telephone number is (203) 975-5700.

Management

        Kenneth G. Tropin is the chairman, founder and a principal of Graham. As chairman of Graham, Mr. Tropin is responsible for the investment management strategies of the organization.

He has developed Graham's core trading programs. Mr. Tropin is a member of the Chicago Mercantile Exchange.

        Prior to organizing Graham, Mr. Tropin served as the president, the chief executive officer and a director of John W. Henry & Company, Inc. from March 1989 to September 1993. Mr. Tropin was formerly senior vice president and director of managed futures and precious metals at Dean Witter Reynolds. He joined Dean Witter Reynolds from Shearson in February 1982 to run the Managed Futures Department, and in October 1984 Mr. Tropin assumed responsibility for Dean Witter Precious Metals as well. In November 1984, Mr. Tropin was appointed president of Demeter Management Corp., an affiliate of Dean Witter Financial Services Inc., which functions as the general partner to and manager of Dean Witter futures funds.

        In February 1986, Mr. Tropin was instrumental in the foundation of the Managed Futures Trade Association (now called the Managed Funds Association). Mr. Tropin was elected chairman of the Managed Futures Trade Association in March 1986 and held this position until 1991. In June 1987, Mr. Tropin was appointed president of Dean Witter Futures and Currency Management Inc., an affiliate of Dean Witter Financial Services Inc. that functions as a commodity trading advisor in the futures and foreign exchange markets. As president, Mr. Tropin was responsible for the development and management of its proprietary trading programs.

        As president and chief executive officer of John W. Henry & Company, Inc., referred to in this prospectus as JWH, Mr. Tropin was responsible for the management and administration of JWH as well as the management of its trading activities. In addition to his responsibilities as president and chief executive officer of JWH, Mr. Tropin was president and chief executive officer of JWH Investment Advisory Services Inc. and was also the chairman of Global Capital Management, a British Virgin Islands company. Mr. Tropin also served as chairman of the Managed Futures Association in 1991 and 1992, the successor organization to the Managed Futures Trade Association and the National Association of Futures Trading Advisors.

        Michael S. Rulle Jr. is the president and a principal of Graham. As president of Graham, Mr. Rulle is responsible for the day-to-day management of Graham's business. Prior to joining Graham in February 2002, Mr. Rulle was president of Hamilton Partners Limited, a private investment company that deployed its capital in a variety of internally managed equity and fixed income alternative investment strategies on behalf of its sole shareholder, Stockton Reinsurance Limited, a Bermuda based insurance company. From 1994 to 1999, Mr. Rulle was chairman and chief executive officer of CIBC World Markets Corp., the U.S. broker-dealer formerly known as CIBC Oppenheimer Corp. Mr. Rulle served as a member of its management committee, executive board and credit committee and was co-chair of its risk committee. His business responsibilities included Global Financial Products, Asset Management Structured Credit and Loan Portfolio Management. Before joining CIBC World Markets Corp., Mr. Rulle was a managing director of Lehman Brothers and a member of its executive committee and held positions of increasing responsibility since 1979. At Lehman, Mr. Rulle founded and headed the firm's Derivative Division, which grew to a $600 million enterprise by 1994. Mr. Rulle received his M.B.A. from Columbia University in 1979, where he graduated first in his class, and he received his bachelor's degree from Hobart College in 1972 with a concentration in political science.

        Paul Sedlack is the chief operating officer, the general counsel and a principal of Graham. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in 1986 and was resident in Coudert's Singapore office from 1988 to 1989. Before joining Graham in June 1998, Mr. Sedlack was a partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School in 1986 and an M.B.A. in finance in 1983 and B.S. in engineering in 1982 from State University of New York at Buffalo.

        Thomas P. Schneider is an executive vice president, the chief trader and a principal of

Graham. He is responsible for managing Graham's systematic and discretionary futures trading operations, including order execution, formulating policies and procedures, and developing and maintaining relationships with independent executing brokers and futures commission merchants.

        Mr. Schneider graduated from the University of Notre Dame in 1983 with a B.B.A. in finance, and received his Executive M.B.A. from the University of Texas at Austin in 1994. From June 1985 through September 1993, Mr. Schneider was employed by ELM Financial, Inc., a commodity trading advisor in Dallas Texas. While employed at ELM, Mr. Schneider held positions of increasing responsibility and was ultimately chief trader, vice president and principal of ELM, responsible for 24-hour trading execution, compliance and accounting. In January 1994, Mr. Schneider began working as chief trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut. He was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 futures commission merchants on a global basis. In addition to his responsibilities as chief trader, Mr. Schneider has been an NFA arbitrator since 1989 and has served on the Managed Futures Association's Trading and Markets Committee.

        Robert G. Griffith is an executive vice president, the director of research, the chief technology officer and a principal of Graham and is responsible for the management of all research activities and technology resources of Graham, including portfolio management, asset allocation and trading system development. Mr. Griffith is in charge of the day to day administration of Graham's trading systems and the management of Graham's database of price information on more than 100 markets. Prior to joining Graham, Mr. Griffith's company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his B.B.A. in management information systems from the University of Iowa in 1979.

        Daniel G. Rizzuto is a senior vice president and the director of business development of Graham. Prior to joining Graham, Mr. Rizzuto was the director of product development and administration at West Side Advisors, a hedge fund that focuses on fixed income strategies. Mr. Rizzuto has extensive experience working with institutional investors and structuring products designed to meet their specific performance objectives. He also has worked extensively on analyses of investment performance and risk attribution. From 1987 to 1997, Mr. Rizzuto served as an associate director at Bear Stearns Investment Advisors and within the strategies group of Bear Stearns' Financial Analytics and Structured Transactions Department. Mr. Rizzuto received an M.B.A. in finance from Fordham University in 1994 and a B.S. from Fairfield University in 1987.

        Anthony Bryla, C.P.A. is the chief financial officer and a principal of Graham and is responsible for the management of all accounting and finance activities at Graham. Mr. Bryla is in charge of the daily and monthly performance reporting, company accounting, treasury functions, as well as policies and procedures. Prior to joining Graham in September 1995, Mr. Bryla was an assistant accounting manager at OMR Systems Corp. where he provided back-office and accounting services for such clients as Merrill Lynch and Chase Manhattan Bank, and held positions of increasing responsibility since February 1989. Mr. Bryla is a member of the New Jersey Society of C.P.A.s and graduated from Rutgers University with a B.A. in business administration in 1982.

        Kevin O'Connor is a senior vice president, senior trader and principal of Graham. Mr. O'Connor is a senior member of the trading staff responsible for executing futures trades in accordance with Graham's systems, and works closely with Mr. Schneider in managing the firm's daily futures trading operations. Prior to joining Graham, from June 1992 until June 1995, Mr. O'Connor was a vice president and controller for Luck Trading Company, a commodity trading advisor in New York City. From January 1981 until June 1992 Mr. O'Connor was a controller and senior trader for Futures Investment Company, a commodity trading advisor based in Greenwich, CT. Mr. O'Connor graduated from Providence College in 1980 with a B.S. in accounting.

        Brian Aldershof, Ph.D., CFA is the risk manager, a vice president and a quantitative research analyst of Graham with significant expertise in mathematics and statistics. Prior to joining Graham, Dr. Aldershof was a professor of mathematics at Lafayette College in Easton, PA. Dr. Aldershof's research interests center on non-linear stochastic systems, especially genetic algorithms. Dr. Aldershof received his M.S. (1990) and Ph.D. (1991) in statistics from the University of North Carolina at Chapel Hill where he was a Pogue Fellow. His research in graduate school concerned estimating functionals of probability density functions. During this time, he was a consultant for the RAND Corporation, the Center for Naval Analyses, and the Environmental Protection Agency. Dr. Aldershof received his A.B. (1985) from Middlebury College where he completed a double major in mathematics and psychology. He is a CFA charterholder and a member of the Association for Investment Management and Research.

        Fred J. Levin is the chief economist, a senior discretionary trader and a principal of Graham specializing in fixed income markets with particular emphasis on short-term interest rates. From 1998 until he joined Graham in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc. From 1991 to 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital. From 1988 to 1991, Mr. Levin was the chief economist and a trader at Transworld Oil. From 1982 to 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From 1970 to 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in 1964.

Graham's Trading Methods

        Graham trades actively in both U.S. and international markets, primarily in futures contracts, forward contracts, spot contracts and associated derivative instruments such as options and swaps. Graham engages in EFP transactions, which involve the exchange of a futures position for the underlying physical commodity without making an open, competitive trade on an exchange. Graham at times will trade certain instruments as a substitute for futures or options traded on futures exchanges. Instruments and contracts not traded on any organized exchange may be entered into with banks, brokerage firms or other financial institutions as counterparties.

  Systematic Trading

        Graham's trading systems rely primarily on technical rather than fundamental information as the basis for their trading decisions. Graham's systems are based on the expectation that they can over time successfully anticipate market events using quantitative mathematical models to determine their trading activities, as opposed to attempting properly to forecast price trends using subjective analysis of supply and demand.

        Graham's core trading systems are primarily very long term in nature and are designed to participate selectively in potential profit opportunities that can occur during periods of sustained price trends in a diverse number of U.S. and international markets. The primary objective of the core trading systems is to establish positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in prices is occurring. The systems are designed to analyze mathematically the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of the particular market. As a result of this analysis, the systems will utilize proprietary risk management and trade filter strategies that are intended to benefit from sustained price trends while reducing risk and volatility exposure.

        In addition to Graham's core trading systems, Graham has developed various trading systems that are not true trend-following systems. The Graham Selective Trading Program, which was developed in 1997, relies in part on a pattern recognition model based on volatility. The Non-Trend-Based Program, which was developed in 1998, relies on macroeconomic and supply and demand data as the basis for its trading decisions and has the potential to perform in market conditions that are characterized by a lack of long-term trends.

  Discretionary Trading

        The Discretionary Trading Group was established at Graham in February 1998. Unlike Graham's systematic trading programs, which are based almost entirely on computerized mathematical models, the Discretionary Trading Group determines its trades subjectively on the basis of personal assessment of trading data and trading experience. One of the significant advantages Graham's traders benefit from is Graham's experience in systematic trading and trend identification. This experience has proven helpful in enabling the Discretionary Trading Group to take advantage of significant market trends when they occur and, equally important, the Discretionary Trading Group has the potential to profit from trend reversals as well. Additionally, Graham makes available extensive technical and fundamental research resources to the Discretionary Trading Group in an effort to improve its competitive performance edge over time.

Graham's Trading Programs

        Graham will trade the Fund's assets allocated to it in accordance with its Global Diversified Program at standard leverage, as described below. Margin requirements over time at standard leverage are expected to average about 15% to 20% of equity for the accounts traded by Graham.

        In extraordinary market conditions, Graham may reduce leverage and portfolio risk if it believes that it is in the best interest of its clients to do so. While these actions are anticipated to occur very infrequently, these may not enhance performance.

        Subject to the prior approval of the general partner, Graham may, at any time, trade all or a portion of the Fund's assets allocated to it pursuant to one or more of Graham's other programs, and at an increased or reduced rate of leverage.

        The Global Diversified Program utilizes multiple computerized trading models designed to participate in potential profit opportunities during sustained price trends in approximately 80 global markets. This program features broad diversification in both financial and non-financial markets.

        The strategies that are utilized are primarily long-term in nature and are intended to generate significant returns over time with an acceptable degree of risk and volatility. The computer models on a daily basis analyze the recent price action, the relative strength and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.

        As of April 1, 2003, the allocation of risk exposure for the Global Diversified Program was:

Currencies	26%
Interest rates	24%
Stock indices	18%
Agriculture	15%
Energy	10%
Metals	7%

        Graham rebalances the weighting of each market in the portfolio on a monthly basis so as to attempt to maintain, on a volatility and risk adjusted basis, consistent exposure to each market over time.

        In addition to its Global Diversified Program, Graham currently trades the following futures programs: Graham Selective Trading Program, K4 Program, Proprietary Matrix Program, Discretionary Trading Program and Fed Policy Program.

Trading Policies of the Fund

        The objective of the Fund is to achieve appreciation of its assets through trading in futures contracts, forward contracts, options contracts and other interests in commodities. The general partner and the trading advisors follow the operating policies described below in attempting to achieve this objective.

Liquidity

        The Fund invests only in futures contracts and other commodity interests that are traded in sufficient volume to permit, in the opinion of the trading advisors, ease of taking and liquidating positions.

Spot Commodities

        Although the Fund does not expect to make or take delivery of commodities, it is authorized to do so. In addition, the Fund may from time to time trade in spot, or cash, commodities.

Leverage

        The Fund normally will not be as highly leveraged as permitted in the case of an investment by an individual investor, and the trading advisors may use less than the otherwise available amount of leverage in the application of certain money management techniques on behalf of the Fund.

Borrowings

        Unless the Fund is required to borrow money in the event of delivery or if the Fund trades in cash commodities, borrowings will not be used by the Fund.

Spreads and Straddles

        The Fund may employ spreads or straddles in its trading. Spreads and straddles are futures trading transactions involving the simultaneous buying and selling of a particular futures contract in the same or a related commodity but involving different delivery dates. The purpose of these trades is to earn profits from a widening or narrowing movement of the two prices of the futures contracts.

Pyramiding

        The Fund does not employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as margin for the purchase or sale of additional positions in the same or another commodity interest.

Modifications in Trading Policies

        The advisory contracts require the trading advisors to notify the general partner of any material modification in trading policies promptly and in any event no less than 10 business days prior to institution of the modification. The general partner will not be notified of non-material changes in the nature or types of commodity interests traded.

PERFORMANCE OF THE FUND
(Unaudited)

        As required by CFTC regulations, the past performance record of the Fund for the last five full calendar years plus the current year-to-date (through February 2003) is presented below. The past performance record of the Fund since the Fund's inception in January 1989 appears in the Statement of Additional Information at p. SAI-18. While the performance record set forth in these two tables have not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name of the Fund	Grant Park Futures Fund Limited Partnership
Type of Fund	Privately offered (through February 2003); Multi-advisor
Inception of Trading	January 1989
Aggregate Gross Subscriptions	$24,934,625
Current Net Asset Value	$17,761,278
Worst Monthly Percentage Draw-Down* (Since 1/98)	-8.65% 10/99
Worst Peak-to-Valley Draw-Down* (Since 1/98)	-21.36% 10/98 - 07/00

	Rate of Return
Month	2003	2002	2001	2000	1999	1998
January	2.72%	-0.87%	1.86%	-1.12%	-2.02%	1.96%
February	5.77%	-5.95%	0.53%	0.69%	7.95%	2.62%
March		2.26%	6.63%	-1.70%	-5.18%	-1.08%
April		-3.07%	-4.51%	-3.84%	2.92%	-7.46%
May		5.17%	-0.47%	1.80%	-5.51%	3.13%
June		10.07%	-2.66%	-3.51%	0.22%	-0.37%
July		6.63%	0.12%	-1.60%	-2.68%	-0.30%
August		1.57%	2.88%	4.36%	-1.16%	24.62%
September		2.87%	3.69%	-2.30%	1.54%	6.23%
October		-6.04%	5.30%	0.80%	-8.65%	-4.64%
November		-2.53%	-7.80%	8.91%	2.10%	-3.21%
December		5.58%	2.14%	9.00%	3.05%	2.09%
Year	8.64%	15.25%	7.00%	10.97%	-8.24%	22.40%
•
Draw-Down means losses experienced by the Fund over a specified period.

Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by the Fund in any calendar month expressed as a percentage of total equity in the Fund and includes the month and year of that draw-down.

Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of the Fund due to losses sustained by the Fund during a period in which the initial month-end net asset value of the Fund is not equaled or exceeded by a subsequent month-end net asset value of the Fund and includes the time period in which the draw-down occurred.

The monthly rate of return is computed by dividing monthly performance by beginning equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

        The Fund is a multi-advisor commodity pool organized to pool assets of its investors for purposes of investing those assets in U.S. and international commodity futures and forward contracts, options contracts and other commodity interests. The Fund has been in continuous operation since it commenced trading on January 1, 1989.

Capital Resources

        The Fund plans to raise additional capital only through the sale of units offered through this prospectus and does not intend to raise any capital through borrowing. Due to the nature of the Fund's business, it will make no capital expenditures and will have no capital assets that are not operating capital or assets.

Liquidity

        Most U.S. futures exchanges limit fluctuations in some futures and options contract prices during a single day by regulations referred to as daily price fluctuation limits or daily limits. During a single trading day, no trades may be executed at prices beyond the daily limit. Once the price of a contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Futures prices have occasionally moved to the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Fund from promptly liquidating unfavorable positions and subject the Fund to substantial losses that could exceed the margin initially committed to those trades. In addition, even if futures or options prices do not move to the daily limit, the Fund may not be able to execute trades at favorable prices, if little trading in the contracts is taking place. Other than these limitations on liquidity, which are inherent in the Fund's futures and options trading operations, the Fund's assets are expected to be highly liquid.

Results Of Operations

        The Fund's returns, which are the Fund's trading gains plus interest income less brokerage fees, performance fees, operating costs and offering costs borne by the Fund, for the twelve months ended December 31, 2002 and the two years ended December 31, 2001 and 2000 were approximately 15.3%, 7.0%, and 11.0%. The net asset value at December 31, 2002 was approximately $14.6 million and at December 31, 2001 and 2000 was approximately $11.6 million and $12.1 million.

        The table below sets forth the Fund's trading gains or losses by sector for each of the years ended December 31, 2002, 2001 and 2000.

	% Gain (Loss) Year Ended December 31,
Sector
	2002	2001	2000
Interest Rates	10.1	10.2	18.5
Currencies	14.6	1.2	3.1
Stock Indices	(0.1)	4.7	(8.3)
Energy	1.6	(2.3)	7.8
Agriculturals	4.7	(0.3)	(1.4)
Metals	(2.0)	0.5	(4.8)
Softs	(1.9)	(0.6)	(0.1)
Miscellaneous	(1.8)	(0.1)	(0.5)

Total	25.2%	13.3%	14.3%

Year ended December 31, 2002

        The return for 2002 was approximately 15.3%. Of this 15.3% increase, approximately 25.2% was due to trading gains and approximately 1.5% was due to interest income, offset by approximately 11.4% due to brokerage fees, performance fees, operating costs and offering costs borne by the Fund. An analysis of the 25.2% trading gains by sector is as follows:

Sector	% Gain (Loss)
Interest Rates	10.1%
Currencies	14.6
Stock Indices	(0.1)
Energy	1.6
Agriculturals	4.7
Metals	(2.0)
Softs	(1.9)
Miscellaneous	(1.8)

25.2%

        January produced a slight negative return in the Fund. The Enron and Global Crossing bankruptcies took a toll on the U.S. equities markets, which were already under pressure resulting in a difficult start to the new year. The international picture was no better as Japan continued to struggle economically and the political situation in Argentina led to instability in South America. On the positive side, U.S. consumer spending continued to be robust. The Fund posted a small loss for January, largely as a result of volatility in the global currency markets. Energy and short stock index positions contributed small gains.

        February continued the trend of high market volatility resulting in negative performance for the Fund. Losses were generated specifically in the British pound and short sterling as the Bank of England reported a surge in inflation. Additional losses were generated in short positions in the Japanese government bond as the Bank of Japan continued to inject cash into the ailing economy by buying an unprecedented amount of bonds.

        March resulted in the first positive month of the year for the Fund as long positions in the energy complex and soybeans both proved profitable. Energy rallied as tensions in the Middle East intensified sparking fears of supply disruptions. Soybeans rallied due to a deal between the United States and China regarding the exporting of genetically modified crops from the United States to China, which is the single largest soybean customer of the United States.

        April was a negative month for the Fund as the crude oil market proved exceptionally volatile. While firm diplomacy by the United States eased tensions in the Middle East, the situation in Venezuela was becoming less predictable as President Hugo Chavez returned to office in a political reversal after being ousted just a few days earlier. Profitable positions in the U.S. dollar helped offset some of the losses incurred in the energy markets.

        The Fund experienced solid gains in May as the U.S. dollar slipped sharply amidst renewed terror threats and weaker stocks. The U.S. dollar weakened unilaterally around the globe, hitting an eight-month low against the Euro and slipping against every major currency. The Fund also profited in gold as the precious metal soared to its highest level since June 2000 on dollar worries, heightened tensions in Kashmir and floundering equity markets.

        June produced the first double-digit profitable month for the Fund since the Long Term Capital Management and Russian debacles of 1998. Equity markets around the world were dramatically affected as accounting irregularities were uncovered at several public corporations. Several large companies warned that earnings would not meet expectations, which further accelerated the decline back to the lows seen after September 11, 2001. The U.S. dollar also fell, posting a twenty-seven-month low against the Euro and a seven-month low against the yen. The Fund benefited from these trades as well as unrelated positions in long cotton and short coffee. Losses were incurred in gold, Canadian dollars and soybean oil.

        For the third consecutive month, the Fund enjoyed solid gains in July. The most significant gains were generated in U.S. and European interest rate futures, stock indices, grains and the British pound. Some losses were generated by the rebound of the U.S. dollar and in volatility in soft commodities.

        In August, the Fund posted another profitable month making for four consecutive months of positive performance. Long positions in Japanese government bonds and U.S interest rates futures accounted for a substantial portion of the gains as investors repositioned money away from the world's equity markets. Corn and wheat were also profitable as poor weather conditions caused the Department of Agriculture to reduce its crop yield forecasts, resulting in prices reaching four and one-half-year highs. Losses in August stemmed from reversals in the currency and stock index sectors.

        September was the fifth consecutive profitable month for the Fund. Once again, long positions in U.S. interest rate futures produced positive returns as a wave of negative economic data renewed speculation that the Federal Reserve would respond with another round of interest rate cuts. Additional profits were made in energy, global stock indices and British interest rate futures. Japanese government bonds and the yen produced losses for the Fund in September as the Japanese government indicated it might begin large-scale intervention in order to weaken the currency and stimulate the domestic economy.

        October ended the string of successive months of positive performance for the Fund. A sharp surge in the U.S. stock market led to a corresponding decline in U.S. government debt instruments as investors moved back into equities. European debt instruments also fell in response to the stock market rally, as well as in response to data indicating resurgence in economic activity on the European continent. Long energy positions added to losses as it appeared the United States would not imminently undertake military action against Iraq. Some losses were offset by gains in long sugar and short U.S. dollar positions.

        November was negative for the Fund. The most significant losses were generated from positions in global interest rate futures, European currencies and sugar. The strength in worldwide equity markets caused global bonds to decline and caused the U.S. dollar to rally versus its European counterparts. The recent uptrend in sugar prices reversed amid abundant supply and expectations for a large upcoming crop. Long positions in U.S. stock index futures produced some gains for the Fund, as stocks rallied in response to the Federal Reserve's half-percentage point cut in interest rates.

        The Fund finished the year on a positive note with a profitable December. Gains were made via long positions in European currencies, petroleum contracts, gold and Australian interest rate futures. The continued uncertainty in the Middle East caused the U.S. dollar to weaken and energy to rally. Risk-averse investors sought safe havens in gold and Australian debt instruments. Some losses were incurred by long positions in the soybean complex, which declined on news of improved weather in Brazil, as well as long positions in U.S. equity markets, which struggled amid growing tensions with both Iraq and North Korea.

Year ended December 31, 2001

        In 2001, the Fund had a return of 7.0%, approximately 13.3% of which was due to trading gains and approximately 3.3% was due to interest income, offset by approximately 9.6% due to brokerage fees, performance fees and operating and offering costs borne by the Fund. An analysis of the 13.3% trading gain by sector is as follows:

Sector	% Gain (Loss)
Interest Rates	10.2
Currencies	1.2
Stock Indices	4.7
Energy	(2.3)
Agriculturals	(0.3)
Metals	0.5
Softs	(0.6)
Miscellaneous	(0.1)

13.3%

        January was profitable for the Fund, although the month was marked by much volatility. A surprise interest rate cut by the Federal Reserve sparked sharp profits early in the month, but those profits fell by mid-month amid questions about the true state of the economy and the ultimate effect of the rate cuts. The biggest winning positions for January were in the Eurodollar, soybeans and Australian three-year bonds. Losses were generated in the Australian dollar, silver and sugar.

        February resulted in a slight positive return for the Fund. The Fund's short equities positions and long bond positions both benefited from a continued decline in U.S. equities prices. Some of these gains, however, were offset by losses in energy and coffee. Coffee was particularly volatile as conflicting pressures from both producers and fund selling caused prices to fluctuate wildly.

        The Fund posted solid gains in March. Concerns over the health of the global economy sent stocks downward and the U.S. dollar to new highs. Substantial profits were made via short positions in global stock indices, most notably the Hang Seng and FTSE 100 which both made two-year lows. Despite the weakness in U.S. equities, the U.S. dollar rose as investors reasoned that the United States was in better position to deal with its economic troubles than other developed nations.

        April was a challenging month for the Fund as several of the trends that had previously been profitable had either ceased or reversed. The most significant losses occurred in the sugar and global debt markets. Sugar fell to its lowest level since May 2000 and choppiness in debt markets forced defensive liquidation of established positions. While overall the Fund lost money in April, some profits were still posted in the Mexican peso and in unleaded gasoline.

        May performance was slightly negative for the Fund. The month started with good prospects for trendfollowers, but by month end those prospects had faded. Losses were generated in gold, Euroswiss, Japanese yen and sugar as all of these sectors were marked by high volatility throughout May. Profits in natural gas and the Mexican peso somewhat softened these losses.

        June was another month with negative performance for the Fund as tradable trends failed to materialize. Volatile, directionless price action in the Euroswiss, Euro and Australian interest rate markets accounted for the bulk of the losses in June. While these losses were lessened by profits in lean hogs and soybeans, the second quarter closed with seemingly disjointed markets marked by uncertainty regarding world economic conditions. Despite this difficult market environment, the Fund was able to post a net positive return through the first half of the year.

        The Fund posted a slight positive return for July amid weakness in U.S. stocks. Profits were garnered in the U.S. interest rate complex, the Hang Seng and soybeans. Interest rate contracts in the United States rallied as Federal Reserve Chairman Alan Greenspan made comments on the potential for additional interest rate cuts designed to spur the struggling economy. The Hang Seng struggled, as did most stock indices around the world, posting two-year lows. Soybeans rallied as the Department of Agriculture reported a deterioration of current crop conditions brought about by extended hot and dry weather in the Midwest. The bulk of the losses in July were derived from trend reversals in the world currency markets.

        August was another positive month for the Fund. Short positions in the Hang Seng and German Dax were particularly profitable, as both indices posted multi-year lows. Additional profits were earned in short U.S. dollar and long global debt positions. Some of the dry conditions were alleviated in the grain producing areas of the United States, causing previously profitable trends to reverse and resulting in losses in some grain positions. Energy and Japanese government bonds were also quite choppy resulting in additional losses in an overall positive month.

        September was marked by the devastating terrorist attack on September 11th. While this event impacted the lives of individuals around the globe, it also created extreme volatility in various markets from which the Fund was able to generate profits. As stock indices around the world moved lower due to the terrorist activities, the Fund's short positions in the Dax and Hang Seng proved to be very profitable. As prices stabilized, the Fund reduced its exposure, but still maintained some shorts in these markets. Additional profits were made in long global debt contracts as U.S. and European central banks lowered interest rates in the wake of the attacks.

        October was also profitable for the Fund as the world began to recover from the September 11 attacks. U.S. debt contracts rallied sharply amid signs the terrorist attacks would further slow an already struggling economy. The weak economic data indicated further easing by the Federal Reserve which helped the Fund's long U.S. debt positions. Other profits came in the short South African rand position as the negative outlook for emerging markets caused the rand to plummet. Losses occurred in silver and gold as the metals reversed from the recent highs experienced immediately after the attacks.

        November saw the Fund return a portion of the gains made during the previous four months. Most notably, U.S. debt futures plummeted following encouraging developments in the war against Afghanistan. The surprisingly quick collapse of portions of the Taliban regime raised hopes that the United States-led war on terror would progress more rapidly than previously thought. Additional losses occurred in the Japanese yen as mid-month volatility caught the Fund on both sides of the market. A continued short position in the South African rand earned profits as political instability in neighboring Zimbabwe caused the currencies of the region to move lower.

        The Fund ended 2001 with positive performance in December. The majority of the gain for the month was made in currencies, primarily the Japanese yen and South African rand, which were both very weak. These gains were offset somewhat by losses in the U.S. interest rate sector amid signs the U.S. economy may be emerging from recession. The Fund was positive for the third consecutive year amid declining world equity markets and diminished return on fixed income rates.

Year ended December 31, 2000

        For 2000, the Fund had a net return of approximately 11%. Of this increase, approximately 14.3% was due to trading gains and approximately 5.8% was due to interest income, offset by approximately 9.1% in brokerage fees, performance fees and operating and offering costs borne by the Fund. An analysis of the 14.3% trading gains by sector is as follows:

Sector	% Gain (Loss)
Interest Rates	18.5
Currencies	3.1
Stock Indices	(8.3)
Energy	7.8
Agriculturals	(1.4)
Metals	(4.8)
Softs	(0.1)
Miscellaneous	(0.5)

14.3%

        The first month of 2000 proved to be a highly volatile environment as the uncertainty surrounding Year 2000 issues peaked, then waned. The Fund had a negative month to start the year with losses in the Dax, the Hang Seng and the NASDAQ. Gains in traditional commodities such as soybean meal, corn and cotton helped to offset these losses.

        The volatility seen in January continued into February, providing opportunities in some markets but not in others. The Fund produced very subdued profits for the month, with most gains coming from the energy markets as crude oil prices posted 9-year highs amidst supply concerns. Other profits were garnered in the Dax, Japanese yen and British pound. The largest losing positions held by the Fund were in long-term interest rate instruments.

        March started well but profits dissolved into losses by month end. Several sectors were strong early in the month, including energies, stock indices and currencies. Energies and stocks turned around abruptly mid-month. Of all the positions that held promise early in the month, the Mexican peso proved to be the only sustainable trend.

        April was marked by further losses in the Fund amid high levels of volatility. A legal ruling against Microsoft created losses in the NASDAQ, which had a ripple effect on equity indices in the Far East. The Nikkei and the Hang Seng suffered their largest one-day decline since Black Monday in 1987. Some of the losses incurred by the Fund were offset by gains in the Australian dollar, British pound and sugar.

        In May, the Fund posted positive returns led by a long natural gas position. Warmer than usual temperatures for early May in the United States and a steady decline in gas reserves sent prices dramatically higher. Profits were also made via short Euribor and short British pound positions. The Fund incurred losses via a long nickel position, as a mining strike in Canada was averted, sending the metal down 11%.

        June was a negative month for the Fund. The bulk of the losses were incurred in the gold and silver markets as the U.S dollar fell in response to an unexpected 0.2% increase in the U.S. unemployment rate. Profits were made on the long side of the Canadian dollar and Eurodollar trades as U.S. economic data indicated signs of weakening.

        In July, the Fund sustained losses in the energy sector after an announcement that Saudi Arabia would increase crude production in order to bring down prices. Additional losses occurred in cotton and coffee on weather concerns. Some profits were made in sugar as prices soared to two-year highs on forecasts that the world glut would begin to decline in 2000 through 2001.

        The Fund saw significant gains in August due to a strong U.S. dollar and resurgence in energy prices. A strong U.S. economy led to dollar gains, while refinery troubles on both sides of the Atlantic led to supply concerns for heating oil going into the fall months. Losses were incurred in the Australian dollar as it weakened versus the U.S. dollar after a surprise rate hike by the Reserve Bank of Australia and a stronger than expected retail sales number.

        The Fund experienced losses in September as trades in global debt contracts and currency positions moved against it. Additionally, the announcement by U.S. Energy Secretary Bill Richardson that the United States would release 30 million barrels of oil from the Strategic Petroleum Reserve over the next month caused crude prices to fall $2.00, bringing heating oil and unleaded gas prices down also.

        October resulted in modest profits for the Fund, stemming mostly from the currency markets. Weakness in the South African rand, Euro, and Canadian, New Zealand and Australian dollars all contributed the most significant gains for the month. Losses were generated mainly from the sugar and natural gas markets as previous rallies reversed into profit-taking opportunities for some investors.

        November proved to be the most profitable month of the year to date. U.S., British and Japanese debt all rallied due to slowdowns in these countries' respective economies. These slowdowns also led to weaker equity prices, which allowed the Fund's short positions in the NASDAQ and Dax to contribute to the month's profits. Losses were generated mainly in the currency markets as the U.S. dollar fell amid the weak stock environment.

        December built upon November's gains resulting in a strong closing of the year for the Fund. European and U.S. interest rate futures continued their rallies on expectations that both the ECB and Federal Reserve would continue to cut rates. Poor economic conditions in Japan pushed the yen lower versus the dollar, which added to the Fund's profits. Some losses did occur, most notably in the energy complex, as mounting evidence of an economic slowdown reduced the likelihood of strong demand from the industrial sector. Positive performance in December contributed to a profitable fourth quarter and to a profitable year.

Critical Accounting Policies

        The Fund's critical accounting policies are set forth in Note 1 to the financial statements beginning at page F-1 of this prospectus. The Fund's financial statements are prepared in accordance with accounting principles generally accepted in the United States, which require the use of certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements made by the Fund's management. The majority of the Fund's positions will be exchange-traded futures contracts, which will be valued daily at settlement prices published by the exchanges. Any spot and forward foreign currency contracts held by the Fund will also be valued at published daily settlement prices or at dealers' quotes. Thus, the general partner expects that under normal circumstances substantially all of the Fund's assets will be valued on a daily basis using objective measures. Futures, options on futures, and forward contracts are recorded on the trade date and realized gains or losses are recognized when contracts are liquidated. Unrealized gains or losses on open contracts, which equals the difference between contract trade price and market price at the date of the statement of financial condition, are included in equity in broker trading accounts. Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. U.S. government securities are valued at fair market value.

Off-Balance Sheet Risk

        Off-balance sheet risk refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in future obligation or loss. The Fund trades in futures and other commodity interest contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts the Fund faces the market risk that these contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the commodity interest positions of the Fund at the same time, and if the Fund were unable to offset positions, the Fund could lose all of its assets and the limited partners would realize a 100% loss. The Fund minimizes market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 25%. All positions of the Fund are valued each day on a mark-to-market basis.

        In addition to market risk, in entering into commodity interest contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Fund. The counterparty for futures and options on futures contracts traded in the United States and on most non-U.S. futures exchanges is the clearing organization associated with such exchange. In general, clearing organizations are backed by the corporate members of the clearing organization who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk.

        In cases where the clearing organization is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

        In the case of forward contracts, over-the-counter options contracts or swap contracts, which are traded on the interbank or other institutional market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a central clearing organization backed by a group of financial institutions. As a result, there likely will be greater counterparty credit risk in these transactions. The Fund trades only with those counterparties that it believes to be creditworthy. Nonetheless, the clearing member, clearing organization or other counterparty to these transactions may not be able to meet its obligations to the Fund, in which case the Fund could suffer significant losses on these contracts.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Introduction

        The Fund is a speculative commodity pool. The market sensitive instruments held by it are acquired for speculative trading purposes, and all or a substantial amount of the Fund's assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Fund's business.

        Market movements result in frequent changes in the fair market value of the Fund's open positions and, consequently, in its earnings and cash flow. The Fund's market risk is influenced by a wide variety of factors, including the level and volatility of exchange rates, interest rates, equity price levels, the market value of financial instruments and contracts, market prices for base and precious metals, energy complexes and other commodities, the diversification effects among the Fund's open positions and the liquidity of the markets in which it trades.

        The Fund rapidly acquires and liquidates both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance. The Fund's current trading advisors all employ trend-following strategies that rely on sustained movements in price. Erratic, choppy, sideways trading markets and sharp reversals in movements can materially and adversely affect the Fund's results. The Fund's past performance is not necessarily indicative of its future results.

        Value at risk is a measure of the maximum amount that the Fund could reasonably be expected to lose in a given market sector in a given day. However, the inherent uncertainty of the Fund's speculative trading and the recurrence in the markets traded by the Fund of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated value at risk or the Fund's experience to date. This risk is often referred to as the risk of ruin. In light of the foregoing as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification included in this section should not be considered to constitute any assurance or representation that the Fund's losses in any market sector will be limited to value at risk or by the Fund's attempts to manage its market risk.

        Materiality, as used in this section, is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, and multiplier features of the Fund's market sensitive instruments.

        The following quantitative and qualitative disclosures regarding the Fund's market risk exposures contain forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). All quantitative and qualitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact and descriptions of how the Fund manages its risk exposure. The Fund's primary market risk exposures, as well as the strategies used and to be used by its trading advisors for managing such exposures are subject to numerous uncertainties, contingencies and risks, including those described in "Risk Factors" and elsewhere in this prospectus, any one of which could cause the actual results of the Fund's risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of the Fund. The Fund's current market exposure and/or risk management strategies may not be effective in either the short-or long-term and may change materially. Therefore, you should be prepared to lose all or substantially all of your investment in the Fund.

Quantitative Market Risk

Trading Risk

        The Fund's approximate risk exposure in the various market sectors traded by its trading advisors is quantified below in terms of value at risk. Due to the Fund's mark-to-market accounting, any loss in the fair value of the Fund's open positions is directly reflected in the Fund's earnings, realized or unrealized.

        Exchange maintenance margin requirements have been used by the Fund as the measure of its value at risk. Maintenance margin requirements are set by exchanges to equal or exceed the maximum losses reasonably expected to be incurred in the fair value of any given contract in 95% to 99% of any one-day interval. The maintenance margin levels are established by brokers, dealers and exchanges using historical price studies as well as an assessment of current market volatility and economic fundamentals to provide a probabilistic estimate of the maximum expected near-term one-day price fluctuation. Maintenance margin has been used rather than the more generally available initial margin, because initial margin includes a credit risk component that is not relevant to value at risk.

        In the case of market sensitive instruments that are not exchange-traded, including currencies and some energy products and metals in the case of the Fund, the margin requirements for the equivalent futures positions have been used as value at risk. In those cases in which a futures-equivalent margin is not available, dealers' margins have been used.

        In the case of contracts denominated in foreign currencies, the value at risk figures include foreign currency margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the Fund, which is valued in U.S. dollars, in expressing value at risk in a functional currency other than U.S. dollars.

        In quantifying the Fund's value at risk, 100% positive correlation in the different positions held in each market risk category has been assumed. Consequently, the margin requirements applicable to the open contracts have simply been aggregated to determine each trading category's aggregate value at risk. The diversification effects resulting from the fact that the Fund's positions are rarely, if ever, 100% positively correlated have not been reflected.

  Value At Risk By Market Sectors

        The following tables indicates the trading value at risk associated with the Fund's open positions by market category as of December 31, 2002 and the trading gains/losses by market category for the year then ended December 31, 2002. All open position trading risk exposures of the Fund have been included in calculating the figures set forth below. As of December 31,

2002, the Fund's net asset value was approximately $14.6 million.

	December 31, 2002
Market Sector	Value at Risk	% of Total Capitalization	Trading Gain/(Loss)
Interest Rates	$739,385	5.1%	10.1%
Currencies	$275,815	1.9%	14.6%
Energy	$231,441	1.6%	1.6%
Stock Indices	$145,977	1.0%	(0.1)%
Metals	$93,182	0.6%	(2.0)%
Agriculturals	$33,000	0.2%	4.7%
Softs	$25,150	0.2%	(1.9)%

Total	$1,544,151	10.6%	27.0%

  Material Limitations On Value At Risk As An Assessment Of Market Risk

        The face value of the market sector instruments held by the Fund is typically many times the applicable maintenance margin requirement, which generally range between approximately 1% and 10% of contract face value, as well as many times the capitalization of the Fund. The magnitude of the Fund's open positions creates a risk of ruin not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions — unusual, but historically recurring from time to time — could cause the Fund to incur severe losses over a short period of time. The value at risk table above, as well as the past performance of the Fund, gives no indication of this risk of ruin.

Non-Trading Risk

        The Fund has non-trading market risk on its foreign cash balances not needed for margin. However, these balances, as well as the market risk they represent, are immaterial. The Fund also has non-trading market risk as a result of investing a substantial portion of its available assets in U.S. Treasury bills and Treasury repurchase agreements. The market risk represented by these investments is also immaterial.

Qualitative Market Risk

Trading Risk

        The following were the primary trading risk exposures of the Fund as of December 31, 2002, by market sector.

  Interest Rates

        Interest rate risk is the principal market exposure of the Fund. Interest rate movements directly affect the price of the futures positions held by the Fund and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Fund's profitability. The Fund's primary interest rate exposure is to interest rate fluctuations in the United States and the other G-7 countries. However, the Fund also takes futures positions on the government debt of smaller nations, such as Australia. The general partner anticipates that G-7 interest rates will remain the primary market exposure of the Fund for the foreseeable future.

  Currencies

        Exchange rate risk is a significant market exposure of the Fund. The Fund's currency exposure is to exchange rate fluctuations, primarily fluctuations that disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Fund trades in a large number of currencies, including cross-rates, which are positions between two currencies other than the U.S. dollar. The general partner anticipates that the currency sector will remain one of the primary market exposures for the Fund for the foreseeable future.

  Energy

        The Fund's primary energy market exposure is to gas and oil price movements, often resulting from political developments in the Middle East. As of December 31, 2002, crude oil, unleaded gas and heating oil are the dominant energy market exposures of the Fund. Oil and gas prices can be volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

  Stock Indices

        The Fund's primary equity exposure is to equity price risk in the G-7 countries as well as other countries including Hong Kong, Taiwan, and Australia. The stock index futures contracts traded by the Fund currently are generally limited to futures on broadly based indices, although the Fund may trade narrow-based stock index futures contracts in the future. As of December 31, 2002, the Fund's primary exposures were in the Nikkei (Japan), S&P 500 (USA) NASDAQ (USA), and DAX (Germany) stock indices. The Fund is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Japanese indices. Static markets would not cause major market changes but would make it difficult for the Fund to avoid being "whipsawed" into numerous small losses.

  Metals

        The Fund's metals market exposure is to fluctuations in the price of both precious metals, including gold and silver, as well as base metals including aluminum, copper, nickel and zinc. Gold accounted for the Fund's primary metal exposure as of December 31, 2002.

  Agricultural / Softs

        The Fund's primary commodities exposure is to agricultural price movements, which are often directly affected by severe or unexpected weather conditions. Corn, soybean meal, soybean oil, and cotton accounted for the substantial bulk of the Fund's commodity exposure as of and December 31, 2002.

Non-Trading Risk Exposure

        The following were the only non-trading risk exposures of the Fund as of December 31, 2002.

  Foreign Currency Balances

        The Fund's primary foreign currency balances are in Japanese yen, British pounds, Euros and Australian dollars. The advisors regularly convert foreign currency balances to U.S. dollars in an attempt to control the Fund's non-trading risk.

  Cash Management

        The Fund maintains a substantial portion, ranging from approximately 75% to 95%, of its available assets in Treasury bills held at the clearing broker or in Treasury repurchase agreements purchased at Harris Trust & Savings Bank and Horizon Cash Management, LLC. Violent fluctuations in prevailing interest rates could cause immaterial mark-to-market losses on the Fund's cash management income.

Managing Risk Exposure

        The general partner monitors and controls the Fund's risk exposure on a daily basis through financial, credit and risk management monitoring systems and, accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Fund is subject.

        The general partner monitors the Fund's performance and the concentration of its open positions, and consults with the trading advisors concerning the Fund's overall risk profile. If the general partner felt it necessary to do so, the general partner could require the trading advisors to close out individual positions as well as enter positions traded on behalf of the Fund. However, any intervention would be a highly unusual event. The general partner primarily relies on the trading advisors' own risk control policies while maintaining a general supervisory overview of the Fund's market risk exposures. The trading advisors apply their own risk management policies to their trading. The trading advisors often follow diversification guidelines, margin limits and stop loss points to exit a position. The trading advisors' research of risk management often suggests ongoing modifications to their trading programs.

        As part of the general partner's risk management, the general partner periodically meets with the trading advisors to discuss their risk management and to look for any material changes to the trading advisors' portfolio balance and trading techniques. The trading advisors are required to notify the general partner of any material changes to their programs.

General

        From time to time, certain regulatory or self-regulatory organizations have proposed increased margin requirements on futures contracts. Because the Fund generally will use a small percentage of assets as margin, the Fund does not believe that any increase in margin requirements, as proposed, will have a material effect on the Fund's operations.

THE CLEARING BROKERS

        Refco, Inc. serves as the Fund's clearing broker. It is expected that UBS PaineWebber will serve as an additional clearing broker upon commencement of this offering. The following descriptions provide for each clearing broker background information and information regarding material legal proceedings involving the clearing broker. You should note that the descriptions below were prepared by the clearing brokers.

        For ease of administration, the trading advisors may direct all or a portion of their trades on behalf of the Fund to executing brokers or floor brokers for execution with instructions to give-up the executed trade to the clearing broker for clearing and settlement. The cost of any give-up fees to brokers will be included in the Fund's brokerage charge. The Fund's over-the-counter options, forward, swap and spot contracts generally will be transacted through the clearing brokers or their affiliates. The trading advisors also from time to time may select other dealers through which such contracts will be traded, but only with the prior written consent of the general partner.

Refco

General

        Refco, Inc. has served as the Fund's clearing broker since the Fund began trading in January 1989. The address of Refco's principal office is 550 West Jackson Boulevard, Suite 1300, Chicago, Illinois 60661 and its telephone number is (312) 788-2000. Refco is registered under the Commodity Exchange Act as a futures commission merchant and is a member of the NFA. It also is a member of certain principal U.S. futures exchanges.

        Refco provides commodity interest brokerage and clearing services to the Fund. It is not a sponsor, general partner or selling agent for the Fund, and the only relationship that it has with the Fund is that of broker for executing and clearing the Fund's commodity interest transactions. Refco does not have or accept any discretionary authority with respect to transactions or investments in the Fund's trading account. Refco may use the services of other clearing brokers and brokers who are members of exchanges of which Refco is not a member. Refco maintains the trading account of the Fund on its books and records as a separate account.

Conflicts of Interest

        Refco is presently acting as clearing broker for other commodity pools, providing services similar to those provided the Fund, and expects to continue to serve in this capacity for commodity pools in the future. Refco also serves a number of other non-commodity pool customers. Its responsibilities to the Fund and the responsibilities that it has or may undertake in the future may cause a conflict of interest. These conflicts may result in competition among commodity pools and other customers for services provided to them by the clearing broker. In addition, Refco may in the future charge other customers, including public and private commodity pools, a lower brokerage rate than is being charged to the Fund.

        An affiliate of Refco, Refco Securities LLC, has in the past, and may in the future, serve as a selling agent for the Fund. Because Refco's compensation as clearing broker is based, at least in part, on the net asset value of the Fund, Refco Securities LLC, may have a conflict of interest between acting in the best interest of its clients when advising them to purchase or redeem units and assuring continued compensation to Refco.

        Refco and its principals, employees and agents may trade commodity interest contracts for their own accounts. These trades may be different from, opposite to or entered ahead of trades entered into by the Fund, and these persons may even be the other party to a trade entered into by the Fund. The records of any of these trades will not be available to limited partners.

Legal Proceedings

        Except as follows, Refco has advised the general partner that, as of the date of this prospectus, during the preceding five years neither Refco nor any of its principals have been the subject of any material administrative, civil or criminal action, whether pending, on appeal, or concluded.

        On May 24, 1999, Refco settled a CFTC administrative proceeding (In the Matter of Refco, Inc., CFTC Docket No. 99-12) in which Refco was alleged to have violated certain order taking, recordkeeping and supervisory rules. The CFTC allegations pertained to the period from January 1995 through December 1995 in which Refco took trading instructions from an independent introducing broker/broker-dealer that had discretionary trading authority over approximately 70 accounts. Without any hearing on the merits and without admitting any of the allegations, Refco settled the proceeding and agreed to payment of a $6 million civil penalty, entry of a cease and desist order, funding of a study on order entry and transmission procedures, and a review of its compliance policies and procedures related to its handling of trades by floor and back office personnel.

UBS PaineWebber Inc.

General

        UBS PaineWebber's principal office is located at 800 Harbor Boulevard, Weehawken, New Jersey 07086, telephone: (201) 352-3000. It is registered under the Commodity Exchange Act as an FCM and is a member of the NFA. UBS PaineWebber is a wholly-owned indirect subsidiary of UBS AG.

        UBS PaineWebber did not sponsor or organize the Fund and is not responsible for the activities of the general partner or the trading advisors. In addition to likely acting as one of the Fund's clearing brokers, it will act as one of the selling agents for the Fund.

        UBS PaineWebber will cause all foreign futures trades made on behalf of the Fund and carried by UBS PaineWebber to be cleared through its parent, UBS AG.

Conflicts of Interest

        UBS PaineWebber is also acting as a selling agent for the Fund, which could give rise to a conflict of interest because its compensation as clearing broker and selling agent is based, at least in part, on the net asset value of the Fund. Hence, in making recommendations to redeem or purchase additional units, UBS PaineWebber employees may have a conflict of interest between acting in the best interest of their clients and assuring continued compensation to their employer and themselves.

Legal Proceedings

        UBS PaineWebber has advised the general partner that, except as set forth below, neither UBS PaineWebber nor any of its principals have been involved in any administrative, civil or criminal proceeding, whether pending, on appeal or concluded, within the past five years that is in UBS PaineWebber's determination material to a decision whether to invest in the Fund in light of all the circumstances. Prior to March 5, 2001, UBS PaineWebber was known as PaineWebber Inc.

        On April 6, 2000, the SEC brought and settled civil administrative charges against ten brokerage firms, including PaineWebber, resolving its investigation of the pricing of government securities broker-dealers in municipal bond advanced refunding transactions during the period from 1990 through 1994. Consistent with the SEC orders involving the other broker-dealers in the settlement, the PaineWebber order contains findings that the firm violated Securities Act Sections 17(A)(2) and 17(A)(3) by effecting defeasance escrow transactions with municipalities at prices deemed not reasonably related to the current wholesale market prices for the securities under the particular facts and circumstances. PaineWebber neither admitted nor denied the findings in the order. Pursuant to the terms of the order, PaineWebber is required to pay fines of approximately $26 million. The SEC settlements are part of a global resolution involving 17 brokerage firms and the SEC, NASD Regulation, Inc., the United States Attorney for the Southern District of New York and the Internal Revenue Service. The global resolution requires the firm to pay a total of more than $135 million.

        In the Matter of Certain Market Making Activities on NASDAQ was an SEC administrative action instituted and settled without a hearing or an admission of or denial of findings on January 11, 1999. The administrative action found that, in 1994, PaineWebber traders and a PaineWebber registered representative engaged on occasion in improper trading activities in connection with specified NASDAQ securities, failed to maintain certain required books and records and failed to reasonably supervise in connection with the above activities. PaineWebber agreed to pay a civil penalty of $6.3 million and disgorgement of $381,685; to an administrative cease and desist order prohibiting the firm from violating certain provisions of the federal securities laws; and to submit its policies and procedures relating to the matters alleged in the order to review by an SEC-appointed consultant. Twenty-seven other market makers and 51 traders at those firms settled related SEC administrative actions at the same time.

        On July 16, 1996, PaineWebber entered into a stipulation and order resolving a civil complaint filed by the United States Department of Justice, alleging that it and other NASDAQ market makers violated Section 1 of the Sherman Act in connection with market making practices. In entering into the stipulation and order, without admitting the allegations, the parties agreed that the defendants would not engage in specified types of market making activities and the defendants undertook specified steps to assure compliance with their agreement. On April 24, 1997, the United States District Court for the Southern District of New York approved the stipulation and order. The district court's approval was appealed by several private parties in May 1997 and was affirmed in August 1998.

Other Clearing Brokers

        The general partner may, in its sole discretion, appoint additional or substitute clearing brokers for the Fund. These clearing brokers may be compensated at a level higher or lower than the Fund currently pays to its current clearing brokers.

CONFLICTS OF INTEREST

        Some of the parties involved with the operation and/or management of the Fund, including the general partner, have other relationships that may create disincentives to act in the best interests of the Fund and its limited partners. The general partner has not established, and has no plans to establish, any procedures or controls to prevent, address or resolve these conflicts. As a result, these conflicts may inhibit or interfere with the sound and profitable operation of the Fund.

        In evaluating these conflicts of interest, you should be aware that the general partner has a responsibility to investors to exercise good faith and fairness in all dealings affecting the Fund. The fiduciary responsibility of a general partner to investors is a developing and changing area of the law and if you have questions concerning the duties of the general partner, you should consult with your counsel.

Relationship of the General Partner and Refco

        Mr. Kavanagh, who indirectly controls and is president of the general partner, receives, through Dearborn Capital Brokers, compensation from Refco, the Fund's current clearing broker, in exchange for transactions that Dearborn Capital Brokers introduces to Refco for clearing. Therefore, he may have a disincentive to cause the general partner to terminate or replace Refco even if termination or replacement may be in the best interest of the Fund.

Other Activities

        Because the general partner may engage from time to time in other activities in the normal course of business, including acting as general partner to other similar partnerships and acting as sponsor and investment manager of Dearborn Discovery Fund and Wimbledon Dearborn Alternative Investment Fund, the general partner's full efforts will not be devoted to the activities of the Fund. This may create a conflict of interest with respect to the general partner's commitment to the Fund of its resources. The general partner, however, intends to devote sufficient time to Fund activities to properly manage the Fund consistent with its fiduciary duties.

Ancillary Business Arrangements Between the General Partner and Certain Trading Advisors

        The general partner and some of the trading advisors have business arrangements between them that do not directly relate to the Fund's business. Specifically, in return for the general partner or its affiliates previously funding the trading of one of EMC's trading programs with proprietary assets, the general partner receives a portion of EMC's advisory fees that it earns from specified customer accounts. None of the assets allocated to EMC pursuant to this arrangement included assets of the Fund, and in no event will the general partner share in any fees EMC earns from trading the Fund's account. In addition, the general partner receives compensation from Rabar in exchange for the general partner's previous introduction of a customer account to Rabar. There is no ongoing undertaking for the general partner to continue to introduce accounts to Rabar. Under the terms of these arrangements, the general partner will continue to receive compensation from these trading advisors for these past services regardless of whether the trading advisors cease to act as trading advisors for the Fund. Nonetheless, these business arrangements may present a disincentive for the general partner to terminate these trading advisors even though termination may be in the best interest of the Fund.

Commodity Interest Trading by General Partner

        Mr. Kavanagh currently trades futures contracts for his own account and may do so in the future. These trades may be different from, opposite to or entered ahead of trades entered into by the Fund, and Mr. Kavanagh may even be the other party to a trade entered into by the Fund. The general partner does not intend to trade for its own account, but may do so in the future. Records of trading of the general partner or its principals would not be made available to limited partners for inspection, so you would not be aware of the nature or details of any such trading.

General Partner and Trading Advisor Ownership Interest in the Fund

        As of February 28, 2003, the Fund had net assets of approximately $17.8 million, of which approximately 3.7% represented the general partner's ownership interest in the Fund. As of that date, the sole principal of EMC beneficially owned approximately 3.7% of the interests in the Fund as a limited partner, and a principal of Rabar owned approximately 9.0% of the interests in the Fund as a limited partner. Other principals and affiliates of the general partner and/or the trading advisors own less than one percent of the Fund's interests, in each case as a limited partner. Other persons affiliated with the general partner or the trading advisors may, from time to time, own interests in the Fund.

        The general partner is subject to these and other potential conflicts of interest. The general partner, however, intends to treat the Fund fairly, acting in accordance with its fiduciary duty.

UBS PaineWebber as Clearing Broker and Selling Agent

        UBS PaineWebber is serving as selling agent for the Fund and is anticipated to serve as the Fund's clearing broker. This could give rise to a conflict of interest because the general partner may be reluctant to replace or terminate UBS PaineWebber as clearing broker if it believes that this will adversely affect UBS PaineWebber's efforts as a selling agent. Moreover, because UBS PaineWebber's compensation as clearing broker and selling agent is based, at least in part, on the net asset value of the Fund, in making recommendations to redeem or purchase additional units, UBS PaineWebber employees may have a conflict of interest between acting in the best interest of their clients and assuring continued compensation to their employer and themselves.

Refco as Clearing Broker and Refco Securities as Selling Agent

        An affiliate of Refco, Refco Securities LLC, has in the past, and may in the future, serve as a selling agent for the Fund. Because Refco's compensation as clearing broker is based, at least in part, on the net asset value of the Fund, Refco Securities LLC, may have a conflict of interest between acting in the best interest of its clients when advising them to purchase or redeem units and assuring continued compensation to Refco.

FEES AND EXPENSES

Fees and Expenses Paid by the Fund

        The Fund pays the following fees and expenses in connection with the offering of units, trading activities and operation of the Fund:

Recipient	Nature of Payment	Amount of Payment
General Partner	Brokerage Charge	The Fund will pay a monthly brokerage charge of 0.675%, or 8.1% annually, of the Fund's net asset value.
Counterparties	Dealer Spreads	The Fund will pay its counterparties bid-ask spreads on the Fund's non-exchange traded commodity interest contracts.
Trading Advisors	Incentive Fees	The Fund will pay each trading advisor a quarterly incentive fee ranging from 20% to 24% of the new trading profits, if any, achieved on the trading advisor's allocated net assets as of the end of each calendar quarter.
General Partner	Organization and Offering Expense Reimbursement	The Fund will reimburse the general partner on a monthly basis for its advancement of the Fund's organization and offering expenses, to be borne 10% by the Class A units and 90% by the Class B units, up to an annual amount not to exceed 0.1% of the net asset value of the Class A units and 0.9% of the net asset value of the Class B units.
Third Parties	Operating Expenses; Extraordinary Expenses	The Fund will pay its ongoing operating expenses, up to a maximum of 0.75% of the Fund's net asset value per year. The Fund also will pay any extraordinary expenses it incurs.

        A more complete description of these fees and expenses follows:

Brokerage Charge

        The Fund will pay the general partner a monthly charge of 0.675%, or 8.1% annually, of the Fund's net asset value. The general partner pays from the brokerage charge all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation and consulting fees to the trading advisors. The payments to the clearing brokers will be based upon a specified amount per round-turn for each commodity interest transaction executed on behalf of the Fund. The amounts paid to selling agents, trading advisors or others may be based upon a specified percentage of the Fund's net asset value or round-turn transactions. A round-turn is both the purchase, or sale, of a commodity interest contract and the subsequent offsetting sale, or purchase, of the contract. The balance of the brokerage charge not paid out to other parties shall be retained by the general partner as payment for its services to the Fund.

        The Fund pays the general partner the brokerage charge, which is based on a fixed percentage of net assets, regardless of whether actual transaction costs were less than or exceeded this fixed percentage. Assuming the Fund's brokerage costs were expressed on a per-transaction basis, it is estimated that the Fund's 8.1% annual brokerage charge would equate to round-turn commissions of $48.00 during 2004, based on the Fund's current selection of trading advisors. The round-turn equivalent of the Fund's brokerage charge will vary with the frequency with which the trading advisors place orders for the Fund's account managed by each of them.

        The Fund is required by certain state securities administrators to disclose that the brokerage charge payable by the Fund, as defined by the Guidelines for the Registration of Commodity Pool Programs developed by the North American Securities Administrators Association, Inc., or NASAA Guidelines, will not be greater than (1) 80% of the published retail commission rate plus pit brokerage fees, or (2) 14% annually of the Fund's average net assets, including pit brokerage fees. The general partner intends to operate the Fund so as to comply with these limitations. No material change in the amount of the brokerage charge will made unless notice and an opportunity to redeem is given to the limited partners.

Dealer Spreads

        The Fund will trade foreign currency forward contracts and other non-exchange traded commodity interest contracts. These contracts are traded among dealers that act as principals or counterparties to each trade. The execution costs are included in the price of the contract purchased or sold, and accordingly, these costs to the Fund cannot be determined. However, the general partner believes the bid-ask spreads will be at the prevailing market prices. Any commissions or other transaction fees that may be incurred by the Fund in trading forward and other non-exchange traded contracts, other than the associated bid-ask spreads, will be paid by the general partner out of the brokerage charge.

Incentive Fees

        The Fund pays each trading advisor a quarterly incentive fee based on any new trading profits achieved on that trading advisor's allocated net assets as of the end of each calendar quarter. Generally, new trading profits means the amount by which the value of the trading advisor's allocated net assets as of the end of a quarter exceeds the value of the trading advisor's allocated net assets as of the end of the most recent prior quarter in which an incentive fee was paid to the trading advisor. The incentive fees will be as follows: 20% to Rabar, 22.5% to EMC, 24% to ETC and 20% to Graham.

  Calculation of New Trading Profits

        New trading profits are calculated with respect to each trading advisor's allocated net assets. Allocated net assets means that portion of the Fund's net assets allocated to the trading advisor by the general partner and subject to the trading advisor's discretion (including any notional funds), together with any appreciation or depreciation in such allocated net assets. New trading profits are calculated on a high water mark basis, as described in the paragraph below. For a definition of net assets, please see "Limited Partnership Agreement — Nature of Classes and Determination of Net Asset Value."

        New trading profits on the allocated net assets of each trading advisor are calculated as the sum of (1) the net of any profits (excluding interest income) and losses realized on all trades closed out during the period of such allocated net assets, plus (2) the net of any unrealized profits and losses on open positions as of the end of such period on such allocated net assets, minus (3)(A) the net of any unrealized profits or losses on open positions as of the end of the preceding period on such allocated net assets, (B) all expenses (except the incentive fee payable to the trading advisor, if any, for the current period and applicable state taxes) attributable to such allocated net assets incurred or accrued during such period, including, without limitation, the brokerage charge and the Fund's ongoing expenses, and (C) cumulative net realized or unrealized trading losses on such allocated net assets (reduced by a proportionate share of realized and unrealized trading losses on such allocated net assets attributable to redeemed units or reallocated amounts as of any redemption or reallocation date), if any, carried forward from all preceding periods since the last period for which an incentive fee was payable to the trading advisor. The general partner may, however, in its sole discretion, adjust the computation of new trading profits on the allocated net assets of any trading advisor to exclude or include all or a portion of particular expenses for purposes of calculating that trading advisor's incentive fee. The terms of this adjusted computation shall be set forth in the advisory contract among the Fund, the general partner and the trading advisor.

        Incentive fees paid at the end of a quarter will be retained by each trading advisor and will not be repayable to the Fund if the net assets of the Fund or of any class subsequently decline. This could result in substantial incentive fees being paid to a trading advisor despite the fact that an overall decline in the net assets of the Fund or of any class has occurred. Because each trading advisor's incentive fee is determined independently based on new trading profits experienced on the net assets allocated to the trading advisor, it also is possible that one of the trading advisors could be paid incentive fees for a quarter even though, because of losses suffered by another trading advisor, the net asset value per unit of a limited partner's units declined during the quarter. Incentive fees are payable on realized and unrealized profits and, therefore, without regard to cash available for distribution.

        The general partner may reallocate additional assets to or from a trading advisor as of the first trading day of any calendar month and as otherwise provided in the relevant advisory contract. If a trading advisor's advisory contract with the Fund is terminated other than as of the end of a calendar quarter or assets are allocated away from the trading advisor on other than a quarter-end, the trading advisor will receive an incentive fee, if due, as though the termination date or reallocation date were the end of a calendar quarter. With respect to any allocated assets, in determining the trading advisor's quarterly incentive fee, reallocated assets will be transferred at the net asset value they had on the last trading day immediately prior to the date they are allocated away from the trading advisor, and the trading advisor will be paid its quarterly incentive fee on the new trading profits on the reallocated assets. Below is a sample calculation of the incentive fee:

        Assume one of the Fund's trading advisors, referred to as trading advisor A, is entitled to a 20% incentive fee. Assume the Fund paid an incentive fee to trading advisor A at the end of the fourth quarter of 2002 and assume that trading advisor A's allocated net assets recognized trading profits, net of all applicable fees and expenses, of $100,000 during the first quarter of 2003. The new trading profits, excluding interest income, for the quarter would be $100,000 and trading advisor A's incentive fee would be $20,000 (0.2 × $100,000). Alternatively, assume that the Fund paid an incentive fee to trading advisor A at the end of the fourth quarter of 2002 but did not pay an incentive fee to trading advisor A at the end of the first quarter of 2003, because trading advisor A had trading losses of $50,000. If trading advisor A's allocated net assets recognized trading profits of $100,000 at the end of the second quarter of 2003, the net trading profits, excluding interest income, for the quarter would be $50,000 ($100,000 - $50,000 loss carryforward) and trading advisor A's incentive fee would be $10,000 (0.2 × $50,000). You should note that this simplified example assumes that no additional assets have been allocated to, nor have any assets been allocated away from, trading advisor A during these sample time frames.

  Calculation of New Trading Profits and Allocation of Incentive Fees Among Limited Partners

        New trading profits are calculated on the performance of each trading advisor's allocated net assets, and not on a unit-by-unit or class-by-class basis. In particular, because incentive fees are calculated on the basis of any new trading profits attributable to a trading advisor's allocated net assets, the incentive fees are subject to equal allocation among all limited partners, even though these persons may have purchased their units at different times. Furthermore, because incentive fees are calculated on the trading advisor's allocated net assets and not on the new trading profits experienced by a class of units, and each class of units bears differing proportions of the Fund's organization and offering expenses, for purposes of calculating new trading profits these expenses are deemed to be shared proportionately among each unit.

        The distortions described above are the product of calculating and allocating incentive compensation among multi-advisor, multi-class, open-end funds among persons investing at different times while still maintaining a uniform net asset value per unit of each class. This method is the most common method used in publicly-offered managed futures funds in which the large number of investors makes it impracticable to individually track capital accounts for each investor, but can result in incentive fees that disproportionately benefit or disadvantage particular limited partners in comparison to funds that can assess fees solely based upon the individual investment experience of each limited partner.

Organization and Offering Expenses

        All expenses incurred in connection with the organization and the initial and ongoing offering of the units will be paid by the general partner and then reimbursed to the general partner by the Fund, to be borne by each class in the following proportions: Class A units, 10%; Class B units, 90%. This reimbursement will be made monthly. In no event, however, will the monthly reimbursement from the Fund to the general partner exceed 0.0083%, or 0.1% annually, of the net asset value of the Class A units and 0.075%, or 0.9% annually, of the net asset value of the Class B units. In its discretion, the general partner may require the Fund to reimburse the general partner in any subsequent calendar year for amounts that exceed these limits in any calendar year, provided that the maximum amount reimbursed by the Fund in any calendar year will not exceed the overall limits set forth above.

        The Fund is required by certain state securities administrators to disclose that the organization and offering expenses of the Fund, as defined by the NASAA Guidelines, will not exceed 15% of the total subscriptions accepted. The general partner, and not the Fund, will be responsible for any expenses in excess of that limitation. Since the general partner has agreed to limit the Fund's responsibility for these expenses to a total of 1% of Fund net assets per year, the general partner does not expect the NASAA Guidelines limit of 15% of total subscriptions to be reached.

Operating Expenses

        The Fund has borne, and will continue to bear, all ongoing operating expenses, such as legal, audit, internal control attestation, administration, printing and postage expenses, which are estimated to be approximately 0.75% of the net asset value of the Fund per year, but may be higher or lower in any given year. If actual operating expenses are higher than 0.75% of the Fund's net asset value during any year, the general partner, not the Fund, will bear the excess amount. As a public reporting entity under Section 12 of the Securities Exchange Act of 1934, the Fund will incur the costs and expenses associated with preparing and filing with the SEC required periodic reports. The Fund will also be responsible for any federal, state and local taxes payable by it, which amounts are not included in this estimate. The general partner estimates that the legal and audit fees chargeable to the Fund during 2004, the first full year of its operation as a publicly-offered fund, will be approximately $110,000.

Extraordinary Expenses

        The Fund will be required to pay all of its extraordinary expenses, if any. These expenses include any litigation expenses and IRS audit expenses, among others.

Early Redemption Fee

        Class A limited partners will not pay a fee in order to cause the Fund to redeem all or any part of their investment, other than incentive fees and other accrued expenses, as described elsewhere. Class B limited partners also will pay no redemption fees, except that Class B limited partners who redeem units prior to the one year anniversary of their subscription for the redeemed units will pay the general partner an early redemption fee. The early redemption fee will be based on the net asset value of the redeemed units as of the close of business on the date of the redemption and will differ depending on when the units are redeemed during the first year of investment as follows:

  •
  units redeemed on or before the third month-end after the subscription will be subject to a fee of 3.5% of the net asset value of the redeemed units;

  •
  units redeemed after the third month-end and on or before the sixth month-end after the subscription will be subject to a fee of 2.625% of the net asset value of the redeemed units;

  •
  units redeemed after the sixth month-end and on or before the ninth month-end after the subscription will be subject to a fee of 1.75% of the net asset value of the redeemed units; and

  •
  units redeemed after the ninth month-end and before the one year anniversary of the subscription will be subject to a fee of 0.875% of the net asset value of the redeemed units.

        For purposes of determining the existence and the amount of an early redemption fee, redemptions will be made on a first-in, first-out basis such that the redeemed units will be deemed to have been acquired on the redeeming limited partner's earliest subscription date for which units have not yet been redeemed. Class B limited partners who redeem units on or after the one year anniversary of their subscription for the redeemed units will not pay any redemption fees for such redemption.

Fees and Expenses Paid by the General Partner

        The general partner pays the following fees and expenses in connection with the offering of units, trading activities and operation of the Fund.

Transaction Costs

        As described above under "Brokerage Charge," the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, and other transaction costs incurred in connection with the Fund's trading activities.

Selling Agent Compensation

        The general partner will pay all upfront sales commissions, trailing commissions and other compensation to the selling agents for the sales of any units. You will not directly pay sales compensation to the selling agents.

        Selling agents who sell Class A units will not receive an upfront sales commission. They will, however, receive, beginning with the first month after the subscription proceeds of a Class A unit have been invested in the Fund, trailing commissions calculated and payable monthly at an annual rate ranging between 2% and 2.65% of the month-end net asset value of the unit, provided that the registered representative of the selling agent has satisfied all applicable CFTC proficiency and registration requirements and agrees to perform certain ongoing services with respect to the holder of the unit. Once begun, the trailing commission will continue as long as the unit remains outstanding.

        Selling agents who sell Class B units will receive for each Class B unit sold sales compensation as follows. The general partner will pay that selling agent an upfront sales commission equal to 3.5% of the purchase price per Class B unit at the time that each Class B unit is sold. Then, beginning with the thirteenth month after the subscription proceeds of a Class B unit are invested in the Fund, the selling agent who sold the unit will receive ongoing trailing commissions, calculated and payable monthly at 0.292%, or 3.5% annually, of the month-end net asset value of the unit, provided that the registered representative of the selling agent has satisfied all applicable CFTC proficiency and registration requirements and agrees to perform certain ongoing services with respect to the holder of the unit. Once begun, the trailing commission will continue as long as the unit remains outstanding.

        The Fund also may engage registered broker-dealers or employees of the general partner to engage in wholesaling activities with respect to the Class A units and/or the Class B units. Any third party broker-dealers acting as wholesalers will be compensated by the general partner out of its own assets. Any compensation of employees of the general partner for their wholesaling services either will be considered part of the Fund's organization and offering expenses, and will be payable by the Fund in accordance with the procedure described above under "Organization and Offering Expenses" or will be paid by the general partner out of its own assets, in the general partner's sole discretion.

Trading Advisor Consulting Fees

        Each trading advisor receives a consulting fee, payable by the general partner not the Fund, ranging from 1% to 2% per year, computed and accrued monthly on the basis of the trading advisor's month-end allocated net assets, excluding any notional funds, and paid quarterly. The general partner pays the Fund's current trading advisors consulting fees in the following annual amounts: 2% to Rabar, 1.5% to EMC and 1% to ETC, and will pay 2% to Graham.

USE OF PROCEEDS

        The proceeds of the offering will be deposited in the Fund's bank and brokerage accounts for the purpose of engaging in trading activities in accordance with the Fund's trading policies and the trading advisors' respective trading strategies.

        Approximately 5% to 25% of the Fund's assets will be committed as margin for futures, options on futures or security futures contracts and held by the clearing brokers, although the amount committed may vary significantly. These assets are maintained in segregated accounts with the clearing brokers pursuant to the Commodity Exchange Act and CFTC regulations and are generally held in U.S. government securities. Approximately 1% to 5% of the Fund's assets will be deposited with the clearing brokers, their affiliates or other dealers to initiate and maintain forward, over-the-counter options, swap or spot contracts. These assets are not held in segregation or otherwise regulated under the Commodity Exchange Act and generally are held either in U.S. government securities or short-term time deposits with U.S.-regulated banks, which may or may not be affiliated with the clearing brokers, their affiliates or other dealers. The general partner anticipates investing the remaining 70% to 94% of the Fund's assets in U.S. Treasury bills or Treasury repurchase agreements. Investors should note that maintenance of the Fund's assets in U.S. government securities and banks does not reduce the risk of loss from trading commodity interest contracts. The Fund receives all interest earned on its assets.

        The trading advisors will not, directly or indirectly, commingle the Fund's assets with the property of any other person nor loan the Fund's assets to the trading advisors or any affiliate of the trading advisors.

LIMITED PARTNERSHIP AGREEMENT

        The following is a summary of the Fund's Third Amended and Restated Limited Partnership Agreement, a form of which is attached as Appendix A, and which the general partner expects to be in effect before commencement of this offering.

Nature of the Fund

        The Fund is organized under the Revised Uniform Limited Partnership Act of the State of Illinois. The purpose of the Fund is to seek to profit from investing in, trading, buying, selling or otherwise acquiring, holding or disposing of commodity interests and all rights or interests in or pertaining to such activities and engaging in any other related activities.

Nature of Classes and Determination of Net Asset Value

        The Fund is organized into two separate classes of limited partnership units, Class A limited partnership units and Class B limited partnership units, each having the rights and preferences described in this prospectus and in the limited partnership agreement. The general partner has the authority to establish one or more additional classes of units in its discretion. However, at this time the general partner does not contemplate establishing any additional classes.

        The terms "net asset value" or "net assets" as of any date with respect to any class of units refer to (1) the total assets of the Fund constituting such class as of such date including all cash and cash equivalents, plus the market value of all open commodity interest positions and U.S. Treasury bills; minus (2) all accrued liabilities of the Fund as of that date attributable to that class determined in accordance with generally accepted accounting principles. The terms "net asset value" or "net assets" as of any date with respect to the Fund as a whole refer to the sum of the net asset values or net assets of all classes as of that date.

        The market value of a commodity interest is the price quoted on the exchange on which that commodity interest is traded as of the close of each trading day, or if the commodity interest is not traded on an exchange, the fair market value of the commodity interest, as determined by the general partner.

        Each class shall share in the assets, expenses and liabilities of the Fund on a proportional basis with each other class, except to the extent otherwise specifically provided in the limited partnership agreement or to the extent that the general partner determines, in good faith, that any expense or liability of the Fund, or any portion of any expense or liability of the Fund, should be attributable only to a particular class or classes including, without limitation, expenses incurred in connection with the organization and offering of units. This allocation will be final and binding on all limited partners.

        The term "net asset value per unit" with respect to units of any class refers to the net asset value of that class divided by the number of units outstanding in that class. Thus, each unit within a class shall have the same net asset value as all other units within that same class.

        The general partner will calculate the approximate net asset value per unit of each class on a daily basis and furnish this information upon request to a limited partner.

Liability of Limited Partners

        When purchased in this offering, units will be fully paid and nonassessable. A limited partner will be liable for the losses and obligations of the Fund only to the extent of its capital contribution and any share of undistributed profits. Once a limited partner has caused the Fund to redeem its units, the Fund may have a claim against that limited partner for liabilities of the Fund that arose before the date of redemption, but the claim will not exceed the limited partner's capital contribution and share of undistributed profits together with interest. The Fund will make a claim against a limited partner only in the event that assets of the Fund are insufficient to discharge the Fund's liabilities to its creditors. The general partner will be liable for all obligations of the Fund to the extent that the Fund's assets are insufficient to discharge those obligations. Although the limited partnership units are separated into distinct classes, the assets and liabilities of the Fund will not be segregated between the classes for legal purposes.

Management of Fund Affairs

        The general partner is solely responsible for the management of the Fund. With few exceptions, limited partners will take no part in the management and will have no voice in the operations of the Fund. The general partner will delegate to the trading advisors the authority to make commodity interest trading decisions for the Fund. The limited partners, by executing the subscription agreement and a power of attorney in favor of the general partner, will appoint the general partner their attorney-in-fact for purposes of executing various documents on behalf of the Fund. In general, the general partner will not be liable, responsible or accountable in damages or otherwise to the Fund or any of the limited partners for any act or omission performed by it in good faith pursuant to the authority granted to it by the limited partnership agreement.

Redemptions, Distributions and Transfers

Redemption of Units

        A limited partner may cause any of its units to be redeemed by the Fund for an amount equal to the net asset value per applicable unit at the close of business on the last business day of any calendar month if at least 10 days prior to the redemption date, or at an earlier date if required by the limited partner's selling agent, the general partner receives a written request for redemption, a form of which is attached as Appendix D, indicating the number or dollar amount worth of units that the limited partner wishes to redeem and the requested redemption date. The general partner, in its sole discretion, may permit investors to cause their units to be redeemed under other conditions, at other times or upon shorter notice as it determines. Except as described below, the redemption amount will be paid by the tenth business day of the next month. The right to obtain redemption is contingent upon the Fund's having property sufficient to discharge its liabilities on the redemption date and may be delayed if the general partner determines that earlier liquidation of commodity interest positions to meet redemption payments would be detrimental to the Fund or nonredeeming limited partners. The terms of the redemption request, which shall be irrevocable, must include (1) the number or dollar amount worth of units and the date for which redemption is requested, (2) an acknowledgment of the basis upon which valuation of the units being redeemed will be made, and (3) a representation by the limited partner that the limited partner is the lawful owner of the units being redeemed and that the units have not been encumbered in any fashion. There will be no redemption charge for redemption of Class A units. Holders of Class B units who desire to redeem any or all of their units before the one year anniversary of their subscription for the redeemed units, will pay the applicable early redemption fee to the general partner as described elsewhere in this prospectus. All redemptions shall be made on a first-in, first-out basis, such that the redeemed units will be deemed to have been acquired on the redeeming limited partner's earliest subscription date for which units have not yet been redeemed.

        The net asset value per applicable unit as of the date of redemption may differ substantially from the net asset value per unit as of the date by which the irrevocable notice of redemption must be submitted.

Required Redemption

        The general partner may, at any time in its sole discretion, require any limited partner to withdraw entirely from the Fund, or to withdraw a portion of the limited partner's units, on not less than 15 days' advance notice in writing to the limited partner. In addition, the general partner without notice may require at any time, or retroactively, withdrawal of any limited partner (1) that it determines is an employee benefit plan in order for the assets of the Fund not to be treated as plan assets of the investing plan under ERISA, (2) that made a misrepresentation to the general partner in connection with its purchase of units, or (3) if the limited partner's ownership of units would result in the violation of applicable laws or regulations by the Fund or a partner. A mandatorily redeemed limited partner is treated as withdrawn from the Fund or as having made a partial withdrawal from his capital account, as the case may be, without further action on the part of the limited partner.

Special Redemption Date

        The general partner will declare a special redemption date whenever the Fund experiences a decline in the net asset value of a unit at the close of business on any business day to less than 50% of the net asset value per unit on the last valuation date. The Fund will suspend trading during any special redemption period.

Distributions

        The general partner is not required to make distributions of any Fund assets to any limited partner. While the general partner has the authority to make distributions of Fund assets, it does not intend to do so. The general partner believes that it is not necessary to make distributions, because you may cause the Fund to redeem any or all of your units on a periodic basis. You should note, however, that, if the Fund realizes profits during any fiscal year, your allocable share of those profits will constitute taxable income to you whether or not the general partner makes distributions to you.

Transfers and Assignments

        A limited partner may transfer or assign his or her units in the Fund upon 30 days' prior written notice to the general partner and subject to approval by the general partner of the assignee. The general partner will provide approval when it is satisfied that the transfer complies with applicable laws, does not endanger the Fund's tax status as a partnership or otherwise have adverse legal consequences. An assignee not admitted to the Fund as a limited partner will have only limited rights to share in the profits and capital of the Fund and a limited redemption right.

Termination of the Fund

        The affairs of the Fund will be wound up and the Fund will be liquidated upon the happening of any of the following events (1) expiration of the Fund's term on December 31, 2027, (2) a decision by the general partner to liquidate the Fund, (3) withdrawal or dissolution of the general partner and the failure of the limited partners to unanimously elect a substitute general partner, or (4) assignment for the benefit of creditors or adjudication of bankruptcy of the general partner or appointment of a receiver for or seizure by a judgment creditor of the general partner's interest in the Fund.

Amendments and Meetings

        In general, the limited partnership agreement may be amended if the general partner and limited partners owning more than 50% of the outstanding units agree. The general partner may amend the limited partnership agreement without the approval of the limited partners in order to clarify inaccuracies or ambiguities, make changes required by any regulatory or self-regulatory authority, or by law or to make other changes the general partner deems advisable so long as they are not adverse to limited partners.

        Limited partners owning at least 10% of the outstanding units can require the general partner to call a meeting of the Fund. In general, at the meeting, the limited partners owning more than 50% of the outstanding units may vote to (1) amend the limited partnership agreement as provided in the limited partnership agreement, (2) admit a substitute general partner upon the withdrawal of Dearborn Capital Management, L.L.C., or (3) terminate any contract between the Fund and the general partner or any trading advisor.

        In the event that the matter to be voted on affects only one class of units, then only limited partners holding units of the affected class will be entitled to vote, with such matter being approved by a vote of limited partners owning more than 50% of the outstanding units of the affected class.

        Any material changes to the Fund's fundamental investment objectives, policies or structure, as determined by the general partner in good faith, shall require the prior written approval of limited partners holding more than 50% of the Fund's outstanding units.

Indemnity

        The Fund will indemnify and hold harmless the general partner and its members, directors, officers, employees and agents from and against any loss, expense or other liability (including reasonable attorneys' fees and expenses) incurred by them by reason of any act performed or omission by them on behalf of the Fund, provided that (1) the general partner has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Fund, (2) the general partner or such related person was acting on behalf of, or performing services for, the Fund, and (3) the loss or liability was not the result of negligence or misconduct by the general partner or such related person. Any indemnification of the general partner or any related person is recoverable only from the assets of the Fund and not from the limited partners. Nevertheless, the Fund shall not indemnify the general partner or any related person for any loss, expense or other liability arising from an alleged violation of federal or state securities laws unless the indemnification complies with the requirements for indemnification set forth in the NASAA Guidelines.

        The limited partnership agreement further provides that the general partner is authorized to cause the Fund to indemnify and hold harmless the trading advisors, the clearing brokers, the selling agents and other third parties to the extent permitted by applicable law. In no event, however, will any undertaking to indemnify any selling agent or other person be contrary to the limitations on indemnification set forth in the NASAA Guidelines.

        No indemnity by the Fund will increase the liability of any limited partner beyond the amount of the limited partner's capital contribution and profits, if any, in the Fund.

Reports and Notices to Limited Partners

        Limited partners will receive monthly statements within 30 days after the last day of the prior month setting forth the value of their units and other information relating to the Fund as may be required by CFTC rules. Within 90 days after the end of each calendar year, a certified annual report of financial condition of the Fund will be distributed to limited partners, together with tax information necessary for limited partners to prepare their annual income tax returns. This certified annual report will contain financial statements that have been audited by the Fund's independent accountants. If a certified annual report is due to be distributed within 45 days after the end of a calendar year, a monthly statement of account for December may not be distributed.

        Limited partners will have the right to inspect the Fund's books and records at the general partner's offices during reasonable business hours upon reasonable notice to the general partner.

        In addition, notice will be mailed to each limited partner, together with a description of limited partners' redemption rights, within seven business days of any of the following events:

  (1)
  a decrease in the net asset value per applicable unit to 50% or less of the net asset value per unit most recently reported;
  (2)
  any material change in any contract with a trading advisor, including any change to trading advisors or any material modification in connection with the method of calculating the incentive fee, as determined by the general partner in good faith; and
  (3)
  any other change affecting the compensation of any party that has a material effect on the Fund, as determined by the general partner in good faith.

Miscellaneous

        In compliance with the NASAA Guidelines, the limited partnership agreement provides that (1) no loans may be made by the Fund to the general partner or any other person, (2) the

Fund's assets will not be commingled with the assets of any other person — assets used to satisfy margin requirements will not be considered commingled for this purpose, (3) no rebates or give ups may be received by the general partner nor may the general partner participate in any reciprocal business arrangements that could circumvent the NASAA Guidelines, (4) no trading advisor will receive a fee from the Fund based on Fund net assets if the trading advisor shares, directly or indirectly, in any brokerage commissions generated by the Fund, (5) the duration of any contract between the Fund and the general partner or any trading advisor shall not exceed one year (although these contracts may be automatically renewable for successive one-year periods until terminated) and must be terminable without penalty upon no less than 60 days' prior written notice, (6) any other proposed or contemplated agreement, arrangement or transaction may be restricted in the discretion of a state securities administrator if it would be considered unfair to the limited partners, (7) the Fund will not engage in pyramiding, and (8) at no time will a trading advisor be an affiliate of the Fund's clearing broker nor at any time will a trading advisor be an affiliate of the general partner.

U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following summarizes the material U.S. federal income tax consequences to individual investors in the Fund. The Fund has obtained an opinion of Katten Muchin Zavis Rosenman, counsel to the Fund, that the summary below correctly describes the material U.S. federal income tax consequences as of the date hereof to the Fund and to a U.S. individual who invests in the Fund. The summary is based on current U.S. federal income tax law, which is subject to change. Katten Muchin Zavis Rosenman's opinion is based on the facts described in this prospectus and on the accuracy of factual representations made by the general partner. Katten Muchin Zavis Rosenman's opinion represents only its legal judgment and does not bind the Internal Revenue Service or the courts. Certain tax consequences discussed below may vary in their application to each limited partner depending on such limited partner's particular circumstances, and the summary below therefore is not intended to be a substitute for professional tax advice. You should consult with your own professional tax advisor concerning the U.S. federal, state and local tax consequences of investing in the Fund.

The Partnership Tax Status Of The Fund

        The general partner expects that the Fund will be classified as a partnership for U.S. federal income tax purposes and, therefore, that the Fund will not pay any federal corporate income tax. It may be, however, that the Fund constitutes a so-called publicly traded partnership, in which case, the Fund generally would be subject to U.S. federal income tax as a corporation, and distributions to limited partners would be taxable as dividends, unless at least 90% of the Fund's annual gross income consists of "qualifying income" as defined in the Internal Revenue Code. The general partner anticipates, but cannot assure you, that the Fund will satisfy the 90% test.

Taxation Of Limited Partners On Profits And Losses Of The Fund

        Assuming that the Fund will be treated as a partnership for U.S. federal income tax purposes, each limited partner must pay tax on that limited partner's share of any of the Fund's annual income and gains as determined for income tax purposes, even though the Fund does not intend to make current cash distributions. The income tax effects of the Fund's transactions may differ from the economic consequences of those transactions.

Losses Allocated To Limited Partners

        You may deduct any of the Fund's tax losses only to the extent of your adjusted income tax basis in your interest in the Fund. Generally, your tax basis is the total amount invested by you in the Fund, reduced (but not below zero) by your share of any Fund distributions, losses and expenses and increased by your share of the Fund's income and gains. However, if you are an individual or other limited partner who is subject to at-risk limitations (generally, non-corporate taxpayers and closely-held corporations), you can only deduct losses to the extent you are at-risk. Your at-risk amount is similar to tax basis, except that it does not include any amount borrowed on a nonrecourse basis by the Fund or from someone with an interest in the Fund.

Passive-Activity Loss Rules And Their Effect On The Treatment Of Income And Loss

        The Fund's activities will not be passive activities, and therefore the passive activity loss rules will not result in any tax losses of the Fund being nondeductible (but such losses may of course be subject to other deductibility limitations described in this summary). Similarly, the Fund's income and gains will not be treated as passive activity income and cannot be offset by your passive activity losses from other investments.

Cash Distributions And Partial Redemptions

        When you receive cash from the Fund, either through a distribution or a partial redemption, you will not pay tax on that cash until the distribution exceeds your tax basis in your interest in the Fund. You cannot recognize a loss for a partial redemption until your entire interest is fully redeemed.

Gain Or Loss On Section 1256 Contracts And Non-Section 1256 Contracts

        Section 1256 Contracts include futures contracts (other than security futures contracts) traded on U.S. futures exchanges, most options traded on U.S. futures exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if they were sold at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss, regardless of how long the contracts are held.

        Non-Section 1256 Contracts include, among other things, most futures contracts traded on foreign exchanges, security futures contracts and certain foreign currency transactions. The gain and loss from Non-Section 1256 Contracts generally will be short-term capital gain or loss, but certain of these transactions may generate ordinary income.

Capital Gains And Losses

        For individuals, long-term capital gains, such as net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts, are taxed at a maximum U.S. federal income tax rate of 20%, and short-term capital gains, such as most net gain on non-Section 1256 Contracts held one year or less and 40% of the gain on Section 1256 Contracts, are subject to tax at the same rates as ordinary income, with a current maximum U.S. federal income tax rate of 38.6%. Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Fund could suffer significant capital losses, and you could still be required to pay taxes on, for example, your share of the Fund's interest income.

        An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the individual cannot offset past Section 1256 Contract gains, the individual can carry forward such losses indefinitely.

Limited Deduction For Certain Expenses

        The general partner intends to report the trading advisors' consulting and incentive fees on the Fund's income tax returns as trade or business expenses that are not subject to deductibility limitations applicable to investment advisory expenses. The Internal Revenue Service or a state or local taxing authority could contend otherwise. If Fund expenses are recharacterized as investment expenses, the deductible amount of these expenses would be reduced (and would not be deductible at all for alternative minimum tax purposes) to the extent allocable to limited partners who are individuals.

        In any event, the Fund's expenses of offering interests are not deductible or amortizable for income tax purposes.

Interest Income

        Interest earned by the Fund will be taxed as ordinary income and generally cannot be offset by capital losses. See the section above entitled "Capital Gains And Losses."

Investment Interest Deductibility Limitations

        Non-corporate limited partners can deduct investment interest, such as interest on indebtedness allocable to property held for investment,

only to the extent that it does not exceed their net investment income. Net investment income does not include net long-term capital gain absent an election by the limited partner to treat that gain as ordinary income rather than capital gain.

Unrelated Business Taxable Income

        The general partner anticipates that tax-exempt limited partners will not be required to pay tax on their share of income or gains of the Fund, provided that tax-exempt limited partners do not purchase their units with borrowed funds. You should, however, consult with your tax advisors as to whether this will be true in your case.

Foreign Individual Limited Partners

        The general partner anticipates that a foreign individual limited partner who files with the Fund an IRS Form W-8BEN should not be required to pay or be subject to U.S. federal income or withholding tax with respect to the limited partner's ownership of units. However, although not anticipated, it is nevertheless possible that the Fund might earn interest income that would not qualify for exemption from 30% U.S. withholding tax. Also, if the limited partner holds the units at the time of his or her death, his or her estate may be subject to U.S. federal estate taxation with respect to those units. Foreign prospective investors should consult with their tax advisors regarding the possible U.S. federal estate tax consequences of this investment.

Internal Revenue Service Audits Of The Fund And Its Limited Partners

        Audits of tax items relating to the Fund are conducted at the Fund level rather than at the limited partner level. The general partner will act as tax matters partner with the authority to determine the Fund's responses to an audit. If an audit results in an adjustment, limited partners may be required to pay additional taxes including state and local income taxes, interest and penalties. Interest on tax deficiencies generally is not deductible by non-corporate limited partners.

Foreign, State, Local And Other Taxes

        In addition to the U.S. federal income tax consequences described above, the Fund and the limited partners may be subject to various foreign, state, local and other taxes. Prospective investors should consult their tax advisors as to the foreign, state and local tax consequences of investing in the Fund.

Importance Of Obtaining Professional Advice

        The foregoing analysis is not intended as a substitute for careful tax planning, particularly because the income tax consequences of an investment in the Fund and of the Fund's transactions are complex, and some of these consequences would vary significantly with the particular situation of a limited partner. Accordingly, you are strongly urged to consult your own tax advisors regarding the possible federal, state and local tax consequences of this investment, including, for example, the potential impact on your liability for alternative minimum tax from earning long-term capital gain realized from this investment.

INVESTMENT BY ERISA ACCOUNTS

General

        This section discusses certain considerations that arise under the Employee Retirement Income Security Act of 1974, or ERISA, and the Internal Revenue Code that a fiduciary of an employee benefit plan as defined in ERISA or a plan as defined in Section 4975 of the Code who has investment discretion should take into account before deciding to invest the plan's assets in the Fund. Employee benefit plans and plans are collectively referred to below as plans, and fiduciaries with investment discretion are referred to below as plan fiduciaries.

Special Investment Considerations

        Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the plan's overall investment portfolio. Each plan fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the plan.

The Fund and Plan Assets

        A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a limited partnership will not be plan assets of a plan that purchases an equity interest in the partnership if the equity interest purchased is a publicly-offered security. If the underlying assets of a partnership are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

        The publicly-offered security exception described above applies if the equity interest is a security that is:

  (1)
  freely transferable (determined based on the applicable facts and circumstances);

  (2)
  part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

  (3)
  either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

        The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law, (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security, and (3) any restriction on the substitution of assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent (other than compliance with any of the foregoing restrictions).

        The general partner believes that the units are freely transferable within the meaning of the regulations. For ERISA accounts, the minimum investment in Class A units is $5,000 for existing limited partners and $200,000 for new investors, and the minimum investment in Class B units is $5,000. Limited partners may assign their economic interests in the partnership by providing written notice to the general partner, provided such assignment would not violate any applicable laws, adversely affect the tax status of the partnership, or have any other adverse legal consequences.

        The general partner believes that the conditions described above will be satisfied with respect to the units. The general partner believes that the units should therefore constitute publicly-offered securities, and the underlying assets of the Fund should not be considered to constitute plan assets of any plan that purchases units.

Ineligible Purchasers

        In general, units may not be purchased with the assets of a plan if the general partner, the clearing brokers, the trading advisors, or any of their affiliates, agents or employees either:

  •
  exercise any discretionary authority or discretionary control with respect to management of the plan;

  •
  exercise any authority or control with respect to management or disposition of the assets of the plan;

  •
  render investment advise for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;

  •
  have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

  •
  have any discretionary authority or discretionary responsibility in the administration of the plan.

        Also, a prohibited transaction may still occur under ERISA or the Code when circumstances indicate that (1) the investment in a unit is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in a unit constitutes an arrangement under which the Fund is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the unit, (3) the investing plan, by itself, has the authority or influence to cause the Fund to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause the Fund to engage in such transactions with such person.

Reporting and Disclosure

        ERISA and the Code require that a Form 5500 (Annual Return/Report) be filed by most plans that may invest in the Fund. Pursuant to Department of Labor regulations, each plan investing in the Fund must include on its Form 5500 information relating to the fair market value of the plan's investment in the Fund and the plan's acquisition or disposition of a unit. Also, any prohibited transaction must be reported on the Form 5500, and any disqualified person involved in a prohibited transaction is subject to self-reporting on Form 5330.

Special IRA Rules

        IRAs are not subject to ERISA's fiduciary standards, but are subject to the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA's prohibited transaction rules, and their own additional set of rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from the Fund and its custodial arrangement. Otherwise, if a separate qualifying custodial arrangement is not maintained, an investment in the units will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and the general partner makes no representation regarding whether an investment in units is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA's assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply. Potential IRA investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in the Fund and the manner in which units should be purchased.

Exempt Plans

        Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the above-described prohibited transaction provisions described above apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which operate similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

        No view is expressed as to whether an investment in the Fund (and any continued investment in the Fund), or the operation and administration of the Fund, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan. Investors should consult their own counsel on these matters.

        Acceptance of subscriptions on behalf of plans is not to be construed as a representation by the general partner, any trading advisor, any clearing broker, the selling agents or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan's attorney and financial advisors as to the propriety of an investment in the Fund in light of the circumstances of the particular plan, current tax law and ERISA.

PLAN OF DISTRIBUTION

The Selling Agents

        The selling agents, the broker-dealers who are offering the units, are offering the units on a best efforts basis without any firm underwriting commitment. The selling agents for the Fund currently include UBS PaineWebber Inc., A.G. Edwards & Sons, Inc and Fahnestock & Co., Inc. The general partner may retain additional selling agents or may replace the Fund's existing selling agents in its sole discretion.

        The Fund has entered into a selling agreement with each of the selling agents. In the selling agreements, the general partner has agreed to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the units, including liabilities under the Securities Act of 1933, as amended.

Selling Agent Compensation

        The general partner, not the Fund, pays all upfront sales commissions, trailing commissions and other compensation to the selling agents for the sales of any units, as described below. You will not directly pay sales compensation to the selling agents.

        Selling agents who sell Class A units will not receive any upfront sales compensation. They will, however, receive, beginning with the first month after the subscription proceeds of the Class A units sold have been invested in the Fund, trailing commissions, calculated and payable monthly at an annual rate ranging between 2.0% and 2.65% of the month-end net asset value of the unit, provided that the registered representative of the selling agent has satisfied all applicable CFTC proficiency and registration requirements and agrees to perform certain ongoing services with respect to the holder of the unit.

        The Fund's selling agents who sell Class B units will receive from the general partner an upfront sales commission equal to 3.5% of the purchase price per Class B unit at the time that each Class B unit is sold, and their registered representatives who sell Class B units will receive a portion of this commission. The general partner will finance the payment of these upfront sales commissions through a line of credit obtained by the general partner. Beginning with the thirteenth month after the subscription proceeds of a Class B unit are invested in the Fund, the selling agent who sold the unit will receive ongoing trailing commissions, calculated and payable monthly at a rate of 0.292%, or 3.5% annually, of the month-end net asset value of the unit, provided that the registered representative of the selling agent has satisfied all applicable CFTC proficiency and registration requirements and agrees to perform certain ongoing services with respect to the holder of the unit.

        The ongoing trailing commissions referenced above, once begun, will continue for as long as the unit remains outstanding. Selling agents will pay a portion of these commissions to their eligible registered representatives after deduction of due diligence and administrative expenses incurred in connection with this offering, in accordance with the selling agent's standard compensation arrangements. No selling agent will receive upfront sales commissions or trailing commissions that exceed the amounts described above.

        Registered broker-dealers may be engaged by the Fund to conduct wholesaling activities with respect to the Class A units and/or the Class B units. Employees of the general partner also may provide wholesaling services for the units. Any third party broker-dealers acting as wholesalers will be compensated by the general partner out of its own assets. Any compensation of employees of the general partner for their wholesaling services either will be considered part of the Fund's organization and offering expenses, and will be payable by the Fund in accordance with the procedure described above under "Organization and Offering Expenses" or will be paid by the general partner out of its own assets, in the general partner's sole discretion.

Investor Suitability

        The general partner cannot assure you that the Fund will achieve its objectives or avoid substantial losses. An investment in the Fund is suitable only for a limited segment of the risk portion of an investor's portfolio, and no one should invest more in the Fund than he or she could afford to lose.

        To invest in the Fund, you must meet certain regulatory requirements. Generally, you must have:

  •
  a net worth of at least $150,000, exclusive of home, furnishings and automobiles; or

  •
  an annual gross income of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles.

Certain jurisdictions in which the units are offered impose more stringent requirements on their residents, which are described in Appendix C to this prospectus. In no event may you invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in the Fund. You should review the subscription requirements described in Appendix C carefully before deciding whether to invest. An investment in the Fund may not be suitable for you even if you meet the regulatory requirements described above and in Appendix C. These suitability requirements are, in each case, regulatory minimums only, and merely because you meet the requirements does not mean that an investment in the units is suitable for you. Employee benefit plans and investment retirement accounts are subject to special suitability requirements. If an investment in the Fund is suitable for you, it is suitable only as a limited portion of your portfolio and you should not invest more than you can afford to lose. You should consult with your selling agent and financial advisor and consider the highly speculative and illiquid nature of an investment in the Fund in determining whether an investment in the Fund is consistent with your overall portfolio objectives.

Minimum Investment

        To invest in Class A units, if you are an existing Class A limited partner, you must subscribe for at least $15,000 in units, unless you are investing on behalf of an eligible employee benefit plan or individual retirement account, in which case you must subscribe for at least $5,000 in units. If you are a new investor, to invest in the Class A units, you must subscribe for at least $200,000 in units. Subsequent investments in Class A units by any Class A limited partners must be at least $15,000, except for employee benefit plans or individual retirement accounts, for which it must be least $5,000 in units.

        To invest in Class B units, you must subscribe for at least $10,000 in units, unless you are investing on behalf of an eligible employee benefit plan or individual retirement account, in which case you must subscribe for at least $5,000. Any subsequent investments in Class B units by any limited partner must be for at least $2,000 in units.

Subscription Procedures

        You may buy units as of any closing date, which is the close of business on the last business day of any month, by submitting your subscription at least five business days before the last business day of that month or at an earlier date if required by your selling agent. The number of units that you receive will be based on the net asset value per unit for that particular class as of the closing date. On the initial closing date, which is scheduled to occur on                        , 2003, the Class B units will be offered at a price of $1,000 per unit.

        The general partner will accept or reject your subscription, in whole or in part, in its sole discretion, within five business days after receipt. The general partner will deposit your subscription funds in the Fund's non-interest bearing subscription account until invested. If the general partner accepts your subscription, your subscription funds will be invested in the Fund on the closing date. If the general partner does not accept your subscription, your subscription funds will be returned to you without interest.

        The selling agents will use their best efforts to sell the units offered, without any firm underwriting commitment. You will not directly pay any sales commissions to the selling agents. All sales commissions and other compensation to the selling agents will be paid by the general partner out of its own assets. Investors will be required to make representations and warranties relating to their suitability to purchase the units in the subscription agreement and power of attorney.

        The general partner and the selling agents will make every reasonable effort to determine that the purchase of units is suitable and appropriate for each investor, based on the information provided by the investor regarding the investor's financial condition and investment objectives. No selling agent may complete a sale of units until at least five business days after the date the investor receives a final prospectus.

        Read this prospectus as well as the subscription agreement carefully and discuss with your financial advisor any questions you have about the Fund. If you decide to invest, please complete and sign the subscription agreement and power of attorney and deliver to your selling agent a check made payable to "Grant Park Futures Fund Limited Partnership — Subscription Account," or authorize a wire transfer in the amount of your subscription in accordance with the instructions set forth in the subscription agreement and power of attorney. Alternatively, if available, you may authorize your selling agent to debit your customer securities account in the amount of your subscription.

        Additional investments in units may be made by completing, executing and delivering an additional subscription agreement and power of attorney, along with payment at least five business days prior to the applicable closing date.

Compliance With Anti-Money Laundering Laws

        To satisfy the Fund's, the general partner's and the selling agents' obligations under applicable anti-money laundering laws and regulations, subscribers will be required to make representations and warranties in the subscription agreement concerning the nature of the subscriber, its source of investment funds and other related matters. The general partner or the selling agents reserve the right to request additional information from subscribers as the general partner or the selling agents in their sole discretion require in order to satisfy applicable anti-money laundering obligations. By subscribing for units in the Fund, each subscriber agrees to provide this information upon request.

Representations and Warranties of Investors in the Subscription Agreement and Power of Attorney

        To invest in the Fund, you must make representations and warranties in the subscription agreement and power of attorney. The representations and warranties enable the general partner to determine whether you are qualified to invest in the Fund. The representations and warranties relate to:

  •
  your eligibility to invest in the Fund, including legal age, net worth, annual income, investment objectives and investment experience;

  •
  your representative capacity;

  •
  information provided by you;

  •
  information received by you;

  •
  investments made on behalf of employee benefit plans; and

  •
  your compliance with applicable anti-money laundering laws.

PRIVACY POLICY

        The Fund and the general partner obtain nonpublic personal information about investors from their subscription agreement and power of attorney, as well as in the course of processing redemption requests. None of that information is disclosed except as necessary in the course of processing subscriptions and redemptions and otherwise administering the Fund — and then only subject to customary undertakings of confidentiality. Access to this information is restricted to the fullest extent permitted by law, and the Fund and the general partner each maintain physical, electronic and procedural controls in keeping with federal government standards to safeguard this information. These standards are reasonably designed to (1) ensure the security and confidentiality of investors' records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors' records and information, and (3) protect against unauthorized access to or use of investors' records or information that could result in substantial harm or inconvenience to any investor.

LEGAL MATTERS

        The legality of the units will be passed upon by Katten Muchin Zavis Rosenman, Chicago, Illinois. The statements under "U.S. Federal Income Tax Consequences" have been reviewed by Katten Muchin Zavis Rosenman. Katten Muchin Zavis Rosenman has represented and currently represents Rabar and EMC, two of the Fund's current trading advisors.

EXPERTS

        The financial statements of the Fund as of December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001 and 2000 and the balance sheet of the general partner as of December 31, 2002, included in this prospectus, have been audited by McGladrey & Pullen LLP, independent auditors, as stated in their reports appearing herein. Such audited financial statements have been so included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement on Form S-1 the Fund has filed with the SEC. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. Summaries of agreements or other documents in this prospectus are not necessarily complete. Please see the registration statement for more information about the Fund and the exhibits to the registration statement for complete copies of the agreements and other documents summarized in this prospectus.

        You may read and copy the registration statement and the exhibits to the registration statement at the SEC public reference rooms located at 450 Fifth Street N.W., Washington, D.C. 20549, 233 Broadway, New York, New York 10279 and 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604. You may obtain information on the operation of these public reference rooms by calling the SEC at 1-800-SEC-0330. The registration statement is also available on the SEC's website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

INDEX TO FINANCIAL STATEMENTS

Grant Park Futures Fund LP
Independent Auditor's Report	F-2
Statements of Financial Condition As of December 31, 2002 and 2001	F-3
Condensed Schedule of Investments As of December 31, 2002	F-4
Statements of Operations For the Years Ended December 31, 2002, 2001 and 2000	F-5
Statements of Changes in Partners' Capital For the Years Ended December 31, 2002, 2001 and 2000	F-6
Notes to Financial Statements	F-7
Dearborn Capital Management, L.L.C.
Independent Auditor's Report	F-11
Statement of Financial Condition As of December 31, 2002	F-12
Notes to Statement of Financial Condition	F-13

INDEPENDENT AUDITOR'S REPORT

         To the Partners
Grant Park Futures Fund Limited Partnership
Chicago, Illinois

        We have audited the accompanying statements of financial condition of Grant Park Futures Fund Limited Partnership as of December 31, 2002 and 2001, including the condensed schedule of investments as of December 31, 2002, and the related statements of operations and changes in partners' capital for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grant Park Futures Fund Limited Partnership as of December 31, 2002 and 2001, and the results of its operations for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

Chicago, Illinois
March 18, 2003

McGladrey & Pullen, LLP is an independent member firm of
RSM International, an affiliation of independent accounting
and consulting firms.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

STATEMENTS OF FINANCIAL CONDITION

December 31, 2002 and 2001

	2002	2001
ASSETS
Equity in broker's trading accounts:
U.S. Government securities, at market value	$2,093,108	$2,713,100
Cash	689,688	2,058,397
Unrealized gain on open contracts, net	941,073	436,529

Deposits with broker	3,723,869	5,208,026
Cash and cash equivalents	12,061,861	6,992,459
Interest receivable	6,060	18,110

Total assets	$15,791,790	$12,218,595

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
Accrued management fees	$131,277	$119,086
Commissions payable	23,226	10,319
Accrued incentive fees	98,118	43,529
Other accrued expenses	58,377	37,468
Pending partner additions	656,033	—
Redemptions payable	218,800	441,118

Total liabilities	1,185,831	651,520

Partners' Capital
General Partner	797,315	686,975
Limited Partners	13,808,644	10,880,100

Total partners' capital	14,605,959	11,567,075

Total liabilities and partners' capital	$15,791,790	$12,218,595

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2002

	Unrealized gain/(loss) on open long contracts	Percent of Partners' Capital		Unrealized gain/(loss) on open short contracts	Percent of Partners' Capital		Net Unrealized gain/(loss) on open contracts	Percent of Partners' Capital
U.S. Futures Positions:
Currencies	$400,410	2.7%		$11,001	0.1%		$411,411	2.8%
Energy	60,150	0.4		—		*	60,150	0.4
Grains	(3,966)		*	19,025	0.1		15,059	0.1
Interest rates	80,481	0.6		—		*	80,481	0.6
Meats	870		*	—		*	870		*
Metals	44,700	0.3		2,638		*	47,338	0.3
Stock Indexes	(15,367)	(0.1)		91,590	0.6		76,223	0.5
Soft Commodities	(9,114)	(0.1)		4,635		*	(4,479)		*

Total U.S. Futures Positions	558,164			128,889			687,053
Foreign Futures Positions:
Energy	1,500		*	4,431		*	5,931		*
Interest rates	278,512	1.9		2,004		*	280,516	1.9
Metals	(10,280)	(0.1)		(41,247)	(0.3)		(51,527)	(0.4)
Stock indexes	5,804		*	13,296	0.1		19,100	0.1

Total Foreign Futures Positions	275,536			(21,516)			254,020

	$833,700			$107,373			$941,073

* Percentage is less than 0.1% of partners' capital.

U.S. Government Securities:

Face Value		Value	Percent of Partners' Capital
$1,400,000	U.S. Treasury Bills, January 30, 2003	$1,395,553	9.6%
700,000	U.S. Treasury Bill, March 20, 2003	697,555	4.8%

	Total U.S. Government Securities (cost, including accrued interest — $2,093,108)	$2,093,108

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

STATEMENTS OF OPERATIONS

Years Ended December 31, 2002, 2001 and 2000

	2002	2001	2000
Income
Trading gains (losses)
Realized	$2,460,796	$2,564,474	$1,017,937
Change in unrealized	510,668	(994,042)	494,863

Gains from trading	2,971,464	1,570,432	1,512,800
Interest income	173,351	399,709	797,560

Total income	3,144,815	1,970,141	2,310,360

Expenses
Commissions	439,731	366,368	430,967
Management fees	478,624	480,800	565,315
Incentive fees	269,870	159,136	95,228
Operating expenses	168,385	143,294	148,039

Total expenses	1,356,610	1,149,598	1,239,549

Net income	$1,788,205	$820,543	$1,070,811

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

STATEMENTS OF PARTNERS' CAPITAL

Years Ended December 31, 2002, 2001 and 2000

	General Partner	Limited Partners	Total
Partners' capital, December 31, 1999	$900,459	$16,456,084	$17,356,543
Contributions	—	592,000	592,000
Redemptions	(300,000)	(6,632,964)	(6,932,964)
Net income	37,410	1,033,401	1,070,811

Partners' capital, December 31, 2000	637,869	11,448,521	12,086,390
Contributions	—	163,382	163,382
Redemptions	—	(1,503,240)	(1,503,240)
Net income	49,106	771,437	820,543

Partners' capital, December 31, 2001	686,975	10,880,100	11,567,075
Contributions	—	2,546,373	2,546,373
Redemptions	—	(1,295,694)	(1,295,694)
Net income	110,340	1,677,865	1,788,205

Partners' capital, December 31, 2002	$797,315	$13,808,644	$14,605,959

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS

Note 1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

        Nature of business:    Grant Park Futures Fund Limited Partnership (the Partnership) was organized as a limited partnership in Illinois in August 1988 and will continue until December 31, 2027, unless sooner terminated as provided for in the Limited Partnership Agreement. As a commodity investment pool, the Partnership is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Partnership executes transactions. Additionally, the Partnership is subject to the requirements of futures commission merchants (brokers) and interbank and other market makers through which the Partnership trades.

        The General Partner and the Limited Partners share in profits or losses of the Partnership in the ratio that their respective capital accounts bear to the total capital of the Partnership.

        The Partnership is a multi-advisor pool that carries out its purpose through trading by independent professional commodity trading advisors retained by the General Partner and the Partnership. Through these trading advisors, the Partnership's business is to trade, buy, sell, margin or otherwise acquire, hold or dispose of futures and forward contracts for commodities, financial instruments or currencies, any rights pertaining thereto and any options thereon, or on physical commodities. The Partnership may also engage in hedge, arbitrage and cash trading of commodities and futures.

        The Partnership has elected not to provide statements of cash flows as permitted by Statement of Financial Accounting Standards No. 102, Statements of Cash Flows — Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.

        Offering:    Limited Partnership interests ("Interests") in the Partnership are privately offered on a continuous basis pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. Subject to the discretion of the General Partner to require a greater or lesser investment, the minimum subscription shall be for $25,000 (plus sales commissions, if any, payable). Interests may be subscribed for as of any month-end. Interests are offered and sold by the Partnership through the General Partner and through certain selected selling agents on a best efforts basis. The General Partner also may utilize the services of certain selected marketing agents. Selling and marketing agents are collectively referred to in this document as the "Selling Agents." The Interests will be offered for any period or periods the General Partner, in its sole and absolute discretion, deems appropriate and in the best interests of the Partnership. If subscription amounts are received prior to a month-end, the amounts will be held until month-end, at which time the funds will be transferred to the Partnership's trading account and the Interests will be deemed purchased. Investors will not receive interest on subscription funds. The General Partner reserves the right to make a subsequent private or public offering of Interests at a later date.

        Significant accounting policies are as follows.

        Revenue recognition:    Futures, options on futures, and forward contracts are recorded on the trade date and realized gains or losses are recognized when contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract trade price and market price) at the date of the statement of financial condition are included in equity in broker trading accounts. Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Market value of contracts is based upon exchange settlement prices.

        Use of estimates:    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        Cash and cash equivalents:    Cash and cash equivalents include cash, overnight investments, U.S. treasury bills and short-term investments in interest-bearing demand deposits with banks and cash managers with maturities of three months or less.

        Income taxes:    No provision for income taxes has been made in these financial statements as each partner is individually responsible for reporting income or loss based on its respective share of the Partnership's income and expenses as reported for income tax purposes. The Partnership is required to pay an Illinois replacement tax of 1.5% of taxable income related to those limited partners who are not otherwise subject to the tax which has been included in operating expenses.

Note 2.    GENERAL PARTNER AND RELATED PARTY TRANSACTIONS

        Dearborn Capital Management, L.L.C. is the General Partner of the Partnership. The General Partner is required to maintain a capital contribution equal to an amount which will entitle it to at least 1 percent of the Partnership gain or loss, which at December 31, 2002, 2001 and 2000, is approximately $146,000, $116,000 and $121,000, respectively. The Partnership pays the General Partner a management fee of 2 percent per annum of the Partnership's Limited Partners' net assets, as defined. This fee, which is accrued monthly and paid quarterly, amounted to $245,615, $247,212 and $289,530 in 2002, 2001 and 2000, respectively. The General Partner may, in its sole discretion, waive or reduce the management fee it is otherwise entitled to receive from any or all Limited Partners.

        The General Partner pays certain selling agents a portion of the brokerage commission as compensation for selling interests of the Fund. See Note 5. To the extent the selling agents' compensation is not paid with respect to any interests, that amount will instead be retained by the General Partner.

Note 3.    COMMODITY TRADING ADVISORS

        The Partnership has entered into advisory contracts with Rabar Market Research, Inc., EMC Capital Management, Inc., and Eckhardt Trading Company to be the Partnership's commodity trading advisors. The Advisors receive a quarterly management fee ranging from 1 percent to 2.5 percent per annum of the Partnership's month-end allocated net assets, which amounted to fees of $233,009, $233,588 and $275,785 in 2002, 2001 and 2000, respectively. The trading advisors also receive a quarterly incentive fee ranging from 20 percent to 26 percent of the new trading profits on the allocated net assets of the trading advisor, as defined, which amounted to fees of $269,870, $159,136 and $95,228 in 2002, 2001 and 2000, respectively.

Note 4.    REDEMPTIONS

        Limited Partners have the right to redeem Interests that have been held by them for more than six months as of any month-end upon ten (10) days' prior written notice to the Partnership. The General Partner, however, may permit earlier redemptions in its discretion. Redemptions will be made on the last day of the month for an amount equal to the net assets, as defined, represented by the interests to be redeemed.

        In addition, the General Partner may at any time cause the redemption of all or a portion of any Limited Partner's Interests upon 15 day's written notice. The General Partner may also immediately redeem any Limited Partner's Interests without notice if the General Partner believes that (i) the redemption is necessary to avoid having the assets of the Partnership deemed Plan Assets under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) the Limited Partner made a misrepresentation in connection with its subscription for the Interests, or (iii) the redemption is necessary to avoid a violation of law by the Partnership or any Partner.

Note 5.    OPERATING EXPENSES

        Brokerage commissions include other trading fees and are accrued on a round-turn basis. The Partnership pays brokerage commissions at a rate of $15 to $20 per round-turn futures transaction, which includes NFA transactions and exchange fees. Rates vary and may be higher in certain foreign futures and options contracts. The Partnership pays ongoing professional and administrative expenses.

Note 6.    FINANCIAL HIGHLIGHTS

        The following financial highlights reflect activity related to the Partnership. Total return is based on the change in value during the period of a theoretical investment made at the beginning of each calendar month during the year. Individual investor's ratios may vary from these ratios based on various factors, including and among others, the timing of capital transactions.

	2002	2001
Total return	15.25%	7.00%
Ratios as a percentage of average net assets:
Interest income	1.45%	3.28%
Expenses	11.39%	9.42%

        The interest income and total expense ratios above are computed based upon the weighted average net assets of the Partnership for the years ended December 31, 2002 and 2001.

Note 7.    TRADING ACTIVITIES AND RELATED RISKS

        The Partnership engages in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts, and forward contracts (collectively, derivatives). These derivatives include both financial and nonfinancial contracts held as part of a diversified trading strategy. The Partnership is exposed to both market risk, the risk arising from changes in the market value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of a contract.

        The purchase and sale of futures and options on futures contracts require margin deposits with FCMs. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with an FCM are considered commingled with all other customer funds subject to the FCM's segregation requirements. In the event of an FCM's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

        Net trading results from derivatives for the years ended December 31, 2002, 2001 and 2000, are reflected in the statements of operations. Such trading results reflect the net gain arising from the Partnership's speculative trading of futures contracts, options on futures contract, and forward contracts.

        For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Partnership is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Partnership pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Partnership to potentially unlimited liability; for purchased options the risk of loss is limited to the premiums paid.

        In addition to market risk, in entering into commodity interest contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Fund. The counterparty for futures and options on futures contracts traded in the United States and on most non-U.S. futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk.

        In cases where the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

        In the case of forward contracts, over-the-counter options contracts or swap contracts, which are traded on the interbank or other institutional market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a clearinghouse backed by a group of financial institutions; thus, there likely will be greater counterparty credit risk. The Fund trades only with those counterparties that it believes to be creditworthy. All positions of the Fund are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Fund.

        The General Partner has established procedures to actively monitor and minimize market and credit risks. The limited partners bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Note 8.    SUBSEQUENT EVENT

        From January 1, 2003 to March 18, 2003, there were contributions and redemptions totaling approximately $4,162,000 and $220,000, respectively.

INDEPENDENT ACCOUNTANT'S REPORT

         To the Members
Dearborn Capital Management, L.L.C.
Chicago, Illinois

        We have audited the accompanying statement of financial condition of Dearborn Capital Management, L.L.C. as of December 31, 2002. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Dearborn Capital Management, L.L.C. as of December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

Chicago, Illinois
March 18, 2003

McGladrey & Pullen, LLP is an independent member firm of
RSM International, an affiliation of independent accounting
and consulting firms.

DEARBORN CAPITAL MANAGEMENT, L.L.C.

STATEMENT OF FINANCIAL CONDITION

December 31, 2002

ASSETS
Cash and cash equivalents	$358,997
Receivable from futures commission merchant	918,548
Investment in limited partnership	797,315
Other investments, at fair value	52,106
Receivables	257,278
Office equipment, net of accumulated depreciation of $52,051	2,388
Other assets	5,939

Total assets	$2,392,571

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Accounts payable, accrued expenses and other liabilities	$67,198
Members' equity	2,325,373

Total liabilities and members' equity	$2,392,571

The accompanying notes are an integral part of this statement of financial condition.

DEARBORN CAPITAL MANAGEMENT, L.L.C.

NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 1.    NATURE OF THE BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

        Dearborn Capital Management, L.L.C. (the Company) was organized as a limited liability company in Illinois in January 1996 and will continue until December 31, 2045, unless sooner terminated as provided for in the Operating Agreement. The Company is registered as a Commodity Pool Operator ("CPO") and a Commodity Trading Advisor ("CTA") with the Commodity Futures Trading Commission ("CFTC") and is a member of the National Futures Association ("NFA"). The Company conducts an investment management business, acts as the general partner for an investment partnership, and allocates proprietary funds to a third-party trading advisor.

        Significant accounting policies are as follows:

        Revenue recognition:    Futures contracts are recorded on the trade date and realized gains or losses are recognized when contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract purchase price and market price) at the date of the statement of financial condition are included in the receivable from futures commission merchant ("FCM"). Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Market value of futures contracts is based upon exchange settlement prices.

        Investments:    The Company accounts for its investment in the limited partnership on the equity method of accounting, whereby the investment in the limited partnership is adjusted for the Company's proportionate share of the partnership's results of operations.

        The Company values securities that are listed on a securities exchange at their last sale price on the date of determination or, if no sales occurred on that date, at the mean between the last closing "bid" and "asked" prices on that date. For securities that are not listed on a securities exchange, they are valued at their last closing bid prices for long positions and their last closing asked prices for short positions on the date of determination. In the absence of quoted values or when quoted values are not deemed to be representative of market values, investments are valued at fair value as determined in good faith by the Company.

        Use of estimates:    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Cash and cash equivalents:    Cash and cash equivalents include cash, overnight investments, U.S. treasury bills and short-term investments in interest-bearing demand deposits with banks and cash managers.

        Income taxes:    No provision for income taxes has been made in these financial statements as each member is individually responsible for reporting income or loss based on its respective share of the Company's income and expenses as reported for income tax purposes.

Note 2.    RECEIVABLE FROM FUTURES COMMISSION MERCHANT

        At December 31, 2002, receivable from FCM consists of the following:

U.S. Government securities, at market value	$699,225
Cash	157,306
Unrealized gain on open contracts, net	62,017

$918,548

Note 3.    INVESTMENTS

        The investment in the limited partnership represents an investment in Grant Park Futures Fund Limited Partnership ("Partnership"), for which the Company is the General Partner.

        Other investments consist of equity securities recorded at fair value.

Note 4.    RECEIVABLES

        At December 31, 2002, receivables consist of the following:

Management fees receivable	$167,380
Commissions receivable	39,898
Note receivable	50,000

$257,278

        The Partnership pays the Company a management fee of 2 percent per annum of the Partnership's Limited Partners' net assets. The Company may, at its own discretion, waive or reduce the management fee it is otherwise entitled to receive from any or all Limited Partners. At December 31, 2002, the Company has a management fee receivable of $67,597.

        The Company collects a portion of the brokerage commission paid to the FCM by the Partnership and pays certain selling agents a portion thereof as compensation for selling interests of the Partnership. At December 31, 2002, the Company has commissions receivable of $39,898 and related selling agent fees payable of $20,199, which is included in accounts payable, accrued expenses and other liabilities.

        The Company is a Co-Investment Advisor to Wimbledon Dearborn Alternative Investment Fund ("Wimbledon"). The Investment Advisors receive an annual advisor and distribution fee equal to 2 percent of Wimbledon's net assets, payable quarterly in arrears, of which the Company receives 50 percent of the fee. At December 31, 2002, the Company has a management fee receivable from Wimbledon of $86,922 and related selling agent fees payable of $43,729, which is included in accounts payable, accrued expenses and other liabilities.

        The Company is the Investment Manager of the Dearborn Discovery Fund, Ltd. ("Discovery"). Pursuant to the investment management agreement, Discovery pays to the Company a fixed management fee, payable quarterly in arrears, equal to 1 percent annually of Discovery's net asset value. No incentive or performance fee will be paid to the Company. At December 31, 2002, the Company has a management fee receivable from Discovery of $12,861.

        A note receivable of $50,000 is stated at the unpaid principal balance. Interest on the note of 18% annually is recognized over the term of the loan using the interest method, with the maturity date on February 28, 2010. The accrual of interest on the note is discounted when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due.

Note 5.    TRADING ACTIVITIES AND RELATED RISKS

        The Company, as part of its proprietary trading program, as well as through its investment in the limited partnership, engages in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts, and forward contracts (collectively, derivatives). These derivatives include both financial and nonfinancial contracts held as part of a diversified trading strategy. The Company is exposed to both market risk, the risk arising from changes in the market value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of a contract.

        The purchase and sale of futures and options on futures contracts require margin deposits with FCMs. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with an FCM are considered commingled with all other customer funds subject to the FCM's segregation requirements. In the event of an FCM's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

        For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Company is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Company pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Company to potentially unlimited liability; for purchased options the risk of loss is limited to the premiums paid.

        In addition to market risk, in entering into commodity interest contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Company. The counterparty for futures and options on futures contracts traded in the United States and on most non-U.S. futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

        The Company is exposed to concentrations of credit risk. The Company maintains cash at a financial institution and in a trading account at a FCM. The total cash balance maintained at the financial institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000 per depositor, per bank. The Company had cash at December 31, 2002, that exceeded the balance insured by the FDIC. The Company trades only with those counterparties that it believes to be creditworthy. All positions of the Company are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Company. The Company monitors such credit risk at both the financial institution and the FCM and has not experienced any losses related to such risks to date.

PART TWO: STATEMENT OF ADDITIONAL INFORMATION

GRANT PARK FUTURES FUND
LIMITED PARTNERSHIP

$200,000,000

CLASS A LIMITED PARTNERSHIP UNITS
CLASS B LIMITED PARTNERSHIP UNITS

        An investment in the units is speculative. Before you decide whether to invest, you should read this entire prospectus carefully and consider the risk factors beginning on page 9.

        This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both parts contain important information.

This statement of additional information and accompanying
disclosure document are both dated                      , 2003.

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THE COMMODITY INTEREST MARKETS

        The regulation of commodity interest transactions, markets and intermediaries is governed by the Commodity Exchange Act, or CEA. In December 2000, the CEA was amended by the Commodity Futures Modernization Act of 2000, or CFMA, which substantially revised the regulatory framework governing certain commodity interest transactions and the markets on which they trade. The CEA, as amended by the CFMA, now provides for varying degrees of regulation of commodity interest transactions depending upon the variables of the transaction. In general, these variables include (1) the type of instrument being traded (e.g., contracts for future delivery, options, swaps or spot contracts), (2) the type of commodity underlying the instrument (distinctions are made between instruments based on agricultural commodities, energy and metals commodities and financial commodities), (3) the nature of the parties to the transaction (retail, eligible contract participant, or eligible commercial entity), (4) whether the transaction is entered into on a principal-to-principal or intermediated basis, (5) the type of market on which the transaction occurs, and (6) whether the transaction is subject to clearing through a clearing organization. Information regarding commodity interest transactions, markets and intermediaries, and their associated regulatory environment, is provided below.

Futures Contracts

        A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of commodities, including agricultural products, bond, stock index, interest rate, currency, energy and metal markets. The size and terms of futures contracts on a particular commodity are identical and are not subject to any negotiation, other than with respect to price and quantity between the buyer and seller.

        The contractual obligations of a buyer or seller may be satisfied by taking or making physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts, such as stock index contracts, settle in cash (reflecting the difference between the contract purchase/sale price and the contract settlement price) rather than by delivery of the underlying commodity.

        In market terminology, a trader who purchases a futures contract is long in the market and a trader who sells a futures contract is short in the market. Before a trader closes out his long or short position by an offsetting sale or purchase, his outstanding contracts are known as open trades or open positions. The aggregate amount of open positions held by traders in a particular contract is referred to as the open interest in such contract.

Forward Contracts

        A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the over-the-counter markets and are not standardized contracts. Forward contracts for a given commodity are generally available in any size and maturity and are subject to individual negotiation between the parties involved. Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the prompt date, or the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the prompt date, and likewise a trader with a position that has been offset at a

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loss will generally not have to pay money until the prompt date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity.

        The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for foreign exchange forward contracts may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges. The forward markets are largely unregulated. Forward contracts are, in general, not cleared or guaranteed by a third party. Commercial banks participating in trading foreign exchange forward contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many over-the-counter market participants in foreign exchange trading have begun to require that their counterparties post margin.

        Further, as the result of the CFMA, over-the-counter derivative instruments such as forward contracts and swap agreements (and options on forwards and physical commodities) may begin to be traded on lightly-regulated exchanges or electronic trading platforms that may, but are not required to, provide for clearing facilities. Exchanges and electronic trading platforms on which over-the-counter instruments may be traded and the regulation and criteria for that trading are more fully described below under "Futures Exchanges and Clearing Organizations." Nonetheless, absent a clearing facility, the Fund's trading in foreign exchange and other forward contracts is exposed to the creditworthiness of the counterparties on the other side of the trade.

Options on Futures Contracts

        Options on futures contracts are standardized contracts traded on an exchange. An option on a futures contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the striking, strike, or exercise price) in the underlying futures contract or underlying interest. The buyer of a call option acquires the right, but not the obligation, to purchase or take a long position in the underlying interest, and the buyer of a put option acquires the right, but not the obligation, to sell or take a short position in the underlying interest.

        The seller, or writer, of an option is obligated to take a position in the underlying interest at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying interest at the strike price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying interest at the strike price.

        A call option is said to be in-the-money if the strike price is below current market levels, and out-of-the-money if the strike price is above current market levels. Conversely, a put option is said to be in-the-money if the strike price is above the current market levels, and out-of-the-money if the strike price is below current market levels.

        Options have limited life spans, usually tied to the delivery or settlement date of the underlying interest. Some options, however, expire significantly in advance of such date. The purchase price of an option is referred to as its premium, which consists of its intrinsic value plus its time value. As an option nears its expiration date, the time value shrinks and the market and intrinsic values move into parity. An option that is out-of-the-money and not offset by the time it expires becomes worthless. On certain exchanges, in-the-money options are automatically exercised on their expiration date, but on others unexercised options simply become worthless after their expiration date.

        Regardless of how much the market swings, the most an option buyer can lose is the option premium. The option buyer deposits his premium with his broker, and the money goes to the option seller. Option sellers, on the other hand, face risks similar to participants in the futures markets. For example, since the seller of a call option is assigned a short futures position if the option is exercised, his risk is the same as

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someone who initially sold a futures contract. Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

Options on Forward Contracts or Commodities

        Options on forward contracts or commodities operate in a manner similar to options on futures contracts. An option on a forward contract or commodity gives the buyer of the option the right, but not the obligation, to take a position at a specified price in the underlying forward contract or commodity. However, similar to forward contracts, options on forward contracts or on commodities are individually negotiated contracts between counterparties and are typically traded in the over-the-counter market. Therefore, options on forward contracts and physical commodities possess many of the same characteristics of forward contracts with respect to offsetting positions and credit risk that are described above.

Security Futures Contracts

        The CFMA lifted a long standing prohibition against trading in futures and options on futures for which the underlying commodity is an individual security or a narrow-based security index. These financial instruments are referred to as security futures contracts. Security futures contracts are subject to the dual regulation of the CFTC and the SEC as the contracts are deemed futures contracts under the CEA and securities under the federal securities laws. Security futures contracts began trading on certain newly established exchanges in the United States in November 2002. Options on security futures contracts may not be traded unless the CFTC and SEC jointly permit such options by regulation after December 2003.

Swap Contracts

        Swap transactions generally involve contracts with a counterparty to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts are principal contracts traded off-exchange, although recently, as a result of regulatory changes enacted as part of the CFMA, certain swap contracts are now being traded in electronic trading facilities and cleared through clearing organizations.

        Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Swaps do not generally involve the delivery of underlying assets or principal. Accordingly, the risk of loss with respect to swaps is generally limited to the net amount of payments that the party is contractually obligated to make. In some swap transactions the counterparty may require collateral deposits to support the obligation under the swap agreement. If the counterparty to such a swap defaults, the risk of loss consists of the net amount of payments that the party is contractually entitled to receive in addition to any collateral deposits made with the counterparty.

Spot Contracts

        Spot contracts are cash market transactions where the buyer and the seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement. Spot contracts are not uniform and not traded on an exchange. An exchange for physical, or EFP, transaction is one type of common transaction involving spot contracts. An EFP is the spot purchase or sale of a commodity in conjunction with an offsetting sale or purchase of a corresponding futures contract involving the same or equivalent commodity, without making an open and competitive trade for the futures contract on the exchange. Exchange rules govern the manner in which EFPs involving futures contracts that are listed on the exchange may be transacted.

Participants

        The two broad classes of persons who trade commodities are hedgers and speculators. Hedgers include financial institutions that manage or deal in interest rate-sensitive instruments, foreign currencies or stock portfolios, and commercial market participants, such as farmers and manufacturers, that market or process commodities. Hedging is a protective procedure designed to lock in profits that could otherwise be lost due

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to an adverse movement in the underlying commodity, for example, the adverse price movement between the time a merchandiser or processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. In such a case, at the time the hedger contracts to buy the commodity at a future date he will simultaneously buy a futures or forward contract for the necessary equivalent quantity of the commodity. At the time for performance of the contract, the hedger may accept delivery under his futures contract or he may buy the actual commodity and close out his position by making an offsetting sale of a futures contract.

        The commodity interest markets enable the hedger to shift the risk of price fluctuations. The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from his trading. However, at times the impetus for a hedge transaction may result in part from speculative objectives.

        Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying commodity. Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the commodities. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely make or take delivery of the underlying commodity; rather they attempt to close out their positions prior to the delivery date. Because the speculator may take either a long or short position in commodities, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

        All trades made by the Fund will be for speculative rather than for hedging purposes. There are always two parties to a contract; consequently, for any gain achieved by one party on a contract, a corresponding loss is suffered by the other. At most, only 50% of open interest can experience gain at any one time, without reference to brokerage commissions and other costs of trading that may reduce or eliminate any gain that would otherwise be achieved.

Futures Exchanges and Clearing Organizations

        Futures exchanges provide centralized market facilities in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Futures exchanges may provide for execution of trades at a physical location utilizing trading pits and/or may provide for trading to be done electronically through computerized matching of bids and offers pursuant to various algorithms. Members of a particular exchange and the trades executed on such exchanges are subject to the rules of that exchange. Futures exchanges and clearing organizations are given reasonable latitude in promulgating rules and regulations to control and regulate their members. Examples of regulations by exchanges and clearing organizations include the establishment of initial margin levels, size of trading units, rules regarding trading practices, contract specifications, speculative position limits, daily price fluctuation limits, and execution and clearing fees.

        Clearing organizations provide services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange or other electronic trading facility. Once trades made between members of an exchange or electronic trading facility have been confirmed, the clearing organization becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange or trading platform and in effect becomes the other party to the trade. Thereafter, each clearing member party to the trade looks only to the clearing organization for performance. The clearing organization generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing organization, at least to a large degree, to meet its obligations with regard to the other side of an insolvent clearing member's contracts. The clearing organizations do not deal with customers, but only with their member firms and the guarantee of performance for open positions provided by the clearing organization does not run to customers. Furthermore, the clearing organization requires margin deposits and continuously marks positions to market to provide some

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assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing organization is to ensure the integrity of trades, and members effecting transactions on an exchange need not concern themselves with the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their clearing broker and the clearing organization.

U.S. Futures Exchanges

        Futures exchanges in the U.S. are subject to varying degrees of regulation by the CFTC based on their designation as one of the following: a designated contract market, a derivatives transaction execution facility, an exempt board of trade or an electronic trading facility.

        A designated contract market is the most highly regulated level of futures exchange. Designated contract markets may offer products to retail customers on an unrestricted basis. To be designated as a contract market, the exchange must demonstrate that it satisfies specified general criteria for designation, such as having the ability to prevent market manipulation, rules and procedures to ensure fair and equitable trading, position limits, dispute resolution procedures, minimization of conflicts of interest and protection of market participants. Among the principal designated contract markets in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Mercantile Exchange. Each of the designated contract markets in the United States must provide for the clearance and settlement of transactions with a CFTC-registered derivatives clearing organization.

        A derivatives transaction execution facility, or DTEF, is a new type of exchange that is subject to fewer regulatory requirements than a designated contract market but is subject to both commodity interest and participant limitations. DTEFs limit access to eligible traders that qualify as either eligible contract participants or eligible commercial entities for futures and option contracts on commodities that have a nearly inexhaustible deliverable supply, are highly unlikely to be susceptible to the threat of manipulation, or have no cash market, security futures products, and futures and option contracts on commodities that the CFTC may determine, on a case-by-case basis, are highly unlikely to be susceptible to the threat of manipulation. In addition, certain commodity interests excluded or exempt from the CEA, such as swaps, etc. may be traded on a DTEF. There is no requirement that a DTEF use a clearing organization, except with respect to trading in security futures contracts, in which case the clearing organization must be a securities clearing agency. However, if futures contracts and options on futures contracts on a DTEF are cleared, then it must be through a CFTC-registered derivatives clearing organization, except that some excluded or exempt commodities traded on a DTEF may be cleared through a clearing organization other than one registered with the CFTC.

        An exempt board of trade is also a newly designated form of exchange. An exempt board of trade is substantially unregulated, subject only to CFTC anti-fraud and anti-manipulation authority. An exempt board of trade is permitted to trade futures contracts and options on futures contracts provided that the underlying commodity is not a security or securities index and has an inexhaustible deliverable supply or no cash market. All traders on an exempt board of trade must qualify as eligible contract participants. Contracts deemed eligible to be traded on an exempt board of trade include contracts on interest rates, exchange rates, currencies, credit risks or measures, debt instruments, measures of inflation, or other macroeconomic indices or measures. There is no requirement that an exempt board of trade use a clearing organization. However, if contracts on an exempt board of trade are cleared, then it must be through a CFTC-registered derivatives clearing organization. A board of trade electing to operate as an exempt board of trade must file a written notification with the CFTC.

        An electronic trading facility, or ETF, is a new form of exchange that operates by means of an electronic or telecommunications network and maintains an automated audit trail of bids, offers, and the matching of orders or the execution of transactions on the ETF. The CEA does not apply to, and the CFTC has no jurisdiction over, transactions on an ETF in certain excluded

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commodities that are entered into between principals that qualify as eligible contract participants, subject only to CFTC anti-fraud and anti-manipulation authority. In general, excluded commodities include interest rates, currencies, securities, securities indices or other financial, economic or commercial indices or measures.

        The trading advisors intend to monitor the development of and opportunities and risks presented by the new less-regulated DTEFs, exempt boards of trade and ETFs and may, in the future, allocate a percentage of the Fund's assets to trading in products on these exchanges. Provided the Fund maintains assets exceeding $5 million, the Fund would qualify as an eligible contract participant and thus would be able to trade on such exchanges.

Non-U.S. Futures Exchanges

        Non-U.S. futures exchanges differ in certain respects from their U.S. counterparts. Importantly, non-U.S. futures exchanges are not subject to regulation by the CFTC, but rather are regulated by their home country regulator. In contrast to U.S. designated contract markets, some non-U.S. exchanges are principals' markets, where trades remain the liability of the traders involved, and the exchange or an affiliated clearing organization, if any, does not become substituted for any party. Due to the absence of a clearing system, such exchanges are significantly more susceptible to disruptions. Further, participants in such markets must often satisfy themselves as to the individual creditworthiness of each entity with which they enter into a trade. Trading on non-U.S. exchanges is often in the currency of the exchange's home jurisdiction. Consequently, the Fund will be subject to the additional risk of fluctuations in the exchange rate between such currencies and U.S. dollars and the possibility that exchange controls could be imposed in the future. Trading on non-U.S. exchanges may differ from trading on U.S. exchanges in a variety of ways and, accordingly, may subject the Fund to additional risks.

Speculative Position Limits

        The CFTC and U.S. designated contract markets have established limits or position accountability rules, referred to as speculative position limits or position limits, on the maximum net long or net short speculative position that any person or group of persons under common trading control (other than a hedger, which the Fund is not) may hold, own or control in commodity interests. Among the purposes of speculative position limits is to prevent a corner or squeeze on a market or undue influence on prices by any single trader or group of traders. The position limits established by the CFTC apply to certain agricultural commodity interests, such as grains (oats, barley, and flaxseed), soybeans, corn, wheat, cotton, eggs, rye, and potatoes. In addition, U.S. exchanges may set position limits for all commodity interests traded on that exchange. Certain exchanges or clearing organizations also set limits on the total net positions that may be held by a clearing broker. In general, no position limits are in effect in forward or other over-the-counter contract trading or in trading on non-U.S. futures exchanges, although the principals with which the Fund and the clearing brokers may trade in such markets may impose such limits as a matter of credit policy. For purposes of determining position limits the Fund's commodity interest positions will not be attributable to investors in their own commodity interest trading.

Daily Price Limits

        Most U.S. futures exchanges (but generally not non-U.S. exchanges or, in the case of forward or over-the-counter contracts, banks or dealers) may limit the amount of fluctuation in some futures contract or options on futures contract prices during a single trading day by regulations. These regulations specify what are referred to as daily price fluctuation limits or more commonly, daily limits. The daily limits establish the maximum amount that the price of a futures or options on futures contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular futures or options on futures contract, no trades may be made at a price beyond the limit. Positions in the futures or options contract may then be taken or liquidated, if at all, only at inordinate expense or if traders are willing to effect trades at or within the limit during the period for trading on such day. Because the daily limit rule governs price movement only for a

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particular trading day, it does not limit losses and may in fact substantially increase losses because it may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved the daily limit for several consecutive trading days, thus preventing prompt liquidation of positions and subjecting the trader to substantial losses for those days.

Commodity Interest Prices

        Commodity interest prices are volatile and, although ultimately determined by the interaction of supply and demand, are subject to many other influences, including the psychology of the marketplace and speculative assessments of future world and economic events. Political climate, interest rates, treaties, balance of payments, exchange controls and other governmental interventions as well as numerous other variables affect the commodity interest markets, and even with comparatively complete information it is impossible for any trader to predict reliably commodity interest prices.

Regulation

        Futures exchanges in the United States are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market, DTEF, exempt board of trade or ETF. Derivatives clearing organizations are also subject to the CEA and CFTC regulation. The CFTC is the governmental agency charged with responsibility for regulation of futures exchanges and commodity interest trading conducted on those exchanges. The CFTC's function is to implement the CEA's objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves exercise regulatory and supervisory authority over their member firms.

        The CFTC possesses exclusive jurisdiction to regulate the activities of commodity pool operators and commodity trading advisors and has adopted regulations with respect to the activities of those persons and/or entities. Under the CEA, a registered commodity pool operator, such as the general partner, is required to make annual filings with the CFTC describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators. Pursuant to this authority, the CFTC requires commodity pool operators to keep accurate, current and orderly records for each pool that they operate. The CFTC may suspend the registration of a commodity pool operator (1) if the CFTC finds that the operator's trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and (3) in certain other circumstances. Suspension, restriction or termination of the general partner's registration as a commodity pool operator would prevent it, until that registration were to be reinstated, from managing the Fund, and might result in the termination of, the Fund. The Fund itself is not required to be registered with the CFTC in any capacity.

        The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Fund's trading advisors. If a trading advisor's commodity trading advisor registration were to be terminated, restricted or suspended, the trading advisor would be unable, until the registration were to be reinstated, to render trading advice to the Fund.

        The CEA requires all futures commission merchants, such as the Fund's clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers' funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by futures commission merchants and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the

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states powers to enforce its provisions and the regulations of the CFTC.

        The Fund's investors are afforded prescribed rights for reparations under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

        Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodity interest professionals, other than futures exchanges. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, and their respective associated persons and floor brokers. The general partner, each trading advisor, the selling agents and the clearing brokers are members of the NFA. As such, they are subject to NFA standards relating to fair trade practices, financial condition and consumer protection. The Fund itself is not required to become a member of the NFA. As the self-regulatory body of the commodity interest industry, the NFA promulgates rules governing the conduct of professionals and disciplines those professionals that do not comply with these rules. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members.

        The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed that person or that person's trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

        The regulation of commodity interest trading in the United States and other countries is an evolving area of the law. The various statements made in this summary are subject to modification by legislative action and changes in the rules and regulations of the CFTC, the NFA, the futures exchanges, clearing organizations and other regulatory bodies.

        The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and other disruptions to market integrity, avoiding systemic risk, preventing fraud and promoting innovation, competition and financial integrity of transactions. As mentioned above, this regulation, among other things, provides that the trading of commodity interest contracts generally must be upon exchanges designated as contract markets or DTEFs and that all trading on those exchanges must be done by or through exchange members. Under the CFMA, commodity interest trading in some commodities between sophisticated persons may be traded on a trading facility not regulated by the CFTC. As a general matter, trading in spot contracts, forward contracts, options on forward contracts or commodities, or swap contracts between eligible contract participants is not within the jurisdiction of the CFTC and may therefore be effectively unregulated. The trading advisors may engage in those transactions on behalf of the Fund in reliance on this exclusion from regulation.

        In general, the CFTC does not regulate the interbank and forward foreign currency markets with respect to transactions in contracts between certain sophisticated counterparties such as the Fund or between certain regulated institutions and retail investors. Although U.S. banks are regulated in various ways by the Federal Reserve Board, the Comptroller of the Currency and other U.S. federal and state banking officials, banking authorities do not regulate the forward markets.

        While the U.S. government does not currently impose any restrictions on the movements of currencies, it could choose to do so. The imposition or relaxation of exchange controls in

SAI-9

various jurisdictions could significantly affect the market for that and other jurisdictions' currencies. Trading in the interbank market also exposes the Fund to a risk of default since failure of a bank with which the Fund had entered into a forward contract would likely result in a default, and thus possibly substantial losses to the Fund.

        The CFTC is prohibited by statute from regulating trading on non-U.S. futures exchanges and markets. The CFTC, however, has adopted regulations relating to the marketing of non-U.S. futures contracts in the U.S. These regulations permit certain contracts traded on non-U.S. exchanges to be offered and sold in the U.S.

Margin

        Original or initial margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader's broker to initiate and maintain an open position in futures contracts. Maintenance margin is the amount (generally less than the original margin) to which a trader's account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the trader's performance of the futures contracts that he or she purchases or sells. Futures contracts are customarily bought and sold on margin that represents a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. The amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract.

        Brokerage firms, such as the Fund's clearing brokers, carrying accounts for traders in commodity interest contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy to further protect themselves. It is presently contemplated that the clearing brokers will require the Fund to make margin deposits equal to exchange minimum levels for all commodity interest contracts. This requirement may be altered from time to time in the clearing brokers' discretion.

        Trading in the over-the-counter markets where no clearing facility is provided generally does not require margin but generally does require the extension of credit between counterparties.

        When a trader purchases an option, there is no margin requirement, however, the option premium must be paid in full. When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.

        Margin requirements are computed each day by a trader's clearing broker. When the market value of a particular open commodity interest position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader's position. With respect to the Fund's trading, the Fund (and not its investors personally) will be subject to margin calls.

        Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

SAI-10

HISTORICAL PERSPECTIVE OF THE MANAGED FUTURES INDUSTRY

        Since 1980, the world's futures markets have expanded from consisting primarily of agricultural contracts to include worldwide financial markets such as stock indices, currencies and global interest rates. The pie chart below demonstrates this growth of diversity within the futures industry. In 1980, the agricultural sector dominated the trading volume of the industry. By 2002, the agricultural sector represented approximately only 8% of trading while interest rates, currencies and stock indices represented approximately 80%.

Futures Industry Sectors

Source:    Futures Industry Association, Washington, D.C.
The above charts were prepared by Dearborn Capital Management, L.L.C.

        The managed futures industry is made up of professional money managers known as commodity trading advisors. These commodity trading advisors manage client assets on a discretionary basis using global futures markets as an investment medium. As the chart below illustrates, assets dedicated to managed futures have grown from approximately $300 million in 1980 to over approximately $50 billion in 2002.

Growth in the Managed Futures Industry
January 1980 — December 2002

This chart was prepared by Dearborn Capital Management, L.L.C. using data obtained from Barclay Trading Group, Ltd.

SAI-11

POTENTIAL ADVANTAGES OF INVESTMENT

        The following section provides a description of the potential advantages of investing in Grant Park Futures Fund.

Value of Diversifying Into Managed Futures

        The inclusion of managed futures into a portfolio is based upon the most fundamental of all investment principles: diversification. Dr. Harry Markowitz's groundbreaking work in portfolio construction concluded that a more efficient portfolio can be created by investing across non-correlated asset classes. This hypothesis became known as Modern Portfolio Theory and earned Dr. Markowitz a Nobel Prize in economics.

        In 1980 John Lintner of Harvard University applied this theory to the developing asset class of managed futures. His study determined that "the combined portfolios of stocks (or stocks and bonds) after including judicious investments... in leveraged managed futures accounts show substantially less risk at every possible level of expected return than portfolios of stocks and bonds alone." While managed futures were intuitively understood to have a low correlation to traditional asset classes, this landmark study confirmed the diversification benefits derived from allocating a portion of a portfolio into this asset class.

        True diversification is derived from investing across asset classes that move independently, or are non-correlated, to each other. Managed futures have long been recognized as having a low correlation to traditional asset classes.

Historical Correlation and Comparative Performance

        The chart below shows the historical correlation of the monthly returns of the Dow Jones Industrial Average, NASDAQ Composite Index, Morgan Stanley Capital International Europe, Australasia, Far East (MSCI EAFE) Index, Lehman Brothers Long Government Bond Index and the CISDM Fund/Pool Qualified Universe Index with the Standard & Poor's 500 Composite Stock Index (S&P 500 Index). The Dow Jones Industrial Average, NASDAQ Composite Index, MSCI EAFE Index, Lehman Brothers Long Government Bond Index and S&P 500 Index are passive, unmanaged indices of equity or debt securities, as applicable, generally purchased by investors for investment purposes. The CISDM Fund/Pool Qualified Universe Index is an index of the performance of public and private commodity pools. All of the above indices are used by the marketplace in varying degrees as performance benchmarks of the various asset classes they represent.

        A correlation of 1.0 indicates a perfect positive and direct correlation between the particular index and the S&P 500 Index; a correlation of -1.0 indicates a perfectly negative or inverse correlation between the particular index and the S&P 500 Index. Note that stocks associated with the NASDAQ and MSCI EAFE indices, as well as bonds, have historically had a higher correlation with the S&P 500 Index than managed futures investments, as represented by the CISDM Fund/Pool Qualified Universe Index. This low correlation shows that managed futures have a tendency to behave somewhat independently from stocks.

SAI-12

Historical Correlation of Monthly Returns with S&P 500 Index
January 1980 — February 2003

This chart was prepared by Dearborn Capital Management, L.L.C. See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Advantages of Non-Correlation

        Given that historically, managed futures investments have had very little correlation to the stock and bond markets, Dearborn Capital Management, L.L.C., the Fund's sponsor and general partner, believes that the performance of the Fund should also exhibit a substantial degree of non-correlation with the performance of traditional equity and debt portfolio components, in part because of the ease of selling commodity interests short. This feature of many commodity interest contracts — being able to be long or short a commodity interest position with similar ease — means that profit and loss from commodity interest trading is not dependent upon economic prosperity or stability.

        However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and it is entirely possible that the Fund may not outperform other sectors of an investor's portfolio, or may produce losses. Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and you should not assume that managed futures funds will appreciate during periods of inflation or stock and bond market declines.

        Non-correlated performance should not be confused with negatively correlated performance. Negative correlation occurs when the performance of two asset classes are in opposite direction to each other. Non-correlation means only that the Fund's performance will likely have no relation to the performance of equity and debt instruments, reflecting the general partner's belief that certain factors that affect equity and debt prices may affect the Fund differently and that certain factors that affect equity and debt prices may not affect the Fund at all. The Fund's net asset value per unit may decline or increase more or less than equity and debt instruments during both rising and falling cash markets. The general partner does not expect that the Fund's performance will be negatively correlated to general debt and equity markets.

SAI-13

        The chart below shows the historical correlation of the monthly returns of the CISDM Fund/Pool Qualified Universe Index, Lehman Brothers Long Government Bond Index, the MSCI EAFE Index, S&P 500 Index, the Dow Jones Industrial Average, and the NASDAQ Composite Index with the Fund.

Historical Correlation of Monthly Returns with Grant Park Futures Fund
January 1989 — February 2003

This chart was prepared by Dearborn Capital Management, L.L.C. See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Advantages of Commodity Pool Investments

        Both the commodity interest markets and funds investing in those markets offer many structural advantages that make managed futures an efficient way to participate in global markets. For example, each investor in the Fund should be able to participate in a greater number of commodity interest markets (both U.S. and non-U.S.) and to a greater extent than would be possible if the Fund's minimum investment were traded on an individual investor basis.

Profit Potential

        Commodity interest contracts can easily be leveraged, which magnifies the potential profit and the potential loss. As a result of this leveraging, even a small movement in the price of a contract can cause major losses.

Interest Income

        Unlike some alternative investment funds, the Fund does not borrow money in order to obtain leverage, so the Fund does not incur any interest expense. Rather, the Fund's margin deposits are maintained in cash equivalents, such as U.S. Treasury bills, and interest is earned on 100% of the Fund's available assets, which include unrealized profits credited to the Fund's accounts.

SAI-14

Diversification within a Single Investment

        Commodity interest contracts allow an investor to diversify risk across market sectors, as well as geographically. For example, an investor can trade interest rates, stock indices, currencies, energy products and metals in numerous countries around the world. This market diversification may reduce the risk of loss. While the Fund itself trades across a diverse selection of global markets, an investment in the Fund is not a substitute for overall portfolio diversification.

        The pie chart below shows the commodity interest market sectors in which the Fund's assets were invested as of December 31, 2002. These percentages may change over time.

Grant Park Futures Fund Market Sectors Traded

This chart was prepared by Dearborn Capital Management, L.L.C. See "The Commodity Interest Markets" above for information related to this chart.

Ability to Profit or Lose in a Rising or Falling Market Environment

        The Fund can establish short positions and thereby profit from declining markets as easily as it can establish long positions. This potential to make money, whether markets are rising or falling around the world, makes managed futures particularly attractive to sophisticated investors. Of course, if markets go higher while an investor has a short position, the investor will lose money until the short position is exited.

Professional Trading

        The Fund's trading decisions will be made by Rabar Market Research, Inc., EMC Capital Management, Inc., Eckhardt Trading Company and Graham Capital Management, L.P., each using its own proprietary trading program. Each of the trading advisors is a full-time commodity trading advisor with an established performance record and a dedicated staff of experienced alternative investment professionals. The general partner may terminate or replace the trading advisors or retain additional trading advisors in its sole discretion.

Convenience

        Through the Fund, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets. In addition, the Fund provides to or obtains for its investors many services designed to alleviate the administrative details

SAI-15

involved in trading commodity interests directly, including maintaining books and records of trading activities, preparing unaudited monthly and audited annual account statements to investors and supplying investors with information necessary for preparing their federal income tax returns.

Liquidity

        In most cases, the commodity interest markets on which the Fund will trade have sufficient liquidity. Some markets trade 24 hours on business days. While there can be cases where there may be no buyer or seller for a particular market, the Fund attempts to select markets for investment based upon, among other things, their perceived liquidity. Most exchanges impose limits on the amount that prices in certain futures or options contracts can move in one day. Situations in which markets have moved the limit for several consecutive days have not been common, but do occur.

        Investors also may cause the Fund to redeem all or a portion of their units on a monthly basis.

Limited Liability

        Investors' liability is limited to the amount of their investment in the Fund. Investors cannot individually be subjected to margin calls and will not be required to contribute additional capital to the Fund.

Sponsor Experience

        The Fund's sponsor and general partner, Dearborn Capital Management, L.L.C., and its principals have extensive experience managing and operating the Fund. The Fund has been in continuous existence since January 1989. However, past performance is not necessarily indicative of future results.

Low Investment Requirements

        Generally, the minimum investment for existing limited partners in Class A units is $15,000 and for new investors in Class B units is $10,000. Typically, the minimum investment in an individually managed futures account would be substantially greater. In fact, some of the Fund's current trading advisors have a general account size minimum of at least $1,000,000.

SUPPLEMENTAL PERFORMANCE INFORMATION OF GRANT PARK FUTURES FUND

        The tables and accompanying information on the remaining pages that follow present certain supplemental performance information of the Fund. Although the following information has not been audited, the general partner believes this information to be reliable. All performance information for the Fund is shown net of fees and expenses. Prospective investors should note that the Fund's fees and expenses will change somewhat in connection with this offering, which will affect the Fund's future net performance. You should consult Part One of this prospectus regarding the material terms applicable to an investment in the Fund, including the associated fees and expenses. Past performance is not necessarily indicative of future results.

SAI-16

SUPPLEMENTAL PERFORMANCE INFORMATION
GRANT PARK FUTURES FUND PERFORMANCE — INCEPTION THROUGH FEBRUARY 2003
(Unaudited)

Name of the Fund	Grant Park Futures Fund Limited Partnership
Type of Fund	Privately offered (through February 2003); Multi-advisor
Inception of Trading	January 1989
Aggregate Gross Subscriptions	$24,934,625
Current Net Asset Value	$17,761,278
Worst Monthly Percentage Draw-Down* (Since inception)	-21.72% 08/89
Worst Peak-to-Valley Draw-Down* (Since inception)	-38.87% 06/89-10/89

Rate of Return
MONTH	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994	1993	1992	1991	1990	1989
January	2.72%	-0.87%	1.86%	-1.12%	-2.02%	1.96%	6.82%	-1.09%	-10.69%	-13.74%	2.38%	-15.23%	-12.36%	5.20%	0.97%
February	5.77%	-5.95%	0.53%	0.69%	7.95%	2.62%	7.61%	-13.59%	16.37%	-9.39%	18.13%	-5.32%	-13.31%	6.32%	-3.29%
March		2.26%	6.63%	-1.70%	-5.18%	-1.08%	1.06%	-1.34%	20.67%	23.25%	1.57%	-2.32%	1.75%	22.20%	17.34%
April		-3.07%	-4.51%	-3.84%	2.92%	-7.46%	-8.45%	4.97%	10.88%	2.31%	15.69%	-4.13%	-6.52%	31.10%	-9.51%
May		5.17%	-0.47%	1.80%	-5.51%	3.13%	-0.91%	-4.35%	14.93%	14.29%	2.30%	-2.34%	-1.90%	-15.80%	26.07%
June		10.07%	-2.66%	-3.51%	0.22%	-0.37%	0.34%	2.32%	-1.82%	14.25%	-2.34%	8.33%	3.93%	14.00%	-3.31%
July		6.63%	0.12%	-1.60%	-2.68%	-0.30%	15.73%	-1.48%	-14.36%	-5.96%	20.56%	16.34%	-10.99%	16.03%	0.70%
August		1.57%	2.88%	4.36%	-1.16%	24.62%	-8.17%	-2.53%	-11.29%	-6.26%	0.16%	7.34%	-1.85%	22.83%	-21.72%
September		2.87%	3.69%	-2.30%	1.54%	6.23%	2.92%	3.81%	-10.54%	2.76%	-3.99%	-11.40%	6.76%	14.76%	-1.68%
October		-6.04%	5.30%	0.80%	-8.65%	-4.64%	-5.18%	14.82%	-5.40%	-7.54%	-5.39%	-0.72%	0.12%	5.49%	-18.43%
November		-2.53%	-7.80%	8.91%	2.10%	-3.21%	0.81%	7.80%	2.77%	15.50%	4.57%	2.41%	-0.21%	2.83%	5.37%
December		5.58%	2.14%	9.00%	3.05%	2.09%	6.10%	-6.99%	18.69%	-0.17%	13.15%	-5.55%	35.80%	-2.65%	29.00%
Year	8.64%	15.25%	7.00%	10.97%	-8.24%	22.40%	17.31%	-0.59%	23.04%	24.30%	84.25%	-15.50%	-6.77%	197.04%	8.61%

*Draw-Down means losses experienced by the Fund over a specified period.

Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by the Fund in any calendar month expressed as a percentage of total equity in the Fund and includes the month and year of such draw-down.

Worst Peak-to-Valley Draw-Down is greatest cumulative percentage decline in month-end net asset value of the Fund due to losses sustained by the Fund during a period in which the initial month-end net asset value of the Fund is not equaled or exceeded by a subsequent month-end net asset value of the Fund and includes the time period in which such draw-down occurred.

The monthly rate of return is computed by dividing monthly performance by beginning equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

SAI-17

Comparative Performance Statistics

        The table below compares various performance statistics for the Fund, the S&P 500 Index, the MSCI EAFE Index, the NASDAQ Composite Index, and the Lehman Brothers Long Government Bond Index from January 1989, the date of the Fund's inception, through February 2003.

SUPPLEMENTAL PERFORMANCE INFORMATION

Comparative Performance Statistics
January 1989 — February 2003

Comparative Performance Statistics Through February 2003
		Grant Park Futures Fund	S&P 500 Index	MSCI EAFE Index	Nasdaq Index	Lehman Bros. Long Govt. Bond Index
Rate of Return:	February 2003 Year To Date	5.77% 8.65%	-1.50% -4.08%	-2.29% -6.37%	1.34% 0.25%	3.08% 2.73%
Compound Annual Rate of Return:
	Last 12 Months	34.06%	-22.68%	-17.46%	-22.41%	17.32%
	Last 3 Years	14.23%	-13.72%	-17.98%	-34.03%	13.07%
	Last 5 Years	9.76%	-2.99%	-6.19%	-5.30%	9.04%
	Since Jan. 1989	20.43%	10.66%	1.02%	9.33%	10.48%
Cumulative Returns:
	Last 12 Months	34.06%	-22.68%	-17.46%	-22.41%	17.32%
	Last 3 Years	49.06%	-35.77%	-44.82%	-71.29%	44.57%
	Last 5 Years	59.30%	-14.08%	-27.35%	-23.83%	54.12%
	Since Jan. 1989	1292.05%	319.88%	15.53%	253.64%	310.31%
Annualized Standard Deviation of Monthly Returns (Risk):
	Last 12 Months	15.91%	20.66%	18.63%	29.39%	10.10%
	Last 3 Years	15.56%	18.69%	15.89%	37.77%	8.40%
	Last 5 Years	18.55%	18.67%	16.77%	37.47%	7.81%
	Since Jan. 1989	33.24%	15.08%	17.12%	25.95%	8.12%
Worst Case Decline:	Last 5 Years	-21.35%	-44.73%	-46.93%	-74.89%	-9.55%
	Duration	9-98 to 7-00	8-00 to 9-02	12-99 to 2-03	2-00 to 9-02	9-98 to 12-99
	Since Jan. 1989	-38.87%	-44.73%	-46.93%	-74.89%	-11.80%
	Duration	5-89 to 10-89	8-00 to 9-02	12-99 to 2-03	2-00 to 9-02	1-94 to 10-94
Correlation with S&P 500 Index:	Last 5 Years	-0.51	1.00	0.83	0.81	-0.38
Correlation During S&P 500 Index Positive Months:	Last 5 Years	-0.39	1.00	0.50	0.36	-0.32
Correlation During S&P 500 Index Negative Months:	Last 5 Years	-0.61	1.00	0.73	0.65	-0.42

This table was prepared by Dearborn Capital Management, L.L.C. See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

SAI-18

        The chart below shows the worst-case declines for the Fund and the indices representing the four other asset classes depicted in the prior chart for the same period. Worst-case decline generally refers to the greatest loss in value of the Fund or index during consecutive months for the period presented.

SUPPLEMENTAL PERFORMANCE INFORMATION
Worst-Case Decline
January 1989 – February 2003

This chart was prepared by Dearborn Capital Management, L.L.C. See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

SAI-19

Benchmark Comparison

        The chart below shows the actual performance of the Fund compared with the following market benchmarks: the S&P 500 Index, the NASDAQ Composite Index, the Lehman Long-Term Treasury Bond Index and the CISDM Fund/Pool Qualified Universe Index.

SUPPLEMENTAL PERFORMANCE INFORMATION

Growth of $10,000 Initial Investment
Benchmark Comparison
January 1989 – February 2003

This chart was prepared by Dearborn Capital Management, L.L.C. See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

SAI-20

Performance History

        The following chart illustrates the growth of a $10,000 initial investment in the Fund on January 1, 1989 at the end of each year through February 2003. As of February 28, 2003, that investment would have grown to $139,470.17, assuming there were no additions or redemptions made over the course of the investment.

SUPPLEMENTAL PERFORMANCE INFORMATION

Performance History of a $10,000 Investment
January 1989 – February 2003

This chart was prepared by Dearborn Capital Management, L.L.C.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

SAI-21

Performance Statistics

        The following tables present historical performance information and other related information for the Fund from January 1, 1989 through February 2003.

SUPPLEMENTAL PERFORMANCE INFORMATION

Performance Statistics
January 1989 – February 2003

Compounded Annual Rates of Return
12-Month	34.30%
36-Month	14.30%
60-Month	9.80%
120-Month	16.33%
Since Inception (January 1989)	20.44%

Other Performance Statistics
	1 Month	12 Month
Average Rate of Return	2.00%	26.31%
Average Gain	8.12%	38.82%
Average Loss	-5.58%	-12.17%
Best Period	35.86%	303.37%
Worst Period	-21.72%	-34.81%
Number of Profitable Months	94
Number of Unprofitable Months	76
Standard Deviation of Monthly Returns	9.60%
Annualized Standard Deviation	33.25%
Annualized Sharpe Ratio (5.00%)	0.57

These tables were prepared by Dearborn Capital Management, L.L.C. See the glossary in Appendix E for definitions relevant to these tables.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

SAI-22

        The following table shows the five largest worst-case declines for the Fund from January 1, 1989 through February 2003. The table also reflects the length of the decline and the time to recover to new highs.

SUPPLEMENTAL PERFORMANCE INFORMATION

Largest Worst-Case Declines
January 1989 – February 2003

Period	Decline	Length	Recovery
May 1989 – Oct 1989	-38.87%	5 Months	5 Months
Nov 1990 – Aug 1991	-37.34%	9 Months	20 Months
May 1995 – Oct 1995	-36.88%	5 Months	34 Months
Dec 1993 – Feb 1994	-21.84%	2 Months	3 Months
Jun 1994 – Oct 1994	-16.24%	4 Months	4 Months

This table was prepared by Dearborn Capital Management, L.L.C.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

SAI-23

        The tables below demonstrate that historically, the Fund's returns are not negatively correlated with stocks, but rather non-correlated and therefore perform independently from stocks. These tables compare the performance of the Fund during the ten best performing quarters of the S&P 500 Index since the Fund's inception in January 1989 through December 2002 and simultaneously during the ten worst performing quarters of the S&P 500 Index during the same time period.

SUPPLEMENTAL PERFORMANCE INFORMATION

S&P 500 Index vs. Grant Park

DURING 10 BEST QUARTERS (Jan 1989 — Dec 2002)
#	Qtr	S&P 500 Index	Grant Park
1	Dec-98	21.29%	(5.77%)
2	Jun-97	17.46%	(8.97%)
3	Dec-99	14.81%	(3.89%)
4	Mar-91	14.53%	(22.70%)
5	Mar-98	13.95%	3.51%
6	Jun-99	12.22%	(2.53%)
7	Sep-89	10.71%	(22.50%)
8	Dec-01	10.30%	(0.83%)
9	Mar-95	9.74%	25.41%
10	Jun-95	9.55%	25.11%
AVERAGE:		13.46%	(1.32%)

DURING 10 WORST QUARTERS (Jan 1989 — Dec 2002)
#	Qtr	S&P 500 Index	Grant Park
1	Sep-02	(17.54%)	11.41%
2	Sep-01	(14.98%)	6.80%
3	Jun-02	(13.83%)	12.30%
4	Sep-90	(13.74%)	63.55%
5	Mar-01	(12.12%)	9.20%
6	Sep-98	(9.95%)	31.98%
7	Dec-00	(8.09%)	19.66%
8	Sep-99	(7.29%)	(2.32%)
9	Mar-94	(3.79%)	(3.66%)
10	Mar-90	(3.01%)	36.69%
AVERAGE:		(10.43%)	18.56%

These tables were prepared by Dearborn Capital Management, L.L.C. See the glossary in Appendix E for a description of the S&P 500 Index.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

SAI-24

The Effect of Adding Grant Park Futures Fund to an Investment Portfolio

        Any discussion of return must also be weighed against the risk factors involved. Historically, the non-correlating aspect of managed futures has allowed investors to lower their overall portfolio risk while enhancing return. The charts on the pages that follow demonstrate the effect of allocating increasing percentages of an investment in the Fund to a hypothetical portfolio of stocks and bonds. The first chart begins with a portfolio consisting of 60% stocks and 40% bonds. An investment in the Fund is added in increments of 5% while the bond portion is reduced by a like amount. The allocations to stocks remain the same. As the allocation to the Fund is increased to 10%, returns increased while standard deviation, one measure of risk, decreased. An allocation greater than 10% to the Fund resulted in increased return but risk increased as well.

        Prospective investors must be aware that the hypothetical analysis that follows below is dependent on periods in which the Fund outperforms other asset classes used in the portfolio. The Fund may not, however, outperform the other asset classes during any particular time period. The charts below do not constitute a recommendation that anyone invest more than 10% of his or her net worth, exclusive of home, furnishings and automobiles, which is the maximum investment permitted, in the Fund.

SAI-25

SUPPLEMENTAL PERFORMANCE INFORMATION

The Effect of Adding Grant Park to a Hypothetical Portfolio of Stocks and Bonds
January 1989 – December 2002

This chart, prepared by Dearborn Capital Management, L.L.C., contains historical trading results for the period January 1989 through December 2002 hypothetically blended. The stocks are represented by the S&P 500 Index and the bonds are represented by the Lehman Long-Term Treasury Bond Index. See the glossary in Appendix E for descriptions of those indices.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

HYPOTHETICAL PERFORMANCE RESULTS MAY HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

SAI-26

The chart below shows the effect of allocating increasing percentages to the Fund to a hypothetical portfolio of stocks and bonds. In this example, allocations to the Fund are added in increments of 5% while the allocation to stocks is reduced by a like amount. The allocations to bonds remain the same.

SUPPLEMENTAL PERFORMANCE INFORMATION

The Effect of Adding Grant Park to a Hypothetical Portfolio of Stocks and Bonds
January 1989 – December 2002

This chart, prepared by Dearborn Capital Management, L.L.C., contains historical trading results for the period January 1989 through December 2002 hypothetically blended. The stocks are represented by the S&P 500 Index and the bonds are represented by the Lehman Long-Term Treasury Bond Index. See the glossary in Appendix E for descriptions of those indices.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

HYPOTHETICAL PERFORMANCE RESULTS MAY HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

SAI-27

        The chart below demonstrates the effect on a hypothetical portfolio both with and without an allocation to the Fund. The first gray shaded line in the chart below represents performance of a portfolio consisting of 100% stocks compared to a portfolio of 90% stocks and 10% allocated to the Fund, which is represented by the black shaded line in the chart below. The portfolio with a 10% allocation to the Fund resulted in a 27% better return than the portfolio consisting of stocks alone.

SUPPLEMENTAL PERFORMANCE INFORMATION

Value of Hypothetical $100,000 Portfolio with a 10% Allocation to Grant Park
vs. a 100% Equity Portfolio
January 1989 — December 2002

This chart, prepared by Dearborn Capital Management, L.L.C., contains historical trading results for the period January 1989 through December 2002 hypothetically blended. The stock allocation is represented by the S&P 500 Index. See the glossary in Appendix E for a description of the S&P 500 Index.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

HYPOTHETICAL PERFORMANCE RESULTS MAY HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

SAI-28

APPENDIX A

THIRD AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

        This THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, effective as of                        , 2003, by and among Dearborn Capital Management, L.L.C., an Illinois limited liability company, as the General Partner, the Limited Partners of the Partnership as of the date hereof and those other parties who agree to be bound hereby as Limited Partners in the future, amends and restates in its entirety the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of April 1, 2003.

        The above parties formed the Partnership on August 26, 1988 and now desire to continue the business of the Partnership described in Article IV hereof upon the terms and conditions hereinafter set forth.

        It is, therefore, agreed as follows:

ARTICLE I
DEFINITIONS.

        1.1    Act.    The term "Act" shall refer to the Revised Uniform Limited Partnership Act of the State of Illinois.

        1.2    Agreement.    The term "Agreement" shall refer to this Third Amended and Restated Limited Partnership Agreement, as amended, modified or supplemented from time to time.

        1.3    Allocated Net Assets.    The term "Allocated Net Assets" shall refer to that portion of the Net Assets of the Partnership allocated to a Trading Advisor by the General Partner and subject to the Trading Advisor's trading discretion (including any notional funds), together with any appreciation or depreciation in such Allocated Net Assets.

        1.4    Class.    The term "Class" shall refer to a separate class of the Partnership, the Units of which shall be beneficial interests in the Partnership separately identified with and belonging to such Class.

        1.5    Clearing Brokers.    The term "Clearing Brokers" shall refer to the clearing broker(s) for the Partnership that are appointed by the General Partner currently or that may be appointed by the General Partner as replacement or additional clearing brokers in the future.

        1.6    Commodity Interests.    The term "Commodity Interests" shall refer to U.S. and foreign futures contracts, forward contracts and all other interests in commodities whether traded on an exchange or over-the-counter (including, without limitation, security futures contracts, foreign currencies, swap contracts, spot contracts, and options contracts on futures contracts, forward contracts and physical commodities).

        1.7    General Partner.    The term "General Partner" shall refer to Dearborn Capital Management, L.L.C., but in the event it is no longer acting as General Partner, the term shall mean the party or parties then acting in such capacity.

        1.8    Limited Partners.    The term "Limited Partners" shall refer to the Limited Partners of the Partnership as of the effective date hereof and all parties who agree to be bound by this Agreement as Limited Partners following the effective date hereof, including parties admitted as additional or substituted Limited Partners.

        1.9    NASAA Guidelines.    The term "NASAA Guidelines" shall refer to the Guidelines for the Registration of Commodity Pool Programs promulgated by the North American Securities Administrators Association, Inc., as amended, modified or supplemented from time to time.

        1.10    Net Asset Value.    The terms "Net Asset Value" or "Net Assets" as of any date with respect to any Class shall refer to: (i) the total assets of the Partnership constituting such Class as of such date including all cash and cash equivalents, plus the market value of all open Commodity Interest positions and U.S. Treasury bills; minus (ii) any brokerage commissions attributable to such Class that are payable directly by the Fund (or which would be payable directly by the Fund) if all open Commodity Interest positions were closed as of the date the calculation is being made; and minus (iii) all other accrued liabilities of the Partnership as of such date attributable to such Class determined in accordance with generally accepted accounting principles. The market value of a Commodity Interest shall be that price quoted on the exchange on which each such Commodity Interest is traded as of the close of each trading day, or if any such Commodity Interest is not so traded, the fair market value of each Commodity Interest, as determined by the General Partner. Each Class shall share in the assets, expenses and liabilities of the Partnership on a pro rata basis with all other Classes, except to the extent otherwise specifically provided in this Agreement or to the extent that the General Partner determines, in good faith, that any expense or liability of the Partnership (or a portion thereof) should be attributable only to a particular Class or Classes (including, without limitation, expenses incurred in connection with the organization and offering of Units of a Class or Classes). Any such determination shall be final and binding as to all Limited Partners. The terms "Net Asset Value" or "Net Assets" as of any date with respect to the Partnership as a whole shall refer to the sum of the Net Asset Values or Net Assets of all Classes as of such date.

        1.11    Net Asset Value per Unit.    The term "Net Asset Value per Unit" with respect to Units of any Class shall refer to the Net Asset Value of such Class divided by the number of Units in such Class outstanding.

        1.12    New Trading Profits on the Allocated Net Assets of each Trading Advisor.    The term "New Trading Profits on the Allocated Net Assets of each Trading Advisor" shall mean the sum of (A) the net of any profits (excluding interest income) and losses realized on all trades closed out during the period on such Allocated Net Assets, plus (B) the net of any unrealized profits and losses on open positions as of the end of such period (after deduction for any accrued brokerage commissions payable directly by the Fund) on such Allocated Net Assets, minus (C) (i) the net of any unrealized profits or losses on open positions as of the end of the preceding period (after deduction for any accrued brokerage commissions payable directly by the Fund) on such Allocated Net Assets, (ii) all expenses (except the incentive fee payable to such Trading Advisor for the current period and the applicable state taxes) attributable to such Allocated Net Assets, incurred or accrued during such period, including without limitation, any management fees paid to the General Partner and such Trading Advisor, any brokerage fee expressed as a percentage of Net Assets, and the Partnership's other ongoing expenses, and (iii) cumulative net realized or unrealized trading losses on such Allocated Net Assets (reduced by a proportionate share of realized and unrealized trading losses on such Allocated Net Assets attributable to redeemed Units or reallocated amounts as of any redemption or reallocation date), if any, carried forward from all preceding periods since the last period for which an incentive fee was payable to the Trading Advisor. Notwithstanding the foregoing, the General Partner may, in its sole discretion, adjust the computation of New Trading Profits on the Allocated Net Assets with respect to any Trading Advisor to exclude or include certain expenses (or a portion thereof) for purposes of calculating such Trading Advisor's incentive fee. The terms of such adjusted computation shall be set forth in the Advisory Contract by and among the Partnership, the General Partner and such Trading Advisor.

        1.13    Partners.    The term "Partners" shall refer to the General Partner and all Limited Partners, as constituted from time to time, where no distinction is required by the context in which the term is used.

        1.14    Partnership.    The term "Partnership" shall refer to the limited partnership continued pursuant to this Agreement by the parties hereto, as said partnership may from time to time be constituted.

        1.15    Prospectus.    The term "Prospectus" shall refer to either the Confidential Private Offering Circular adopted by the General Partner in connection with the private offering of Units, or in the event of a public offering of Units, the final prospectus and disclosure document of the Partnership, contained in any Registration Statement that is filed with the Securities and Exchange Commission ("SEC") and declared effective thereby, as the same at any time and from time to time may be amended or supplemented after the effective date(s) of such Registration Statement(s).

        1.16    Registration Statement.    "Registration Statement" shall refer to a registration statement on Form S-1, as amended, that the General Partner may file for the Partnership with the SEC for the registration and public offering of the Units, as the same may at any time and from time to time be further amended or supplemented.

        1.17    Trading Advisors.    The term "Trading Advisors" shall refer to EMC Capital Management, Inc., Rabar Market Research, Inc., Eckhardt Trading Company and Graham Capital Management, L.P., and any substitute or additional commodity trading advisors selected by the General Partner.

        1.18    Units.    The term "Units" shall refer to the ownership interests in the Partnership acquired upon the making of a capital contribution by the General Partner or a Limited Partner. Ownership of Units by a Partner constitutes an ownership interest of such Partner in the Partnership, including the right of such Partner to any and all benefits to which a Partner may be entitled under this Agreement and the Act, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement with which such Partner is required to comply. The General Partner's ownership of the Partnership shall be represented by "General Partnership Units," and a Limited Partner's ownership of the Partnership shall be represented by "Limited Partnership Units," which Limited Partnership Units shall comprise one or more Classes as provided for herein. From time to time, the General Partner also may subscribe for Limited Partnership Units of a Class or Classes upon such terms as are applicable to such Class(es) generally. When used in this Agreement, the term "Unit" shall include both Limited Partnership Units and General Partnership Units, pari passu, unless the context requires otherwise. The Units may, but need not, be evidenced by certificates.

        1.19    Unit Ownership Percentage.    The term "Unit Ownership Percentage" with respect to each Partner holding Units of a Class as of any date, shall refer to the number of Units owned by such Partner of such Class, divided by the number of Units of such Class outstanding as of such date. The sum of the Unit Ownership Percentages as to each Class shall equal 100%.

        1.20    Valuation Date.    The term "Valuation Date" shall refer to the close of business on the last business day of each calendar month (or portion thereof) of Partnership operations. The time on any such day when the close of business shall occur shall be determined in the sole discretion of the General Partner.

ARTICLE II
CONTINUATION AND OFFERING.

        2.1    Continuation of Partnership.    The parties hereby agree to continue a limited partnership under the provisions of the Act and the rights and liabilities of the Partners shall be as provided in that Act except as herein otherwise expressly provided.

        2.2    Offering of Units.    There is no maximum on the amount of Units being offered, but the General Partner reserves the right to institute a maximum in the future. The minimum capital contribution required to subscribe for Limited Partnership Units of any Class shall be determined by the General Partner in its sole and absolute discretion, and shall be set forth in the Prospectus.

ARTICLE III
NAME AND PRINCIPAL PLACE OF BUSINESS.

        3.1    Name.    The business of the Partnership shall be conducted under the name of Grant Park Futures Fund Limited Partnership, or such other name as the General Partner may determine.

        3.2    Principal Place of Business.    The principal place of business of the Partnership shall be 550 West Jackson Boulevard, Suite 1300, Chicago, Illinois 60661, or such other place as the General Partner may determine.

ARTICLE IV
PURPOSE.

        The purpose of the Partnership shall be to seek profit from investing in, trading, buying, selling or otherwise acquiring, holding or disposing of: (i) Commodity Interests and all rights or interests in or pertaining thereto, and engaging in any other activities relating thereto; and (ii) any other investment products or opportunities, investments, strategies, ventures or transactions deemed appropriate in the sole determination of the General Partner including, without limitation, derivatives, currencies, short sales and all rights or interests in or pertaining thereto, and engaging in any other activities relating thereto.

ARTICLE V
TERM.

        The term of the Partnership commenced on August 26, 1988 and shall end on December 31, 2027, unless sooner dissolved as hereinafter provided.

ARTICLE VI
CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS.

        6.1    General Partner Capital Contribution; Net Worth of General Partner.    The General Partner shall at all times, so long as it remains a general partner of the Partnership, own Units in the Partnership: (i) in an amount sufficient, in the opinion of counsel for the Partnership, for the Partnership to be taxed as a partnership rather than as an association taxable as a corporation; and (ii) during such time as the Units are registered for sale to the public, in an amount at least equal to the greater of: (a) 1% of all capital contributions of all Partners to the Partnership; or (b) $25,000; or such other amount satisfying the requirements then imposed by the NASAA Guidelines. Further, during such time as the Units are registered for sale to the public, the General Partner shall, so long as it remains a general partner of the Partnership, maintain a net worth (as such term may be defined in the NASAA Guidelines) at least equal to the greater of: (i) 5% of the total capital contributions of all partners and all limited partnerships to which it is a general partner (including the Partnership) plus 5% of the Units being offered for sale in the Partnership; or (ii) $50,000; or such other amount satisfying the requirements then imposed by the NASAA Guidelines. In no event, however, shall the General Partner be required to maintain a net worth in excess of $1,000,000, or such other maximum amount satisfying the requirements then imposed by the NASAA Guidelines.

        6.2    Establishment of Initial Classes; Nature of Classes.    The General Partner shall have the power and authority, without Limited Partner approval, to issue Units in one or more Classes from time to time as it deems necessary or desirable. The General Partner shall have exclusive power without the requirement of Limited Partner approval to establish and designate such separate and distinct Classes, as provided in Section 6.3, and to fix and determine the relative rights and preferences as between the Units of the separate Classes relative to any matter including, without limitation, fees, minimum capital contributions, payment of expenses and rights of redemption. Without limiting the authority of the General Partner set forth in this Section 6.2 to establish and designate any further Classes, the General Partner hereby establishes and designates two (2) initial Classes of Limited Partnership Units, Class A

Limited Partnership Units and Class B Limited Partnership Units, having the relative rights and preferences set forth in the Prospectus and this Agreement. For the avoidance of doubt, the creation of separate Classes of Units shall be for accounting purposes only, and is not intended to separate or segregate the assets and liabilities of one Class from all other Classes for legal or any other purposes. Further, for the avoidance of doubt, the General Partnership Units shall be accounted for separately from all other Units and shall be considered the functional equivalent of a separate "class" of Units for all purposes hereunder. Such General Partnership Units shall share in the profits, losses and expenses of the Partnership on a pro rata basis, excluding any management fees, incentive fees and certain other expenses (or a portion thereof) as determined by the General Partner in its sole discretion.

        6.3    Establishment of Additional Classes.    The establishment and designation of any Classes of Units other than those specifically named in Section 6.2 above shall be effective upon the execution by the General Partner of an instrument setting forth such establishment and designation and the relative rights and preferences of such Class, or as otherwise provided in such instrument. At any time that there are no Units outstanding of any particular Class previously established and designated, the General Partner may by an instrument executed by it abolish that Class and the establishment and designation thereof. Each instrument referred to in this Section 6.3 shall have the status of an amendment to this Agreement.

        6.4    Division or Combination of Units.    From time to time, the General Partner may divide or combine the Units of any Class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Class. The General Partner may issue Units of any Class for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Unit distribution or split-up), all without action or approval of the Limited Partners. The General Partner may classify or reclassify any unissued Units or any Units previously issued and reacquired of any Class into one or more Classes that may be established and designated from time to time. The General Partner may hold as treasury Units, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Units of any Class reacquired by the Partnership. The Units may be divided into fractional Units.

        6.5    Procedures for Becoming Limited Partner.    A party shall become a Limited Partner at such time as:

          (a)  It has contributed cash to the capital of the Partnership for deposit in the Partnership's account established for that purpose, and such contribution has been accepted by the General Partner;

          (b)  It has executed and delivered to the General Partner a Subscription Agreement in form and substance acceptable to the General Partner and designating the Class of Units to be subscribed therefor; and

          (c)  The General Partner has designated such person as a Limited Partner holding Units of the applicable Class on the books and records of the Partnership.

        6.6    Capital Accounts.    A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of his initial capital contribution to the Partnership. Thereafter, each Partner's capital account shall be: (i) increased by all net profits allocated to the Partner pursuant to Section 7.1 below and all subsequent capital contributions to the Partnership by such Partner; and (ii) decreased by (a) all net losses and items of expense allocated to the Partner pursuant to Section 7.1 below, (b) all distributions made to the Partner pursuant to Article VIII below and (c) all redemptions or withdrawals made by such Partner.

        6.7    Units Fully Paid and Nonassessable.    Once a capital contribution is made and accepted by the General Partner, a Partner's Units shall be fully paid and nonassessable.

        6.8    Investment by General Partner and Affiliates.    The General Partner, its principals, certain employees of the General Partner and its affiliates may make contributions for Units of such Class or Classes as the General Partner may in its sole discretion determine.

        6.9    Admission of Additional Limited Partners.    The General Partner shall have complete discretionary authority regarding the admission of additional Limited Partners and the number which may be admitted, provided that no offer to additional investors shall be made if it would violate federal or state securities laws, the Commodity Exchange Act, as amended, or any other applicable laws.

        6.10    No Right to Demand Return of Contribution.    Except as specifically provided in Article XIII of this Agreement, no Limited Partner shall have the right to demand the return of his contribution at any time or to reduce his contribution to the Partnership.

ARTICLE VII
ALLOCATION OF NET PROFITS AND NET LOSSES.

        7.1    Determination of Net Asset Value.    The Net Asset Value of any Class shall be determined for each Valuation Date before any management fees and incentive fees payable with respect to Units of such Class as of such date. All net profits, net losses and items of expense attributable to a Class, before payment of any management or incentive fees as of the end of such period shall then be credited or charged to the capital accounts of the Partners holding Units in such Class in proportion to their respective Unit Ownership Percentages. Any management fees and incentive fees with respect to each Partner holding Units of a Class for such period shall then be charged to the capital account of such Partner in proportion to his Unit Ownership Percentage. The amount of any distribution to a Partner and any amount paid to a Partner in redemption shall be charged to that Partner's capital account. The General Partner shall calculate the approximate Net Asset Value per Unit of each Class on a daily basis and furnish such information upon request to a Limited Partner.

        7.2    Allocations of Profit and Loss.    As of the end of each fiscal year, the Partnership's profit or loss attributable to a Class shall be allocated among the Partners holding Units of such Class pursuant to the following subparagraphs for federal income tax purposes. Such allocation of profits and losses shall be in proportion to such Partners' respective Unit Ownership Percentages from net short-term capital gain or loss, net long-term capital gain or loss and net ordinary income or loss realized by the Partnership and attributable to such Class as follows:

          (a)  First, the General Partner may, in its sole and absolute discretion, make special allocations of income and gain or expense and loss to any Partner or former Partner who received one or more payments in withdrawal from its capital account pursuant to Article XIII hereof during the fiscal year to reflect equitably amounts credited or debited to its capital account pursuant to Sections 6.6 and 7.1 hereof for each fiscal year and all prior fiscal years as compared to the aggregate taxable income or loss allocated to the Partner or former Partner in all prior fiscal years.

          (b)  Second, the remainder of the taxable income or loss of the Partnership attributable to such Class for the fiscal year, if any, and each item of Partnership income, gain, loss, expense, or credit attributable to such Class included therein, shall be allocated among the Partners holding Units of such Class, and former Partners who held Units at any time during such fiscal year of such Class, in such amounts and in such proportions as will, as determined in the sole and absolute discretion of the General Partner, reflect equitably amounts credited or debited to each such Partner's and former Partner's capital account for the fiscal year and all prior fiscal years as compared to the aggregate taxable income or loss that has been allocated to such Partner and former Partner during the fiscal year (including allocations for the fiscal year under subsection (a) hereof) and all prior fiscal years.

          (c)  The character of any item of income, gain, expense or loss allocated pursuant to this Section 7.2 shall be made solely in the discretion of the General Partner.

          (d)  All amounts withheld from Partnership revenues or distributions by the Partnership pursuant to the Internal Revenue Code ("Code") or any provision of any state or local tax law shall be treated for all purposes as distributions to those Partners who receive tax credits with respect to withheld amounts or for whose account such amounts are withheld. In any case where a tax, fee or other assessment is levied upon the Partnership, the amount of which is determined in whole or in part by the status or identity of the Partners, the General Partner may allocate the expense and deduct from such Partners' capital accounts their distributable share of such taxes, fees and assessments.

          (e)  Notwithstanding the foregoing, the General Partner, in its sole discretion, may allocate the Partnership's items of income, gain, expense, or loss attributable to a Class in a manner other than that provided in this Section 7.2, provided such allocation is made in accordance with Section 704(b) of the Code. Any allocation made pursuant to this subsection (e) will replace any allocation of profit or loss otherwise provided for herein and neither the amendment of this Agreement nor the consent of the Limited Partners shall be required to effect any allocation made pursuant hereto.

ARTICLE VIII
DISTRIBUTIONS.

        8.1    Distributions Generally.    The Partnership shall have the right to make distributions of Partnership profits at any time to the Limited Partners, but such distributions shall be in the sole and absolute discretion of the General Partner. It is not anticipated that the General Partner will make any such distributions unless the profits of the Partnership are substantial. Any such distributions shall be made pro rata among each Class of Limited Partnership Units and in proportion to the Unit Ownership Percentages of Limited Partners holding Limited Partnership Units of each such Class.

        8.2    Timing of Distributions.    Distributions pursuant to this Article VIII shall be charged against the respective capital accounts of the Limited Partners as of the date of the distribution.

        8.3    Return of Distributions.    If any amounts have been distributed to the Limited Partners (whether pursuant to this Article VIII or in accordance with redemptions by the Limited Partners pursuant to Section 13.1 below), attributable to repayment, in whole or in part, of capital contributions to the Partnership, whether prior to or subsequent to the dissolution of the Partnership, and subsequent to any such distributions there shall be unpaid debts or obligations of the Partnership that arose before such distribution, then each of the Limited Partners shall be obligated to repay to the Partnership such distributed amounts, with interest, as may be required to discharge any such unpaid debts or obligations upon demand by the General Partner.

        8.4    No Guarantee of Return of Capital Contribution.    No provision in the Agreement shall be construed as guaranteeing the return, either by the General Partner personally or by the Partnership, of part or all of the capital contributions made to the Partnership by any of the Limited Partners.

        8.5    Tax Withholding.    All amounts withheld from Partnership revenue or distributions by or for the Partnership pursuant to the Internal Revenue Code, of 1986, as the same shall be amended from time to time (the "Code"), or any provision of any state or local tax law shall be treated for all purposes of this Agreement as distributions to those Partners who receive tax credits with respect to such withheld amounts. In any case where a tax, fee or other assessment is levied upon the Partnership, the amount of which is levied in whole or in part by the status or identity of the Partners, the General Partner shall allocate the expense and withhold from the distributions to each Partner their respective attributable share of such taxes, fees and assessments.

ARTICLE IX
THE GENERAL PARTNER.

        9.1    Authority of General Partner.    The General Partner shall have the exclusive right and power to manage and operate the business of the Partnership and to do all things necessary to carry on the business of the Partnership for the purpose described in Article IV of this Agreement. Except as otherwise specifically provided in this Agreement, the General Partner shall have all of the rights, powers and authority of a general partner of a limited partnership under the Act. Without limiting the foregoing or any other provision of this Agreement, the General Partner, in its sole and absolute discretion, shall have the power on behalf of the Partnership to:

          (a)  Employ agents, attorneys, accountants, custodians, consultants or such other persons, firms or corporations from time to time on such terms as the General Partner deems appropriate and to delegate to them any powers of the General Partner;

          (b)  Retain itself, affiliates, the Trading Advisors, the Clearing Brokers or others as commodity pool operator, commodity trading advisor, clearing and executing broker and/or investment manager;

          (c)  Invest Partnership property in interest-bearing accounts or depositories or in U.S. government debt securities;

          (d)  Effect private or public offerings of Units now or in the future, cause the Partnership to file a Registration Statement and such amendments as the General Partner deems advisable with the SEC for the registration and public offering of Units, and seek to qualify the Units for sale in various jurisdictions as the General Partner deems advisable; and

          (e)  Cause the Partnership to enter into selling agreements with one or more Selling Agents (as such are described in the Prospectus) on such terms as the General Partner deems appropriate.

        9.2    General Partner Obligations.    The General Partner shall be liable for all obligations of the Partnership in excess of the Partnership's total assets, except to the extent that the Partnership obtains financing where the creditor has recourse only against the property that secures such financing or other property of the Partnership.

        9.3    Devotion of Time.    The General Partner and its principals shall devote so much of their time to the business of the Partnership as they determine is reasonably required to operate and manage the Partnership in an efficient manner, but shall not be required to devote their entire time to Partnership business.

        9.4    Standard of Care.    In carrying out its duties and exercising its powers hereunder, the General Partner shall exercise good faith and shall act at all times in the best interests of the Limited Partners. Neither the General Partner nor its directors, officers, employees or its agents shall be liable to the Partnership or the Limited Partners for any act or omission performed or omitted in good faith pursuant to the authority granted to them by this Agreement.

        9.5    Third Party Dealings.    Persons dealing with the Partnership are entitled to rely conclusively upon the certificate furnished by the General Partner that it is acting according to powers, rights and authority granted by this Agreement.

        9.6    Retention of Clearing Brokers.    The General Partner, on behalf of the Partnership, shall retain the Clearing Brokers and hereby is authorized to enter into a Clearing Agreement on behalf of the Partnership with each such Clearing Broker. The General Partner is further authorized to retain different or additional clearing brokers in the future and to engage (or cause or permit the Trading Advisors to engage) floor brokers, executing brokers or dealers to assist in the execution of the Partnership's Commodity Interest transactions. The General Partner further is authorized to cause the Partnership to pay to the Clearing Brokers brokerage commissions at the rates and on the terms provided for in the

Clearing Agreements, it being understood that a portion of such commissions may be paid to the Selling Agents or, in some cases, the General Partner, as may be described in the Prospectus. In addition, the General Partner is authorized to assess against the Net Assets of the Partnership (or any Class therein) a brokerage fee or other fee, either expressed as a percentage of the Net Asset Value of the Partnership (or any Class therein), as a specified dollar amount per transaction undertaken on behalf of the Partnership, or in any other manner as determined by the General Partner in its sole discretion, as may be described in the Prospectus. The General Partner is authorized to pay all or a portion of any such fees collected from the Partnership to the Clearing Brokers, the Trading Advisors, the Selling Agents, custodians, consultants or such other persons, firms or corporations as compensation for services performed (or to be performed) on behalf of the Partnership, and the General Partner is authorized to retain the balance of any such fees as remuneration for its services undertaken on behalf of the Partnership, as may be described in the Prospectus. The foregoing brokerage commissions and fees may be increased in the future, provided, however, that during such time as the Units are registered for sale to the public, no material change in the amount of such brokerage commissions or fees payable by the Partnership shall be made unless notice and opportunity to redeem is given to the Limited Partners.

        9.7    Retention of Trading Advisors.    The General Partner shall retain Trading Advisors to make all trading decisions regarding the Partnership and shall delegate complete trading discretion with respect to the Partnership to such Trading Advisors; provided, however, the General Partner shall have the right to reverse any trading decisions of the Trading Advisors which, in the opinion of the General Partner, are in violation of the trading policies of the Partnership as described in the Prospectus. The Trading Advisors shall initially be granted trading discretion over their respective Allocated Net Assets of the Partnership. The General Partner may from time to time, in its sole discretion, appoint additional or substitute commodity trading advisors, dismiss the Trading Advisors (or any of them), and in each case reallocate Partnership assets among the remaining Trading Advisors. There is no assurance that new or additional advisors may be engaged on the same terms as are currently in place and such engagement may occur without prior notice to the Limited Partners. The General Partner also may allocate notional funds (as such may be described in the Advisory Contracts) to the Trading Advisors. For the avoidance of doubt, each Trading Advisor shall be granted trading discretion over a portion of the Partnership's Net Assets as a whole.

        9.8    Advisory Contracts.    The General Partner hereby is authorized to enter into the Advisory Contracts, described in the Prospectus, by and among the Partnership, the General Partner and each Trading Advisor. The General Partner further is authorized to either cause the Partnership to pay each Trading Advisor, in connection with the trading advice rendered to the Partnership, a management or consulting fee or the General Partner may compensate the Trading Advisors out of the fees collected by the General Partner from the Partnership as described in Section 9.6 hereof, as may be described in the Prospectus. Moreover, the General Partner is authorized to cause the Partnership to pay each Trading Advisor an incentive fee calculated as a percentage of New Trading Profits on the Allocated Net Assets allocated to such Trading Advisor, as may be described in the Prospectus. The method of calculating the applicable fees or other compensation payable to any Trading Advisor shall be set forth in the Advisory Contract and further described in the Prospectus.

        9.9    General Partner Management Fee.    In consideration for its services hereunder, the General Partner is authorized to cause the Partnership to pay to it a management fee equal to a percentage of the Net Assets of each Class of Limited Partnership Units, as may be described in the Prospectus. In addition, the General Partner is authorized to retain the balance of the fees collected from the Partnership, as described in Section 9.6 hereof, that are not paid out to the Clearing Brokers, Trading Advisors, Selling Agents or the Partnership's other service providers, as remuneration for its services hereunder, as may be described in the Prospectus.

        9.10    Organization and Offering Expenses.    The General Partner shall advance the organization and offering expenses incurred in any initial and continuous public offerings of the Class A Units and the Class B Units, and no such expenses shall be deducted from the proceeds of such offerings. Subject to the limitation described below, at the General Partner's discretion and upon presentation by the General Partner of invoices to the Partnership, the Partnership shall reimburse such amounts advanced by the General Partner after the closing of the initial offering and monthly during the continuous offering up to the total amount of the organization and offering expenses incurred, and such reimbursed amounts shall be borne 10% by the Class A Units and 90% by the Class B Units. The General Partner shall have discretion to adopt reasonable procedures to implement the amortization of such expenses, including grouping expenses related to the same offering period and expensing de minimis amounts as they are incurred. In no event, however, shall the General Partner be entitled to invoice the Partnership, and to receive reimbursement therefrom, in any calendar year in an amount greater than 0.0833% (1.0% per annum) of the Net Asset Value of the Partnership per month in such year (the "maximum annual reimbursement amount"), with the Class A Units and the Class B Units bearing such proportional amounts of such maximum annual reimbursement amount as are set forth above. The General Partner may, in its sole discretion, in any subsequent calendar year invoice the Partnership for amounts advanced that exceeded the maximum annual reimbursement amount in any prior year and cause the Partnership to reimburse it for such amounts, subject always to total reimbursement by the Partnership in any calendar year of no more than the maximum annual reimbursement amount. In the event the Partnership terminates prior to completion of the reimbursement, the General Partner will not be entitled to receive additional reimbursement and the Partnership will have no obligation to make further reimbursement payments to the General Partner. For purposes of this Agreement, organization and offering expenses shall mean all costs paid or incurred by the General Partner or the Partnership in offering the Class A Units and the Class B Units, including but not limited to, legal and accounting fees incurred, bank account charges, all blue sky filing fees, filing fees payable upon formation and activation of the Partnership, and expenses of preparing, printing and distributing the Prospectus and Registration Statement, but in no event shall such expenses exceed limits set by the NASAA Guidelines during such time as the Units are registered for sale to the public, or other applicable regulatory organizations.

        9.11    NASAA Guidelines.

          (a)  Notwithstanding the foregoing, during such time as the Units are registered for sale to the public, compensation payable by the Fund to any party, including without limitation the General Partner, any Trading Advisor or any Clearing Broker, shall not exceed the limitations imposed by the NASAA Guidelines, as such are interpreted and applied by the General Partner in its good faith determination. In the event the compensation exceeds the NASAA Guidelines during such period, the General Partner shall promptly reimburse the Partnership for such excess. As of the date hereof, the NASAA Guidelines impose the following limitations on fees: (i) management fees, advisory fees and all other fees, except for incentive fees and commodity brokerage commissions, when added to the customary and routine administrative expenses, shall not exceed 6% annually of the commodity pool's net asset value; (ii) the aggregate incentive fees shall not exceed 15% of new trading profits experienced by the commodity pool; (iii) the sponsor or advisor to the commodity pool will be entitled to an additional 2% incentive fee for each 1% by which the net asset value fee is reduced below 6%; and (iv) commodity brokerage rates will be presumptively reasonable if they satisfy either 80% of the published retail rate plus pit brokerage fees or 14% annually of average net assets, including pit brokerage fees.

          (b)  During such time as the Units are registered for sale to the public and to the extent required by the NASAA Guidelines: (i) no loans may be made by the Partnership to the General Partner or any other person; (ii) the Partnership's assets shall not be commingled with the assets of any other person (assets used to satisfy margin requirements will not be considered commingled for this purpose); (iii) no rebates or give ups may be received by the General Partner nor may the General Partner participate in any reciprocal business arrangements which could circumvent the NASAA Guidelines; (iv) no Trading Advisor shall receive a fee from the Partnership based on

  Partnership Net Assets if the Trading Advisor shares, directly or indirectly, in any brokerage commissions incurred by the Partnership; (v) the duration of any contract between the Partnership and the General Partner or any Trading Advisor shall not exceed one (1) year (although such contracts may be automatically renewable for successive one (1) year periods until terminated) and must be terminable without penalty upon no less than sixty (60) days' prior written notice; (vi) any other proposed or contemplated agreement, arrangement or transaction may be restricted in the discretion of a state securities administrator if it would be considered unfair to the Limited Partners; (vii) the Partnership shall not engage in pyramiding, as such term is used in the Prospectus; and (viii) at no time will a Trading Advisor be an affiliate of the Fund's Clearing Broker nor at any time will a Trading Advisor be an affiliate (as such term may be defined in the NASAA Guidelines) of the General Partner.

        9.12    Advisory Fees Upon Redemption.    In the event Limited Partnership Units of a Class are redeemed at any date other than the end of a month, any management fees payable to the General Partner and the incentive fees payable to the Trading Advisor with respect to the Limited Partnership Units of such Class will be prorated and adjusted accordingly. If any fee is paid to the Trading Advisors in connection with investment advice rendered to the Partnership and the Partnership thereafter suffers trading losses, the Trading Advisors shall not forfeit the amount previously held.

        9.13    Tax Matters Partner.    The General Partner shall be the "tax matters partner" as described in Sections 6221-6233 of the Code. The General Partner may enter into any settlement agreement pursuant to the Code. All costs and expenses incurred in connection with or as a result of an audit of the Partnership shall be borne by the Partnership.

        9.14    General Partner Withdrawal.    The General Partner shall not withdraw from the Partnership without giving Limited Partners no less than one hundred twenty (120) days' prior written notice. In the event the General Partner withdraws as general partner and the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal.

ARTICLE X
INDEMNIFICATION.

        10.1    Indemnification of General Partner.    The Partnership will indemnify and hold harmless the General Partner and its members, directors, officers, employees and agents (each, a "General Partner Party") from and against any loss, expense or other liability (including reasonable attorneys' fees and expenses) incurred by them by reason of any act performed or omission by them on behalf of the Partnership, provided that: (i) the General Partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership; (ii) the General Partner Party was acting on behalf of or performing services for the Partnership; and (iii) such loss or liability was not the result of negligence or misconduct by the General Partner Party. Any indemnification of a General Partner Party is recoverable only from the assets of the Partnership and not from the Limited Partners. Notwithstanding the foregoing, the Partnership shall not indemnify a General Partner Party for any loss, expense or other liability arising from an alleged violation of federal or state securities laws unless one of the following conditions have been met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to such General Partner Party; or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such General Partner Party; or (iii) a court of competent jurisdiction approves a settlement of claims against such General Partner Party and finds that indemnification to such General Partner Party of the settlement amount and any related costs should be made, provided that the court considering the request for indemnification has been advised of the position of the SEC and any relevant state securities commissioner with respect to such indemnification.

        10.2    Indemnification of Third Parties.    In its discretion, the General Partner is authorized to cause the Partnership to indemnify and hold harmless the Trading Advisors, the Clearing Brokers, the Selling Agents and other third parties against losses, expenses or liabilities (including without limitation, reasonable attorneys' fees and expenses) incurred in connection with such persons' performance of services for or on behalf of the Partnership, to the extent permitted by applicable law, on such commercially reasonable terms as may be agreed upon by the General Partner and such persons. In no event, however, shall any undertaking by the Partnership to indemnify any Selling Agent or other third party be contrary to the limitations on indemnification set forth in the NASAA Guidelines.

        10.3    Effect on Limited Partners.    No indemnity by the Partnership will increase the liability of any Limited Partner beyond the amount of his capital contribution and profits, if any, in the Partnership.

ARTICLE XI
LIMITED PARTNERS.

        11.1    No Role in Partnership Business.    No Limited Partner, as such, shall take any part in the conduct or control of the Partnership's business nor have any right or authority to act for or on behalf of the Partnership.

        11.2    Limitation of Liability.    No Limited Partner, as such, shall be liable for any debts or obligations of the Partnership in excess of the amounts contributed to the capital of the Partnership, plus his share of accumulated and undistributed net profits of the Partnership and interest thereon.

        11.3    Voting Rights.

          (a)  Limited Partners shall have no voting rights except as set forth in this Agreement.

          (b)  Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then outstanding that are entitled to vote on the matter to be presented, delivered in person or by certified mail that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each eligible Limited Partner of record mailed within fifteen (15) days after receipt of such request, call a meeting of the Partnership. Such meeting shall be held at least thirty (30) but not more than sixty (60) days after the mailing of such notice and such notice shall specify the date, a reasonable place and time and the purpose of such meeting.

          (c)  At any meeting called pursuant to Section 11.3(b), upon the affirmative vote (which may be in person or proxy) of the Limited Partners owning more than 50% of the Units then outstanding that are entitled to vote on the matter to be presented, the following actions may be taken: (i) this Agreement may be amended to the extent permitted by Article XVII; (ii) if the General Partner elects to withdraw from the Partnership, a substitute General Partner or General Partners may be elected and admitted immediately upon the withdrawal of the General Partner provided that the substitute General Partner or General Partners shall continue the business of the Partnership without dissolution; and (iii) any contracts between the Partnership and the General Partner (excluding, for the avoidance of doubt, this Agreement) or any Trading Advisor may be terminated upon no less than sixty (60) days' notice without penalty.

          (d)  In the event that the matter to be voted on affects only one Class of Units, then only Limited Partners holding Units of such Class shall be entitled to vote on such matter, with such matter being approved by a vote of Limited Partners owning more than 50% of the outstanding Units of such Class.

          (e)  Any material changes to the Partnership's fundamental investment objectives, policies or structure, as determined by the General Partner in good faith, shall require the prior written approval of Limited Partners holding more than 50% of the Partnership's outstanding Units.

        11.4    Dissolution.    The Partnership shall not be dissolved by the incompetency, bankruptcy or death of any Limited Partner or by a change in any Limited Partner's relative capital interest in the Partnership, whether by assignment or otherwise. If any such event effects a dissolution of the Partnership by operation of law, then upon its occurrence a new Partnership automatically shall be in effect among the remaining Limited Partners, and such successor Partnership shall succeed to all the property, assets and business, subject to all liabilities and contracts, of the prior Partnership and shall be controlled by the terms of this Agreement.

        11.5    Consent to Further Action.    Each Limited Partner (or any permitted assignee thereof) hereby agrees that the General Partner is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements on behalf of the Partnership without any further act, approval or vote of the Limited Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation.

ARTICLE XII
SUBSTITUTE OR ADDITIONAL LIMITED PARTNERS.

        12.1    Admission, Transfer and Assignment.

          (a)  Each Limited Partner expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Partnership in violation of any applicable federal or state securities laws or without given written notice to the General Partner at least thirty (30) days prior to the date of such assignment, transfer or disposition. No assignment, transfer or disposition by a Limited Partner of Units or of any part of his right, title and interest in the capital or profits of the Partnership shall be effective against the Partnership or the General Partner until the General Partner receives the written notice of the assignment, unless such notice is waived by the General Partner in its sole discretion. No such assignee, except with the consent of the General Partner, which consent may be withheld in the absolute discretion of the General Partner except as provided below, may become a substituted Limited Partner, nor will the estate or any beneficiary of a deceased Limited Partner or assignee have any right to redeem Units from the Partnership except by redemption as provided in Article XIII hereof. The General Partner has complete discretion to withhold consent but only will do so to prevent or minimize potential adverse legal or tax consequences to the Partnership. Upon advice of legal counsel, the General Partner shall eliminate or modify any restrictions on substitution or assignment at such time as the restriction is no longer necessary. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Partnership or the General Partner until the first day of the month succeeding the month in which the General Partner consents to such assignment, transfer or disposition, or as otherwise provided by the General Partner. No Units may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to affiliates (as such term may be defined in the NASAA Guidelines).

          (b)  Any assignee or proposed assignee of a Limited Partner shall pay or obligate itself to pay all reasonable legal fees and other expenses incurred by the Partnership or General Partner in connection with such assignment as the General Partner may determine.

        12.2    Withdrawal from Partnership.    No Limited Partner at any time shall be entitled to elect to withdraw from the Partnership except to the extent provided in Article XIII below. If a Limited Partner shall die, be adjudicated insane or incompetent, or be dissolved, prior to dissolution of the Partnership, the Limited Partner's legal representative shall be deemed to be an assignee of, and with the prior written consent of the General Partner may be substituted for, such Limited Partner. The legal representative of any such Limited Partner shall have no right to elect to receive the value of such Limited Partner's interest in the Partnership as a creditor of the Partnership in lieu of the rights of the Limited Partner to profits, losses and distributions provided by this Agreement.

ARTICLE XIII
REDEMPTION OF UNITS.

        13.1    Monthly Redemptions.    Limited Partners may require the Partnership to redeem Units for an amount equal to all or a portion of the Net Assets represented by such Units, as of the close of business on the last business day of any calendar month if the Partnership has received written notice of such desired redemption at least ten (10) days prior to the last business day of the month-end as of which the redemption is to occur, or as may otherwise be provided for in the Prospectus. Except as described below, the redemption amount will be paid by the tenth business day of the next following month. The right to obtain redemption is contingent upon the Partnership's having property sufficient to discharge its liabilities on the redemption date and may be delayed if the General Partner determines that earlier liquidation of Commodity Interest positions to meet redemption payments would be detrimental to the Partnership or nonredeeming Limited Partners. Redemption charges for redemption of Units of any Class, if any, shall be as set forth in the Prospectus; provided, however, that: (i) no redemption charge shall be assessed against holders of the Class A Units; and (ii) during such time as the Units are registered for sale to the public, all redemption charges shall comply with any restrictions on redemption charges imposed by the NASAA Guidelines. Redemptions from investors purchasing Units will be made on a first-in-first-out basis. The General Partner may cause the Partnership to redeem its capital at any time.

        13.2    Redemption Requests.    In order to effect a redemption, a Limited Partner must furnish the General Partner with a written request for redemption. The terms of the request for redemption must include: (i) the Units and the date for which redemption is requested; (ii) an acknowledgment of the basis upon which valuation of Units being redeemed will be made; and (iii) a representation by the Limited Partner that he is the lawful owner of the Units being redeemed and that the Units have not been encumbered in any fashion.

        13.3    Required Redemption.    The General Partner may, at any time, in its sole discretion, require any Unit holder to withdraw entirely from the Partnership, or to withdraw a portion of his Partner capital account, by giving not less than fifteen (15) days' advance written notice to the Unit holder thus designated. In addition, the General Partner without notice may require at any time, or retroactively, withdrawal of all or any portion of the capital account of any Limited Partner: (i) that the General Partner determines is a benefit plan investor (within the meaning of Department of Labor Regulations § 2510.3-101(f)(2)) in order for the assets of the Partnership not to be treated as plan assets under ERISA; (ii) which made a misrepresentation to the General Partner in connection with its purchase of Units; or (iii) if such Limited Partner's ownership of Units would result in the violation of any law or regulation applicable to the Partnership or a Partner. The Unit holder thus designated shall withdraw from the Partnership or withdraw that portion of his Partner capital account specified in such notice, as the case may be, as of the close of business on such date as determined by the General Partner. The Unit holder thus designated shall be deemed to have withdrawn from the Partnership or to have made a partial withdrawal from his Partner capital account, as the case may be, without further action on the part of said Unit holder and the provisions of Section 13.1 shall apply.

        13.4    Special Redemption.    The General Partner may, in its sole discretion and upon notice to the Limited Partners, declare a special redemption date on which Limited Partners may redeem their Units at the Net Asset Value per Unit, provided that the Limited Partner submits a request for redemption in a form acceptable to the General Partner. The General Partner shall declare such a special redemption date whenever the Partnership experiences a decline in Net Asset Value per Unit as of the close of business on any business day to less than 50% of the Net Asset Value per Unit on the last valuation date. The Partnership shall suspend trading during such special redemption period.

ARTICLE XIV
COMPETING OR RELATED BUSINESSES.

        14.1    Other Activities of General Partner and Limited Partners.    Except as provided in Section 14.2, the General Partner (and its principals and affiliates) and the Limited Partners may acquire Commodity Interests and other investments for their own account or engage in the business of investing, trading, buying and selling Commodity Interests or other investments on behalf of other partnerships, joint ventures, corporations or other business ventures formed by them or in which they may have an interest, including, without limitation, business ventures similar to, related to or in direct or indirect competition with any business of the Partnership. Neither the Partnership nor any other Partner shall have any right by virtue of this Agreement in or to such other business ventures or income, profits or fees derived from any of the foregoing.

        14.2    Compliance with Position Limits.    Each Partner herein represents, covenants and agrees with the Partnership that he shall not hold positions in commodity futures contracts in excess of any applicable position limits imposed from time to time by the Commodity Futures Trading Commission ("CFTC"), any other regulatory body or any commodity exchange on which the Partnership may trade in commodity futures contracts. Such limitation shall apply to the Partner individually and to any other person, such as a family member or partner, controlled by or trading pursuant to a common pattern with any of the Partners or any other person whose holdings may be attributed to any Partner by the CFTC, any other regulatory body or any such exchange. If position limits are exceeded by reason of trading by or attributed to any Partner, in the opinion of the CFTC, any other regulatory body, any exchange or the General Partner, such Partner (and not the Partnership) shall immediately reduce positions attributed to him (other than positions held by the Partnership) to comply with such position limit.

ARTICLE XV
FISCAL YEAR, BOOKS OF ACCOUNT, ACCOUNTING AND OTHER REPORTS, TAX RETURNS AND BANKING.

        15.1    Fiscal Year.    The fiscal year of the Partnership shall be the calendar year.

        15.2    Books and Records.    The General Partner shall maintain, or cause to be maintained, full and accurate books for the Partnership at the Partnership's principal place of business reflecting all receipts and expenditures, assets and liabilities, income and losses and all other records necessary for recording the Partnership's business and transactions, including those sufficient to record the allocations and distributions provided for in Articles VII and VIII. Each Limited Partner shall have the right to inspect such books and records during reasonable business hours upon reasonable written notice to the General Partner.

        15.3    Independent Auditor.    The records and books of account of the Partnership may be audited by independent certified public accountants selected by the General Partner at any time that the General Partner may deem it necessary or desirable.

        15.4    Partnership Tax Returns.    The General Partner shall prepare or cause to be prepared all tax returns required of the Partnership and may make any available or necessary elections.

        15.5    Annual Report.    As soon as reasonably practicable after the end of each fiscal year, but in no event later than ninety (90) days after such period, the General Partner shall furnish each Limited Partner with an "Annual Report," as required by CFTC Reg. §4.22(c), and a tax statement showing the amounts of any income, gains and losses allocated to the Limited Partner and the amount of any distributions made to the Limited Partner pursuant to this Agreement.

        15.6    Monthly Account Statement.    The General Partner also shall furnish each Limited Partner with a monthly "Account Statement," as required by CFTC Reg. §4.22(a), within thirty (30) calendar days following the last day of the prior monthly period; provided, however, that such statement for the last month of the Partnership's fiscal year need not be distributed in the event an annual report required by Section 15.5 is to be distributed to each Limited Partner within forty-five (45) calendar days after the end of the Partnership's fiscal year.

        15.7    Fund Depositories.    All funds of the Partnership shall be deposited in a separate customer account or accounts or such other appropriate depositories as shall be determined by the General Partner.

        15.8    Notice to Limited Partners.    Notice will be mailed to each Limited Partner, together with a description of Limited Partners' redemption rights, within seven (7) business days of any of the following events:

          (a)  a decrease in the Net Asset Value per Unit of such Limited Partners' Units to 50% or less of the Net Asset Value per Unit most recently reported;

          (b)  any material change in any Advisory Contract with a Trading Advisor, including any change to Trading Advisors or any material modification in connection with the method of calculating the incentive fee, as determined by the General Partner in good faith; and

          (c)  any other change affecting the compensation of any party which has a material affect on the Partnership, as determined by the General Partner in good faith.

ARTICLE XVI
DISSOLUTION AND LIQUIDATION.

        16.1    Dissolution.

          (a)  The Partnership shall be dissolved prior to the expiration of the term provided in Article V upon the happening of any of the following events:

          (b)  A decision of the General Partner to liquidate the Partnership;

          (c)  The withdrawal or dissolution of the General Partner, and the failure of the Limited Partners to elect a substitute General Partner to continue the Partnership; or

          (d)  The assignment for the benefit of creditors or adjudication of bankruptcy of the General Partner or appointment of a receiver for or seizure by a judgment creditor of the General Partner's interest in the Partnership.

        16.2    Liquidation.    There shall be no liquidation and termination of the Partnership unless dissolution has occurred pursuant to Section 16.1 or unless dissolution has occurred at the end of the term provided in Article V. In the event of any such dissolution, the General Partner first shall contribute to the Partnership an amount equal to the debit balance, if any, in the capital account for the General Partner and then shall proceed to wind up the affairs of the Partnership and liquidate its investments. The General Partner shall have full right and unlimited discretion to determine the time, manner, and terms of any sale of Partnership property pursuant to such liquidation having due regard to the activity and condition of the relevant market and general financial and economic conditions. The proceeds of such liquidation shall be applied and distributed in the following order of priority:

          (a)  To the payment of debts and liabilities of the Partnership (other than any loans or advances that may have been made by any of the Limited Partners to the Partnership) and the expenses of the liquidation;

          (b)  To the creation of any reserves that the General Partner may consider reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership; provided, however, that if and when a contingency ceases to exist, the monies, if any, then in reserve attributable to such contingency shall be distributed in the manner hereinafter provided;

          (c)  To the repayment of any loans or advances that may have been made by any of the Partners to the Partnership, or pro rata among them if the amount available for repayment is insufficient; and

          (d)  Amongst the Classes pro rata and to all Partners of a Class in accordance with their respective Unit Ownership Percentages with respect to such Class.

Solely for purposes of this Section 16.2, in the event that the General Partner is unable to wind up the affairs of the Partnership and liquidate its assets, such person as may be designated by the Limited Partners holding more than 50% of all Limited Partnership Units of the Partnership then issued and outstanding shall carry out such duties in accordance with the provisions of this Article XVI.

        16.3    Sale of Assets.    The Limited Partners shall have no right to demand property other than cash in return for their contributions to the capital of the Partnership. Upon dissolution, any physical assets of the Partnership shall be sold at public or private sale at such price and upon such terms as the General Partner may consider advisable. Any Partner may purchase the assets of the Partnership at any such sale.

        16.4    Return of Capital Contributions.    The General Partner shall not be personally responsible or liable for the return of all or any part of the capital contributions of the Limited Partners, and any such return shall be made solely from Partnership assets.

        16.5    Liquidation Statement.    Each of the Limited Partners shall be furnished with a statement, prepared or caused to be prepared by the General Partner, reflecting the assets and liabilities of the Partnership as of the date of complete liquidation. Upon the completion of distributions pursuant to the preceding subsections of this Article XVI, the Limited Partners shall cease to be such; and the General Partner shall cause any Certificate of Limited Partnership to be cancelled.

ARTICLE XVII
AMENDMENTS.

        17.1    Procedure for Amendments Generally.    Except as otherwise provided in this Article XVII, amendments to this Agreement may only be made with the consent of: (i) the General Partner; and (ii) holders of more than 50% of the Limited Partnership Units of the Partnership then outstanding except that (a) without the consent of all Partners, no amendment shall amend this Article XVII, and (b) no amendment may change the requisite percentage of Units held by Limited Partners which are needed to give any consent or approval under this Agreement without the consent of at least such requisite percentage.

        17.2    Amendments Requiring Limited Partner Consent.    No amendment shall: (i) reduce the participation of a Limited Partner in net profits and losses or distributions of the Partnership; (ii) change the Partnership to a general partnership; (iii) reduce the liabilities, obligations or responsibilities of the General Partner; or (iv) increase the obligations or liabilities of a Limited Partner without the written consent of such Partner. Any Limited Partner that does not consent to such a proposed amendment affecting such Limited Partner may withdraw from the Partnership prior to the effectiveness of the amendment.

        17.3    Amendments Without Limited Partner Consent.    The General Partner may, in its discretion, without the consent of the Limited Partners, modify or amend any provision of this Agreement for any of the following purposes: (i) for the purpose of adding to this Agreement any further covenants, restrictions, undertakings or other provisions for the protection of the Limited Partners; (ii) to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions contained herein or otherwise to more accurately reflect the intent of the General Partner in connection with the operations of the Partnership or the computation and determination of allocations hereunder; (iii) to cause the allocations contained herein to comply with Section 704 of the Code or any other statutory provisions or regulations relating to such allocations; (iv) to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes; (v) to ensure that the Partnership is not required to register as an "investment company" under the Investment Company Act of 1940; (vi) to ensure that the Partnership is not treated as a "publicly-traded partnership" under Section 7704 of the Code; (vii) to ensure that the Partnership is not considered to hold "plan assets" within the meaning of the Employee Retirement Income Security Act of 1974; (viii) to ensure that the Partnership is not in violation of any applicable law or regulation, including to bring the Partnership into compliance with the securities or Blue Sky laws of the SEC or any other federal agency or any state in which Units have been or will be sold; (ix) to make any other change not materially adverse to the interests of the Limited Partners; or (x) if the General Partner is expressly authorized to amend this Agreement as provided herein.

        17.4    Methods of Limited Partner Consent.    In any matter in which the consent of a Limited Partner is required, such consent shall be deemed given if either: (i) such Limited Partner affirmatively grants such consent in writing; or (ii) the Limited Partner has been furnished with a written notice of the matter(s) for which consent is requested and the Limited Partner shall have failed to respond to such notice within the time period designated for such in the notice.

ARTICLE XVIII
POWER OF ATTORNEY.

        18.1    Power of Attorney Generally.    Each Limited Partner, by becoming a Limited Partner, constitutes and appoints the General Partner its true and lawful attorney-in-fact and agent in his name, place and stead to make, execute, sign, acknowledge, file and record from time to time with respect to the Partnership:

          (a)  Any documents and instruments that the General Partner deems appropriate to reflect any amendment, change or modification of the Partnership, in accordance with the terms of this Agreement;

          (b)  Any certificates, documents or instruments that the General Partner deems necessary or appropriate to effect the dissolution of the Partnership; and

          (c)  All such other certificates, documents and instruments that may be required by the laws of the State of Illinois, the United States of America, or any other jurisdiction in which the Partnership may do business to effectuate, implement, continue and defend the valid and subsisting existence of the Partnership.

        18.2    General Partner Action.    The General Partner shall take no action as such attorney that would in any way increase the liability of any Limited Partner beyond the liability expressly set forth in this Agreement.

        18.3    Survival of Power of Attorney.    The power of attorney granted by each Limited Partner to the General Partner shall be a power coupled with an interest, shall be irrevocable and shall survive the death, incompetence or dissolution of such Limited Partner and the delivery of an assignment by a Limited Partner of his Units, except that where the assignee thereof has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any certificate, instrument or document necessary to effect such substitution.

        18.4    Exercise of Power of Attorney.    The power of attorney granted herein shall be exercisable by the General Partner for each Limited Partner by a facsimile signature or by listing all the Limited Partners executing any instrument with a single signature of the General Partner.

ARTICLE XIX
NOTICES.

        Any notice given pursuant to this Agreement may be served personally on the Partner to be notified or may be mailed, postage prepaid, registered with return receipt requested, addressed as follows, or at such other address as a Partner may from time to time designate in writing:

        To the General Partner: At the address set forth in Section 3.2 hereof.

        To any Limited Partner: At the address as last provided to the General Partner in writing.

ARTICLE XX
PARTITION.

        The Partner agrees that the Partnership properties are not suitable for partition. Accordingly, each of the Partners irrevocably waives any and all rights that he may have to maintain any action for partition of any of the Partnership's property.

ARTICLE XXI
ENTIRE AGREEMENT.

        This Agreement constitutes the entire agreement among the parties.

ARTICLE XXII
GOVERNING LAW.

        This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law. Any and all litigation arising out of this Agreement shall be conducted only in courts located in the State of Illinois.

ARTICLE XXIII
BINDING EFFECT.

        All the terms and conditions of this Agreement shall be binding upon the Partners and their legal representatives, heirs, successors and assigns of the Partners except as otherwise expressly provided in this Agreement.

ARTICLE XXIV
PRONOUNS.

        Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter genders.

ARTICLE XXV
CAPTIONS.

        Captions and section headings contained in this Agreement are inserted for convenience only and in no way define, limit or extend the scope or intent of any provision of this Agreement.

ARTICLE XXVI
COUNTERPARTS.

        This Agreement, and any amendment thereto, may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In addition, this Agreement, and any amendment thereto, may contain more than one counterpart of the signature page, and all such counterpart signature pages shall have the same force and effect as though all parties had signed a single signature page.

ARTICLE XXVII
COPY ON FILE.

        Each Partner agrees that one original of this Agreement, or set of original counterparts, shall be held at the principal place of business of the Partnership and that there shall be distributed to each Partner a composite conformed copy of this Agreement.

[Signature Page to Follow]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

GENERAL PARTNER:
DEARBORN CAPITAL MANAGEMENT, L.L.C.
By:	Dearborn Capital Management, Ltd., its Managing Member
	By:	David M. Kavanagh, its President
LIMITED PARTNERS:

APPENDIX B

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
LIMITED PARTNERSHIP UNITS
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
c/o Dearborn Capital Management, L.L.C.
550 West Jackson Boulevard, Suite 1300
Chicago, Illinois 60661

Dear Sir or Madam:

        1.    Subscription for Units.    I hereby subscribe for the dollar amount of Limited Partnership Units ("units") in Grant Park Futures Fund Limited Partnership (the "Fund") as set forth in this Subscription Agreement and Power of Attorney, at the asset value per unit as set forth in the prospectus of the Fund dated                         , 2003 (the "prospectus"). I have (i) enclosed a check payable to "Grant Park Futures Fund Limited Partnership — Subscription Agreement," in the full amount of my subscription, (ii) authorized a wire transfer to the Fund's account (as set forth in this Subscription Agreement and Power of Attorney) in the full amount of my subscription, or (iii) authorized my selling agent to debit my customer securities account in the full amount of my subscription. Dearborn Capital Management, L.L.C. (the "General Partner"), in its sole and absolute discretion, may accept or reject this subscription in whole or in part. Once submitted, all subscriptions are irrevocable.

        2.    Representations and Warranties of Subscriber.    I have received the prospectus, the Third Amended and Restated Limited Partnership Agreement and the most recent monthly report of the Fund if trading has commenced for the class of units in which I am investing. I acknowledge that I am making the representations and warranties set forth in Appendix C to the prospectus, including the applicable requirements relating to net worth and annual income. If subscriber is not an individual, the person signing the Subscription Agreement and Power of Attorney on behalf of the subscriber is duly authorized to execute such signature page.

        3.    Power of Attorney.    In connection with my purchase of units, I do hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful attorney-in-fact, with full power of substitution, in my name, place and stead, (i) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund, and (ii) to make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments that may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Fund's Third Amended and Restated Limited Partnership Agreement, including, without limitation, the execution of said Agreement itself, and the execution of all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my units.

        4.    Irrevocability; Governing Law.    I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after this Subscription Agreement and Power of Attorney has been submitted and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my units in the Fund. I hereby acknowledge and agree that this Subscription Agreement and Power of Attorney shall be governed by and shall be interpreted in accordance with the laws of the State of Illinois, without regard to principles of conflicts of laws.

  PLEASE CAREFULLY READ AND COMPLETE THE REVERSE SIDE.

B-1

Signature Page

         GRANT PARK FUTURES FUND
LIMITED PARTNERSHIP

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

IMPORTANT: READ REVERSE SIDE BEFORE SIGNING

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney and by either (i) enclosing a check payable to "Grant Park Futures Fund Limited Partnership — Subscription Account," (ii) authorizing a wire transfer in the investor's name to the Fund's subscription account at Harris Bank & Trust, Account No. 274-9513, ABA #071000288 or (iii) authorizing the Selling Agent to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of units at the net asset value per unit.

        The named investor further acknowledges receipt of the prospectus of the Fund dated                            , 2003, including the Fund's Third Amended and Restated Limited Partnership Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the units being subscribed for hereby.

1)	(a) Class of units ☐ Class A ☐ Class B	2)	Account # (must be completed)
	(b) Total $ Amount		☐ if payment is made by debit to investor's securities account, check box
(Class A minimum for existing limited partners: $15,000 ($5,000 for employee benefit plans and IRAs). Class A minimum for new investors: $200,000. Subsequent investments must be at least $15,000 ($5,000 for employee benefit plans and IRAs).)
	(Class B minimum: $10,000 ($5,000 for employee benefit plans and IRAs). Subsequent investments must be at least $2,000.)

3)	Social Security # - - Taxpayer ID # - - Taxable Investors (check one):
☐	Individual Ownership	☐	Tenants in Common	☐	Estate*	☐	UGMA/UTM
☐	Partnership*	☐	Joint Tenants with Right of Survivorship	☐	Grantor or Other Revocable Trust*		(Minor)
☐	Corporation*	☐	Tenants in Entirety	☐	Trust other than a Grantor or Revocable Trust*	☐	Community Property
Non-Taxable Investors (check one):
☐	IRA	☐	Profit Sharing*	☐	Pension*	☐	Other (specify)
☐	IRA Rollover	☐	Defined Benefit*	☐	SEP
(*Appropriate authorization documents must accompany subscription, i.e., trust, pension, estate, or corporate documents)

4)	☐ Check here if this is an addition to an existing account. Partner #:
5)	Name

6)
Additional Information (For Estates, Partnerships, Trusts and Corporations)
7)	Resident Address

		Street (P.O. Box not acceptable)		City	State	Zip Code
8)	Mailing Address (if different)

		Street		City	State	Zip Code
9)	Custodian Name and Mailing Address

		Name	Street	City	State	Zip Code

10)	INVESTOR(S) MUST SIGN
	X		X

		Signature of InvestorDate Telephone No.		Signature of Joint Investor (if any) or CustodianDate

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: ☐.
Under penalties of perjury, by signature above, I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

11)	FINANCIAL ADVISOR MUST SIGN
I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of the General Partner with respect to an investment in the units, as set forth in the prospectus dated              , 2003. I have also informed the investor that there is little likelihood of a public trading market developing for the units.
I have reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.
The Financial Advisor MUST sign below in order to substantiate compliance with NASD Rule 2810.
	X			X

		Financial Advisor Signature	Date		Office Manager Signature (if required by Selling Firm procedures)	Date

12)
Selling Firm	F.A. Name	F.A. Number

(print clearly for proper credit)

F.A. Phone	F.A. Fax	F.A. Email Address
F.A. Address

(for confirmation)	Street (P.O. Box not acceptable)	City	State	Zip Code

APPENDIX C

SUBSCRIPTION REQUIREMENTS

        To subscribe for limited partnership units in the Grant Park Futures Fund Limited Partnership, you must:

  •
  execute and deliver to the selling agent who solicited your subscription the subscription agreement and power of attorney, and any other documents needed (for example, fund, pension, corporate authorizations, as applicable); and

  •
  unless you intend to make payment by debiting your brokerage account with your selling agent, deliver to your selling agent a check in the full amount of the subscription payable to "Grant Park Futures Fund Limited Partnership, Subscription Account," or authorize a wire transfer in the amount of your subscription in accordance with the instructions set forth in the subscription agreement and power of attorney.

        The minimum investment in Class A units for existing limited partners and their affiliates is $15,000, except for existing limited partners that are eligible employee benefit plans and/or individual retirement accounts for which the minimum investment is $5,000. The minimum initial investment in Class A units for new investors is $200,000. Subsequent investments in Class A units for all Class A limited partners must be at least $15,000 or, in the case of additional investments in Class A units by employee benefit plans or individual retirement accounts, $5,000.

        The minimum initial investment in Class B units is $10,000, except for eligible employee benefit plans and/or individual retirement accounts for which the minimum initial investment is $5,000. Subsequent investments in Class B units for all limited partners must be at least $2,000.

        Any of these minimums may be waived by the general partner in its sole discretion. You will be required to reimburse the Fund and Dearborn Capital Management, L.L.C., the general partner of the Fund, for any expense or loss incurred as a result of the cancellation of your units due to your failure to deliver good funds in the amount of the subscription price.

        By executing and delivering the subscription agreement and power of attorney, you irrevocably subscribe for Class A units or Class B units, as specified, at a price equal to the net asset value per unit of the class subscribed for as of the close of business on the last business day of the month in which your subscription is accepted, provided your subscription is received at least five business days prior to the month end. The general partner may accept or reject your subscription, in whole or in part, in its sole discretion. If your subscription is accepted, you agree to contribute your subscription to the Fund and to be bound by the terms of the limited partnership agreement (a form of which is attached as Appendix A to the Fund's prospectus). By executing and delivering the subscription agreement and power of attorney, you will be deemed to have executed the limited partnership agreement.

        As an inducement to the general partner to accept your subscription, you, by executing and delivering your subscription agreement and power of attorney, represent and warrant to the Fund, the general partner, the clearing brokers and the selling agent who solicited your subscription as follows:

1.
You are of legal age to execute the subscription agreement and power of attorney and are legally competent to do so. You acknowledge that you have received and read a copy of the prospectus, including the limited partnership agreement contained therein.

2.
All information that you have furnished to the general partner or that is set forth in the subscription agreement and power of attorney submitted by you is correct and complete as of the date of the subscription agreement and power of attorney, and if there should be any change in such information before acceptance of your subscription, you will immediately furnish the revised or corrected information to the general partner.

3.
Unless paragraph 4 or 5 below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.

4.
The subscription, if made as custodian for a minor, is a gift that you have made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

5.
If you are subscribing in a representative capacity, you have full power and authority to purchase the units and enter into and be bound by the subscription agreement and power of attorney on behalf of the entity for which you are purchasing the units, and such entity has full right and power to purchase such units and enter into and be bound by the subscription agreement and power of attorney and become a limited partner pursuant to the limited partnership agreement.

6.
You either are not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or, if you are required to be so registered and to have such membership, are duly registered with the CFTC and are a member in good standing of the NFA.

7.
If you are acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), the individual signing the subscription agreement and power of attorney on your behalf hereby further represents and warrants as, or on behalf of, the plan responsible for purchasing units (the "Plan Fiduciary") that:

(a)
the Plan Fiduciary has considered an investment in the Fund for such plan in light of the risks relating thereto;

(b)
the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund is consistent with the Plan Fiduciary's responsibilities under ERISA;

(c)
the plan's investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the plan or any agreement thereunder;

(d)
the plan's investment in the Fund has been duly authorized and approved by all necessary parties;

(e)
none of the general partner, any trading advisor, any clearing brokers, any selling agent, or any of their respective affiliates, agents or employees (1) has investment discretion with respect to the investment of assets of the plan used to purchase units, (2) has authority or responsibility to or regularly gives investment advice with respect to the assets of the plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the plan and that such advice will be based on the particular investment needs of the plan, or (3) is an employer maintaining or contributing to the plan; and

(f)
the Plan Fiduciary (1) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that plan investments be diversified so as to minimize the risks of large losses, (2) is independent of the general partner, the trading advisors, the clearing brokers, any selling agent and each of their respective affiliates, and (3) is qualified to make such investment decision.

        You will, at the request of the general partner, furnish the general partner with such information as the general partner may reasonably require to establish that the purchase of the units by the plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.

8.
If you are acting on behalf of a trust (the "Subscriber Trust"), the individual signing the subscription agreement and power of attorney on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.

9.
You have a net worth of at least $150,000, exclusive of home, furnishings and automobiles, or an annual gross income of at least $45,000 and a net worth, similarly calculated, of at least $45,000. If you are a resident of any of the following states, you must also meet the requirements set forth below for that state. Furthermore, in no event may you invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in the Fund. Net worth in all cases is exclusive of home, furnishings and automobiles.

Alaska, Arizona, Minnesota Mississippi, Oklahoma, Oregon or South Dakota	Net worth of at least $225,000 or a net worth of at least $60,000 and an annual gross income of $60,000.
California	Net worth of at least $250,000 or net worth of at least $100,000 and an annual gross income of at least $65,000.
Iowa	Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000. Minimum purchase for IRAs and employee benefit plans in Iowa is $3,000.
Maine	Net worth of at least $225,000, or net worth of $100,000 and an annual gross income of $100,000.
Massachusetts, Michigan, Missouri, Nebraska, North Carolina or Texas	Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000
New Hampshire	Net worth of at least $225,000 or a net worth of at least $125,000 and an annual taxable income of at least $50,000.
Pennsylvania	Net worth of at least $175,000 or a net worth of at least $100,000 and an annual taxable income of $50,000.
Tennessee	Net worth of at least $250,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.
10.
You understand that the investment is not liquid, except in accordance with the redemption provisions of the limited partnership agreement, as amended from time to time.

11.
You understand that an investment in the Fund is a highly speculative venture involving a high degree of financial risk.

12.
You acknowledge that due to anti-money laundering requirements operating in the United States, as well as the Fund's own internal anti-money laundering policies, the Fund, the general partner and/or your selling agent may require further identification of you and the source of your subscription funds before your subscription agreement and power of attorney can be processed, subscription monies accepted, or request for redemption processed. The Fund, the general partner, your selling agent and each of their respective principals, members, shareholders, directors, officers, and employees shall be held harmless and indemnified against any losses, expenses or liabilities arising as a result of a failure to process your subscription agreement and power of attorney or any request for redemption if you have not satisfactorily provided any information that has been required by an indemnified party. You further acknowledge that all subscription payments delivered to the Fund must originate directly from a bank or brokerage account in your name. You represent and warrant that you are not involved in any anti-money laundering scheme and that acceptance by the general partner of your subscription agreement and power of attorney to subscribe for units in the Fund, together with acceptance of the appropriate remittance, will not breach any applicable laws, rules and regulations designed to avoid money laundering, including the provisions of the Bank Secrecy Act of 1970, as amended. Specifically, you represent and warrant that all evidence of identity provided is genuine and all related information furnished, and to be furnished in the future, is accurate.

  (a)
  You represent and warrant that you are subscribing for units for your own account and own risk, and, unless you advise the general partner and your selling agent to the contrary in writings and identify with specificity supplementally each beneficial owner on whose behalf you are acting, you represent that you are not acting as a nominee for any other person or entity, and no other person or entity will have a beneficial or economic interest in your units. You also represent that you do not have the present intention or obligation to sell, distribute or transfer the units, directly or indirectly, to any other person or entity or to any nominee account.

  (b)
  If you are (i) acting as trustee, agent, representative or disclosed nominee for another person or entity, or (ii) an entity investing on behalf of underlying investors, other than a publicly traded company listed on an organized exchange (or a subsidiary or a pension fund of such a company) based in a Financial Action Task Force ("FATF") Compliant Jurisdiction (the persons, entities and underlying investors referred to in (i) and (ii) being referred to collectively as the "Beneficial Owners"), you represent and warrant that:

  (A)
  You understand and acknowledge the representations, warranties and agreements made in this paragraph 12 are made by you (i) with respect to you, and (ii) with respect to the Beneficial Owners;

  (B)
  You have all requisite power and authority from the Beneficial Owners to execute and perform the obligations under the subscription agreement and power of attorney;

  (C)
  You have adopted and implemented anti-money laundering policies, procedures and controls that comply with, and will continue to comply in all respects with, the requirements of applicable anti-money laundering laws and regulations; and

  (D)
  You have established the identity of or have access to all Beneficial Owners, hold evidence of or have access to such identities, and (i) will make such information available to the general partner and/or your selling agent upon request, or (ii) will provide a certificate signed by you or by a senior officer of you with respect to your compliance with the anti-money laundering policies, procedures and controls, and, in either case, have procedures in place to ensure that no Beneficial Owner is a Prohibited Investor.

  (c)
  You represent and warrant that, to the best of your knowledge and belief, neither you, any Beneficial Owners nor any person controlling, controlled by, or under common control with any such Beneficial Owners, nor any person having a beneficial or economic interest in any such Beneficial Owners, is a Prohibited Investor or, unless disclosed to the general partner and your selling agent in writing, a Senior Foreign Political Figure or a member of the Immediate Family or a Close Associate of a Senior Foreign Political Figure, and you are not investing and will not invest in the Fund on behalf or for the benefit of any Prohibited Investor. You agree promptly to notify the general partner and your selling agent of any change in information affecting the representations and warranties in this paragraph 12.

  (d)
  You represent and warrant that the funds being used to make this investment are not derived from any unlawful or criminal activities.

  (e)
  For purposes of this paragraph 12, the following terms shall have the following meanings:

  •
  Close Associate of a Senior Foreign Political Figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

  •
  FATF-Compliant Jurisdiction is a jurisdiction that (i) is a member in good standing of FATF and (ii) has undergone two rounds of FATF mutual evaluations.*

*
For a current list of FATF-compliant jurisdictions refer to the Financial Action Task Force website,

http://www1.oecd.org/fatf/NCCT_en.htm

•
FATF means the Financial Action Task Force on Money Laundering.

•
Foreign Bank means an organization that (i) is organized under the laws of a non-U.S. country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a non-U.S. bank.

•
Foreign Shell Bank means a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate. Regulated Affiliate means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

•
Immediate Family of a Senior Foreign Political Figure typically includes such person's parents, siblings, spouse, children and in-laws.

•
Non-Cooperative Jurisdiction means any non-U.S. country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the FATF, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur.**

**
The list of Non-Cooperative Countries and Territories is amended periodically. For a current list of Non-Cooperative Countries and Territories, refer to the Financial Action Task Force website,
 http://www1.oecd.org/fatf/NCCT_en.htm

•
Physical Presence means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank (i) employs one or more individuals on a full-time basis, (ii) maintains operating records related to its banking activities, and (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

•
Prohibited Investor means (i) a person or entity whose name appears on the various lists issued and maintained by the U.S. Office of Foreign Assets Control ("OFAC"), including the List of Specially Designated Nationals and Blocked Persons, the Specially Designated Terrorists List and the Specially Designated Narcotics Traffickers List;***

(ii) a Foreign Shell Bank; or (iii) a person or entity who is a citizen or resident of, or which is located in, or whose subscription funds are transferred from or through, a Foreign Bank in a Non-Cooperative Jurisdiction or Sanctioned Regime.

***
The OFAC lists may be found at the OFAC website: http://www.treas.gov/ofac

•
Regulated Affiliate means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

•
Sanctioned Regimes means targeted foreign countries, terrorism sponsoring organizations and international narcotics traffickers in respect of which OFAC administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals.****

****
As of the date of this prospectus, OFAC has imposed sanctions upon the following regimes: the Balkans, Burma (Myanmar), Cuba, Iran, Iraq, Liberia, Libya, North Korea, Sierra Leone, Sudan, Taliban (Afghanistan), UNITA (Angola), Yugoslavia (Serbia and Montenegro) and Zimbabwe.

•
Senior Foreign Political Figure means a senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

APPENDIX D

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
REQUEST FOR REDEMPTION

                          , 200
(Please date)

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
c/o Dearborn Capital Management, L.L.C.
550 West Jackson Boulevard, Suite 1300
Chicago, Illinois 60661

Dear Sir or Madam:

        I hereby request redemption of the number/dollar amount of limited partnership units on the Redemption Date (as defined below) specified below, subject to all of the conditions set forth in the Third Amended and Restated Limited Partnership Agreement of Grant Park Futures Fund Limited Partnership (the "Fund"):

Class A:	Requested Redemption Date:	, 200

Class B:

(Specify number or dollar amount of units to be redeemed in each Class and the month-end on which you want the redemption to take effect. If no number or dollar amount is specified, it will be assumed that the limited partner wishes to redeem all units. If no month is specified, it will be assumed that the limited partner wishes that the redemption take effect as of the next available Redemption Date.)

        I understand that a limited partner may cause any of its units to be redeemed by the Fund for an amount equal to the net asset value per applicable unit as of the close of business on the last business day of any calendar month (the "Redemption Date") if at least 10 days prior to the Redemption Date, or at an earlier date if required by its selling agent, Dearborn Capital Management, L.L.C. (the "General Partner") receives a written request for redemption indicating the number or dollar amount of units the limited partner wishes to redeem. I understand that Class A limited partners will not pay a fee in order to cause the Fund to redeem all or any part of their investment, other than incentive fees and other accrued expenses, as described in the prospectus. I also understand that Class B limited partners will pay no redemption fees, except that Class B limited partners who redeem units prior to the one year anniversary of their subscription for the redeemed units will pay the General Partner an early redemption fee. This early redemption fee will be based on the net asset value of the redeemed units as of the close of business on the Redemption Date and will be calculated as follows:

  •
  units redeemed on or before the third month-end after the subscription will be subject to a fee of 3.5% of the net asset value of the redeemed units;
  •
  units redeemed after the third month-end and on or before the sixth month-end after the subscription will be subject to a fee of 2.625% of the net asset value of the redeemed units;
  •
  units redeemed after the sixth month-end and on or before the ninth month-end after the subscription will be subject to a fee of 1.75% of the net asset value of the redeemed units; and
  •
  units redeemed after the ninth month-end and before the one-year anniversary of the subscription will be subject to a fee of 0.875% of the net asset value of the redeemed units.

        I understand that the units will be redeemed on a "first-in, first-out" basis, such that the redeemed units will be deemed to have been acquired on the redeeming limited partner's earliest subscription date for which units have not yet been redeemed. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the units to which this Request for Redemption relates, with full power and authority to request redemption of such units. Such units are not subject to any pledge or otherwise encumbered in any fashion.

United States Taxable Limited Partners Only

        Under penalties of perjury, by signature below, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of Section 3406(a)(1)(c) of the Internal Revenue Code.

Non-United States Limited Partners Only

        Under penalties of perjury, by signature below, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor that is not an individual), the investor is not a United States corporation, partnership, estate or trust.

ALL REDEMPTION PROCEEDS WILL BE PAYABLE BY CHECK IN THE NAME OF THE INVESTOR AND MAILED TO THE INVESTOR'S ADDRESS ONLY UNLESS THE GENERAL PARTNER AGREES OTHERWISE.

SIGNATURES ON REVERSE SIDE MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF FUND ARE REGISTERED.

D-1

UNITS REGISTERED IN THE NAME(S) OF:

Type or Print Name	Social Security or Taxpayer ID

Street

City	State	Zip Code

Account #	Type	FA

SIGNATURE(S)

Individual Owner(s) or Assignee(s)

Signature(s) of owner(s) or assignee(s)
Entity Owner (or Assignee)

By:

(Trustee, partner or authorized officer. If a corporation, include a certified copy of authorizing resolution.)
NOTE:	If the entity owner is a trustee, custodian, or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.
Plan Participant

Type or Print Name

(Signature)

THIS REQUEST FOR REDEMPTION MUST BE RECEIVED BY THE GENERAL PARTNER AT LEAST TEN (10) DAYS PRIOR TO THE REDEMPTION DATE ON WHICH YOUR REDEMPTION IS TO BECOME EFFECTIVE OR AT AN EARLIER DATE IF REQUIRED BY YOUR SELLING AGENT.

D-2

APPENDIX E

GLOSSARY

        The following glossary may assist prospective investors in understanding certain terms used in this prospectus:

          Affiliate.    An affiliate of a person is (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person, (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person, (c) any person, directly or indirectly, controlling, controlled by or under common control of such person, (d) any officer, director or partner of such person, or (e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

          Allocated Net Assets.    The portion of the Fund's net assets allocated to a trading advisor and subject to that trading advisor's investment discretion (including any notional funds), together with any appreciation or depreciation in such assets.

          CEA.    Commodity Exchange Act, as amended.

          CFMA.    Commodity Futures Modernization Act of 2000.

          CFTC.    Commodity Futures Trading Commission. An independent regulatory commission of the U.S. government empowered to regulate futures transactions and other commodity interest transactions under the CEA.

          CISDM (formerly MAR/Zurich) Fund/Pool Qualified Universe Index.    A dollar weighted index named after the University of Massachusetts Center for International Securities and Derivatives Markets that includes the performance of various public and private commodity pools that have the objective of speculative trading profits. The CISDM Index is utilized as a broad measure of overall managed futures returns, as compared to other indices that measure the overall returns of stocks and bonds as separate asset classes. The CISDM Index is not the same as an investment in the Fund, and the Fund may perform quite differently than the CISDM Index, just as, for example, an individual stock may perform quite differently from the S&P 500 Index.

          Clearing Broker.    Any person who engages in the business of effecting transactions in commodity interests for the account of the Fund.

          Commodity.    Refers to goods, wares, merchandise, produce and in general everything that is bought and sold in commerce, including financial instruments that have been selected as appropriate vehicles for trading on various national and international exchanges or markets located in principal marketing and commercial areas.

          Commodity Interest.    A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or other contract or transaction described in this prospectus the value of which is tied to an underlying commodity.

          Daily Price Fluctuation Limit.    The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a futures contract or options on futures contract that can occur on an exchange on a given day in relation to the previous day's settlement price. Such maximum permitted fluctuation is subject to change from time to time by the exchange. These limits generally are not imposed outside the U.S.

          Delivery.    The process of satisfying a futures contract, option on a commodity or a forward contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof. Certain financial instrument contracts are not settled by delivery of the financial instrument, but rather are settled in cash.

          Dow Jones Industrial Average (DJIA).    A price-weighted average of 30 stocks selected by Dow Jones & Company. Because it is price-weighted, as opposed to capitalization-weighted, the stocks in the index with the highest prices have the biggest effect on the performance of the index.

          Draw-down.    Losses experienced by the composite record over a specified period. Draw-downs are measured on the basis of month-end net asset values only.

          EFP.    Exchange for physical. An EFP transaction involves the spot purchase or sale of a commodity in conjunction with the offsetting sale or purchase of a corresponding futures contract involving the same or equivalent commodity, without making an open competitive trade on an exchange as permitted by exchange rules.

          ERISA.    Employee Retirement Income Security Act of 1974, as amended.

          ERISA Plan.    Employee benefit plan governed by ERISA.

          FCM.    Futures commission merchant.

          Forward Contract.    A contract relating to the purchase and sale of a commodity for delivery at a future date. It is distinguished from a futures contract in that it is not traded on an exchange, and in that it is not uniform and contains terms and conditions specifically negotiated by the parties.

          Futures Contract.    A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or for cash settlement. Such contracts are uniform for each commodity on each exchange and vary only with respect to price and delivery time. It is important to note that trading in futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price, or by offsetting the contractual obligation with a countervailing contract on the same or a linked exchange prior to delivery.

          IRA.    Individual Retirement Account.

          Lehman Brothers Long Government Bond Index/Lehman Brothers Long-Term Treasury Bond Index.    Indices consisting of various government bonds that have at least one year to maturity. Total return comprises price appreciation/depreciation and income as a percentage of the original investment. These indices are rebalanced monthly by market capitalization.

          Long Contract.    A contract to accept delivery of (i.e., to buy) a specified amount of a commodity at a future date at a specified price.

          Margin.    Good faith deposits with a clearing broker to assure fulfillment of a purchase or sale of a futures contract or, in certain cases, forward or option contract. Commodity interest margins do not usually involve the payment of interest. Original or initial margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader's broker to initiate and maintain an open position in futures contracts. Maintenance margin is the amount (generally less than the original margin) to which a trader's account may decline before the trader must deliver additional margin.

          Margin Call.    A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular exchange or a clearing broker.

          Morgan Stanley Capital International Europe, Australasia, Far East Index (MSCI EAFE Index).    A capitalization-weighted index that is designed to measure the investment returns of developed economies outside of North America. The index includes publicly traded stocks from 21 countries that are divided into industry groups, with representative stocks selected from each industry group. Cross-ownership is tracked to ensure that the market weight given each company is accurate.

          NASAA.    North American Securities Administrators Association, Inc.

          NASAA Guidelines.    The Guidelines for the Registration of Commodity Pool Programs imposed by NASAA.

          NASDAQ Composite Index.    An index that measures all NASDAQ domestic and non-U.S. based common stocks listed on the NASDAQ Stock Market (currently over 4,000 companies). The index is market-value weighted. This means that each company's stock affects the index in proportion to its market value. The market value, the last sale price multiplied by total shares outstanding, is calculated throughout the trading day, and is related to the total value of the index.

          NAV.    Net asset value. Net asset value as of a specified time with respect to any class of units or of the Fund as a whole equals the value of the net assets attributable to such class or of the Fund, as applicable, as of that time.

          NFA.    National Futures Association. A self-regulatory organization for commodity interest professionals.

          Net Assets.    The total assets attributable to any class of units or of the Fund, as applicable, including all cash, plus Treasury securities at accrued interest and the market value of all open commodity interest positions attributable to such class or of the Fund, less all liabilities attributable to such class or of the Fund, determined in accordance with generally accepted accounting principles (GAAP).

          Net Asset Value per Unit.    Net asset value of a class of units divided by the aggregate number of units of such class outstanding.

          Net Worth.    The excess of total assets over total liabilities as determined in accordance with GAAP. Net worth is determined exclusive of home, home furnishings and automobiles.

          New Trading Profits.    The excess, if any, of the value of the trading advisor's allocated net assets as of the end of a quarter over the value of the trading advisor's allocated net assets as of the end of the most recent prior quarter in which an incentive fee was paid to the trading advisor.

          Notional Funds.    The difference between the nominal size of an account as agreed between a trading advisor and the client and the actual amount of cash funds held in the client's account at the clearing broker. Notional funds has the same meaning as notional equity.

          Open Position.    A contractual commitment arising under a commodity interest contract that has not been extinguished by an offsetting trade or by delivery.

          Option.    A contract giving the purchaser the right, as opposed to the obligation, to acquire or to dispose of the commodity, futures contract or forward contract underlying the option.

          Pit Brokerage Fees.    Includes floor brokerage, clearing fees, NFA fees and exchange fees.

          Pyramiding.    A method of using all or a part of an unrealized profit in a commodity interest contract position to provide margin for any additional commodity interest contracts of the same or related commodities.

          Round-turn Transaction.    The process of opening an investment in a commodity interest by taking a position together with the process of closing out that investment by undertaking an offsetting transaction.

          SEC.    Securities and Exchange Commission.

          Settlement Price.    The closing price for futures contracts in a particular commodity established by the clearing organization or exchange after the close of each day's trading.

          Short Contract.    A contract to make delivery of (i.e., to sell) a specified amount of a commodity at a future date at a specified price.

          Speculative Position Limit.    The maximum number of speculative futures or option contracts in any one commodity (on one contract market), imposed by the CFTC or a U.S. futures exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the U.S.

          Spot Contract.    A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity, usually with a two-day settlement. Spot contracts are not uniform and are not exchange traded.

          Spread or Straddle.    A trading strategy involving the simultaneous buying and selling of contracts on the same commodity interest but involving different delivery dates or markets and in which the trader expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

          Standard & Poor's 500 Composite Stock Index (S&P 500 Index).    A weighted index consisting of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor's based on industry representation, liquidity and stability. The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.

          Standard Deviation.    Standard deviation measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

          Sharpe Ratio.    A return/risk measure developed by William Sharpe. Return (numerator) is defined as the incremental average return of an investment over the risk free rate. Risk (denominator) is defined as the standard deviation of the investment returns.

          Swap Contract.    A transaction that generally involves contracts with a counterparty to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts generally are not uniform and not exchange traded.

          Trading Advisor.    Any entity acting in its capacity as a commodity trading advisor to the Fund.

          Unrealized Profit or Loss.    The profit or loss that would be realized on an open position if it were closed out at the current settlement price.

          Valuation Date.    The date as of which the net assets of any class of units or of the Fund are determined.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

        Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.

Amount
SEC registration fee (actual)		$16,180
NASD filing fees		*
Blue Sky expenses		*
Accountants' fees and expenses		*
Legal fees and expenses		*
Printing and engraving expenses		*
Miscellaneous expenses		*

Total	$	*

        *To be provided by amendment

Item 14. Indemnification of Directors and Officers

        The registrant will indemnify and hold harmless the general partner and its members, directors, officers, employees and agents from and against any loss, expense or other liability (including reasonable attorneys' fees and expenses) incurred by them by reason of any act performed or omission by them on behalf of the registrant, provided that (1) the general partner has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the registrant, (2) the general partner was acting on behalf of, or performing services for, the registrant, and (3) the loss or liability was not the result of negligence or misconduct by the general partner or its affiliates. Any indemnification of the general partner is recoverable only from the assets of the Fund and not from the limited partners. Nevertheless, the Fund shall not indemnify the general partner for any loss, expense or other liability arising from an alleged violation of federal or state securities laws unless the indemnification complies with the requirements for indemnification set forth in the NASAA Guidelines.

        No indemnity by the Fund will increase the liability of any limited partner beyond the amount of the limited partner's capital contribution and profits, if any, in the Fund.

Item 15. Recent Sales of Unregistered Securities

        From its formation through February 28, 2003, the registrant issued and sold its limited partnership interests in an offering exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. Similar reliance has been placed on available exemptions from securities qualification requirements under applicable state securities laws. The recipients of securities in such offering made representations as to their intention to acquire the securities for investment only and not with a view to, or for sale in connection with, any distribution thereof, as to their ability to hold such securities indefinitely and generally, as to their qualification as accredited investors under the Securities Act and Regulation D promulgated thereunder. Further, such securities were restricted as to their transferability.

        Limited partnership interests sold in each of the Fund's three most recent years totaled approximately $2.5 million in 2002, $163,000 in 2001 and $592,000 in 2000. The Fund added approximately 63 new limited partners between 2000 and 2002.

Item 16. Exhibits and Financial Statement Schedules

  (a)
  Exhibits

1.1*	Selling Agreement among the registrant, Dearborn Capital Management, L.L.C. and UBS PaineWebber, Inc.
1.2*	Selling Agreement among the registrant, Dearborn Capital Management, L.L.C. and A.G. Edwards & Sons, Inc.
1.3*	Selling Agreement among the registrant, Dearborn Capital Management, L.L.C. and Fahnestock & Co., Inc.
3.1	Third Amended and Restated Limited Partnership Agreement of the registrant (attached to the prospectus as Appendix A).
3.2*	Certificate of Limited Partnership of the registrant.
5.1*	Opinion of Katten Muchin Zavis Rosenman relating to the legality of the units.
8.1*	Opinion of Katten Muchin Zavis Rosenman with respect to federal income tax consequences.
10.1*	Advisory Contract among the registrant, Dearborn Capital Management, L.L.C., and Rabar Market Research, Inc.
10.2*	Advisory Contract among the registrant, Dearborn Capital Management, L.L.C., and EMC Capital Management, Inc.
10.3*	Advisory Contract among the registrant, Dearborn Capital Management, L.L.C., and Eckhardt Trading Company.
10.4*	Advisory Contract among the registrant, Dearborn Capital Management, L.L.C., and Graham Capital Management, L.P.
10.5	Subscription Agreement and Power of Attorney (attached to the prospectus as Appendix B).
10.6*	Clearing Agreement between the registrant and Refco, Inc., as clearing broker.
10.7*	Clearing Agreement between the registrant and UBS PaineWebber, Inc. as clearing broker.
10.8	Request for Redemption Form (attached to the prospectus as Appendix D).
16	Letter from Taglia and Associates regarding change in accountants.
23.1*	Consent of Katten Muchin Zavis Rosenman (included in Exhibit 5.1(a)).
23.2	Consent of McGladrey & Pullen LLP.
24	Power of Attorney (included on signature page to registration statement).

        *To be filed by amendment.

  (b)
  Financial Statement Schedules

  Financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17. Undertakings

(a)
The registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)
That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)
Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 4th day of April, 2003.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
by:	Dearborn Capital Management, L.L.C. its general partner

By:	David M. Kavanagh President

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints David M. Kavanagh, Margaret E. Manning, Wesley G. Nissen and Mark D. Wood his or her true and lawful attorneys-in-fact and agents, acting alone, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-1 (including any registration statement filed pursuant to Rule 462(b), (c) or (d) under the Securities Act of 1933, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in their capacity as officers of Dearborn Capital Management, L.L.C., the general partner of the registrant, on April 4, 2003.

Signature	Title

David M. Kavanagh	President (principal executive officer)

Margaret E. Manning	Vice President (principal financial and accounting officer)

EXHIBIT INDEX

Exhibit	Description
3.1	Third Amended and Restated Limited Partnership Agreement of the registrant (attached to the prospectus as Appendix A).
10.5	Subscription Agreement and Power of Attorney (attached to the prospectus as Appendix B).
10.8	Request for Redemption Form (attached to the prospectus as Appendix D).
16	Letter from Taglia and Associates regarding change in accountants.
23.2	Consent of McGladrey & Pullen LLP.
24	Power of Attorney (included on signature page to registration statement).

QuickLinks

  SUMMARY
  RISK FACTORS
  CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
SELECTED FINANCIAL DATA
  THE GENERAL PARTNER
  THE TRADING ADVISORS
PERFORMANCE OF THE FUND
  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
  THE CLEARING BROKERS
  Conflicts of Interest
  FEES AND EXPENSES
  USE OF PROCEEDS
  LIMITED PARTNERSHIP AGREEMENT
  U.S. FEDERAL INCOME TAX CONSEQUENCES
  INVESTMENT BY ERISA ACCOUNTS
  PLAN OF DISTRIBUTION
  PRIVACY POLICY
  LEGAL MATTERS
  EXPERTS
  WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS
  THE COMMODITY INTEREST MARKETS
HISTORICAL PERSPECTIVE OF THE MANAGED FUTURES INDUSTRY
POTENTIAL ADVANTAGES OF INVESTMENT
SUPPLEMENTAL PERFORMANCE INFORMATION OF GRANT PARK FUTURES FUND
APPENDIX A THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
APPENDIX B GRANT PARK FUTURES FUND LIMITED PARTNERSHIP LIMITED PARTNERSHIP UNITS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
APPENDIX C SUBSCRIPTION REQUIREMENTS
APPENDIX D GRANT PARK FUTURES FUND LIMITED PARTNERSHIP REQUEST FOR REDEMPTION
APPENDIX E GLOSSARY
PART II: INFORMATION NOT REQUIRED IN PROSPECTUS